                                                                     EXHIBIT 17A

                                                                  Execution Copy
                                                                  --------------




              ----------------------------------------------------
              ----------------------------------------------------






                       GREAT AMERICAN HOLDING CORPORATION


                                CREDIT AGREEMENT


                          Dated as of December 7, 1993



                      THE FIRST NATIONAL BANK OF BOSTON and
                    CONTINENTAL BANK N.A., as Managing Agents





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              ----------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                    PAGE

1.  Definitions; Certain Rules of Construction.........................................................1

2.  The Credits........................................................................................1
         2.1.  Revolving Credit........................................................................1
                  2.1.1.  Revolving Loan...............................................................1
                  2.1.2.  Borrowing Requests...........................................................1
                  2.1.3.  Revolving Notes..............................................................2
         2.2.  Term Credit.............................................................................2
                  2.2.1.  Term Loan....................................................................2
                  2.2.2.  Term Note....................................................................2
         2.3.  Application of Proceeds.................................................................2
         2.4.  Nature of Obligations of Lenders to Extend Credit.......................................3
         2.5.  Option to Extend Maturities of Credits..................................................3

3.  Interest; Pricing Options; Fees....................................................................3
         3.1.  Interest................................................................................3
         3.2.  Pricing Options.........................................................................4
                  3.2.1.  Eurodollar Pricing Options...................................................4
                  3.2.2.  CD Pricing Options...........................................................4
                  3.2.3.  Notice to Lenders and Company................................................5
                  3.2.4.  Selection of Interest Periods................................................5
                  3.2.5.  Additional Compensation......................................................5
                  3.2.6.  Change in Applicable Laws, Regulations, etc..................................6
                  3.2.7.  Funding Procedure............................................................6
         3.3.  Commitment Fees.........................................................................6
         3.4.  Facility Fee............................................................................6
         3.5.  Capital Adequacy; Regulatory Changes....................................................7
                  3.5.1.  Lender's Compensation........................................................7
                  3.5.2.  Substitution or Replacement of Lender........................................7
         3.6.  Taxes...................................................................................8
         3.7.     Fees Due Date........................................................................8
         3.8.     Computations of Interest.............................................................9

4.  Payment............................................................................................9
         4.1.  Payment at Maturity.....................................................................9
         4.2.  Mandatory Prepayments...................................................................9
                  4.2.1.  Revolving Loan...............................................................9
                  4.2.2.  Term Loan....................................................................9
         4.3.  Voluntary Prepayments of Loan...........................................................9
         4.4.  Reborrowing............................................................................10
         4.5.  Application of Payments................................................................10

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
         4.6.      Payment and Interest Cut-off.......................................................10

5.  Conditions to Extending Credit....................................................................10
         5.1.  Officers' Certificate..................................................................10
         5.2.  Revolving Notes........................................................................11
         5.3.  Closing Fee............................................................................11
         5.4.  AFC Agreement..........................................................................11
         5.5.  Termination of Prior Agreements........................................................11
         5.6.  Legal Opinions.........................................................................11
         5.7.  Perfection of Security.................................................................11
         5.8.  Legality, etc..........................................................................11
         5.9.  General................................................................................12

6.  Security..........................................................................................12
         6.1.  Credit Security........................................................................12
         6.2.  Additional Credit Security.............................................................13
                  6.2.1.  Additional Collateral.......................................................13
                  6.2.2.  Further Additional Collateral...............................................13
                  6.2.3.  Return of Additional Collateral.............................................13
         6.3.  Representations, Warranties and Covenants with Respect to Credit Security..............13
                  6.3.1.  Company Pledged Stock.......................................................14
                  6.3.2.  No Liens....................................................................14
                  6.3.3.  Perfection of Credit Security...............................................14
                  6.3.4.  Governmental Consents; Validity of Pledge...................................14
         6.4.  Administration of Credit Security......................................................15
                  6.4.1.  Distributions...............................................................15
                  6.4.2.  Voting......................................................................15
                  6.4.3.  Custody of Credit Security..................................................15
                  6.4.4.  Governmental Consents and Approvals.........................................16
         6.5.  Right to Realize upon Credit Security..................................................16
                  6.5.1.  Marshaling..................................................................16
                  6.5.2.  Sales of Credit Security....................................................17
                  6.5.3.  Sale without Registration...................................................17
                  6.5.4.  Application of Proceeds.....................................................18
         6.6.  Governmental Regulation................................................................19

7.  General Covenants.................................................................................19
         7.1.   Taxes and Other Charges; Accounts Payable.............................................19
                  7.1.1.  Taxes and Other Charges.....................................................19
                  7.1.2.  Accounts Payable............................................................20
         7.2.  Conduct of Business, etc...............................................................20
                  7.2.1.  Types of Business...........................................................20
                  7.2.2.  Maintenance of Properties...................................................20
                  7.2.3.  Statutory Compliance........................................................20

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
         7.3.  Transactions with Affiliates...........................................................21
         7.4.  Insurance..............................................................................21
         7.5.  Financial Statements and Reports.......................................................21
                  7.5.1.  Annual Reports..............................................................21
                  7.5.2.   22
                  7.5.3.  Other Reports...............................................................23
                  7.5.4.  Notice of Material Litigation; Notice of Defaults...........................24
                  7.5.5.  ERISA Reports...............................................................24
                  7.5.6.  Other Information...........................................................25
         7.6.  Certain Financial Tests................................................................25
                  7.6.1.  Consolidated Net Worth......................................................25
                  7.6.2.  Consolidated Net Loss.......................................................25
                  7.6.3.  GAIC Statutory Surplus......................................................25
         7.7.  Restrictions on Indebtedness...........................................................26
                  7.7.1.  Company Indebtedness........................................................26
                  7.7.2.  Additional Debt Subordination...............................................26
         7.8.  Restrictions on Liens..................................................................26
         7.9.  Restrictions on Distributions..........................................................27
         7.10.  Merger, Consolidation and Sale of Assets..............................................27
         7.11.  Distributions from Subsidiaries.......................................................28
         7.12.  Compliance with ERISA.................................................................28
         7.13.  Compliance with Environmental Laws....................................................28

8.  Representations and Warranties....................................................................29
         8.1.  Organization and Business..............................................................29
                  8.1.1.  The Company.................................................................29
                  8.1.2.  Subsidiaries................................................................29
                  8.1.3.  Qualification...............................................................29
         8.2.  Financial Statements and Other Information; Certain Agreements.........................29
                  8.2.1.  Financial Statements and Other Information..................................29
         8.3.  Licenses, etc..........................................................................30
         8.4.  Changes in Condition...................................................................31
         8.5.  Title to Assets........................................................................31
         8.6.  Litigation.............................................................................31
         8.7.  Tax Returns............................................................................31
         8.8.  Enforceability; No Legal Obstacle to Agreements........................................31
         8.9.  Defaults...............................................................................32
         8.10.  Burdensome Obligations................................................................32
         8.11.  Pension Plans.........................................................................33
         8.12.  Foreign Trade Regulations; Government Regulation......................................33
                  8.12.1.  Foreign Trade Regulations..................................................33
                  8.12.2.  Government Regulation......................................................33
         8.13.  Environmental Regulation..............................................................33
         8.14.  Disclosure............................................................................34

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
9.  Defaults..........................................................................................34
         9.1.  Events of Default......................................................................34
         9.2.  Certain Actions Following an Event of Default..........................................38
                  9.2.1.  No Obligation to Extend Credit..............................................38
                  9.2.2.  Exercise of Rights; Credit Security.........................................38
                  9.2.3.  Acceleration................................................................38
                  9.2.4.  Setoff......................................................................39
                  9.2.5.  Cumulative Remedies.........................................................39
         9.3.  Annulment of Defaults..................................................................39
         9.4.  Waivers................................................................................39

10.  Expenses; Indemnity..............................................................................40
         10.1.  Expenses..............................................................................40
         10.2.  General Indemnity.....................................................................40

11.      Operations...................................................................................41
         11.1.  Interests in Credits..................................................................41
         11.2.  Managing Agent's Authority to Act, etc................................................42
         11.3.  Company to Pay Administrative Agent, etc..............................................42
         11.4.  Lender Operations for Advances, etc...................................................42
                  11.4.1.  Advances...................................................................42
                  11.4.2.  Administrative Agent to Allocate Payments..................................42
                  11.4.3.  Delinquent Lenders.........................................................43
         11.5.  Sharing of Payments, etc..............................................................43
         11.6.  Amendments, Consents, Waivers, etc....................................................44
         11.7.  Managing Agent's Resignation..........................................................45
         11.8.  Concerning the Managing Agents........................................................46
                  11.8.1.  Action in Good Faith, etc..................................................46
                  11.8.2.  No Implied Duties, etc.....................................................46
                  11.8.3.  Validity, etc..............................................................46
                  11.8.4.  Compliance.................................................................46
                  11.8.5.  Employment of Managing Agents and Counsel..................................47
                  11.8.6.  Reliance on Documents and Counsel..........................................47
                  11.8.7.  Managing Agent's Reimbursement.............................................47
         11.9.  Rights as a Lender....................................................................47
         11.10.  Independent Credit Decision..........................................................48
         11.11.  Indemnification......................................................................48

12.  Successors and Assigns; Lender Assignments and Participations....................................48
         12.1.  Assignments by Lenders................................................................49
                  12.1.1.  Assignees and Assignment Procedures........................................49
                  12.1.2.  Terms of Assignment and Acceptance.........................................50
                  12.1.3.  Register...................................................................51

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
                  12.1.4.  Notes......................................................................51
                  12.1.5.  Foreign Persons............................................................51
                  12.1.6.  Federal Reserve Bank.......................................................52
                  12.1.7.  Further Assurances.........................................................52
         12.2.  Credit Participants...................................................................52

13.  Confidentiality..................................................................................53

14.  Notices..........................................................................................54

15.  Course of Dealing, Amendments and Waivers........................................................54

16.  Defeasance.......................................................................................55

17.  Venue; Service of Process........................................................................55

18.  WAIVER OF JURY TRIAL.............................................................................55

19.  Acknowledgements.................................................................................56

20.  General..........................................................................................56

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





                                    EXHIBITS


Exhibit 1         -        Definitions of Capitalized Terms

Exhibit 2.1.3     -        Form of Revolving Note

Exhibit 2.2.2     -        Form of Term Note

Exhibit 5.1       -        Form of Officers' Certificate

Exhibit 5.4       -        Form of AFC Agreement

Exhibit 8.1       -        Chiquita, Penn Central and Material Subsidiaries

Exhibit 8.11      -        Defined Benefit Plans

Exhibit 8.13      -        Environmental Disclosure

Exhibit 12.1.1    -        Assignment and Acceptance



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                       GREAT AMERICAN HOLDING CORPORATION

                                CREDIT AGREEMENT


         This Agreement, dated as of December 7, 1993, is among Great American Holding Corporation, an Ohio corporation, The First National Bank of Boston, for itself and as Administrative Agent and as Managing Agent for the Lenders (as defined in Exhibit 1), Continental Bank N.A., for itself and as Collateral Agent and as Managing Agent for the Lenders, and the other Lenders from time to time party hereto. The parties agree as follows:

1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section shall include all subsections thereof and (d) the word "including" shall be construed as "including without limitation". Certain capitalized terms are used in this Agreement as specifically defined in Exhibit 1.

2.  THE CREDITS.

         2.1. REVOLVING CREDIT.

                  2.1.1. REVOLVING LOAN. Subject to all the terms and conditions of this Agreement and so long as no Default exists, each Lender will severally lend to the Company loans in an aggregate principal amount not to exceed at any time outstanding such Lender's Percentage Interest in an amount (the "Maximum Amount of Credit") equal to the lesser of:

                  (a) $300,000,000 or

                  (b) such amount (in an integral multiple of $1,000,000) specified by irrevocable notice from the Company to the Lenders. The aggregate principal amount of the loans made pursuant to this Section
         2.1.1 at any one time outstanding is referred to as the "Revolving
         Loan".

                  2.1.2. BORROWING REQUESTS. Revolving loans will be made to the Company by the Lenders under Section 2.1.1 on any Banking Day on or after the initial Closing Date and prior to the Conversion Date. Not later than noon (Boston time) on the first Banking Day (second Banking Day if any portion of such loan will be subject to a CD Pricing Option and third Banking Day if any portion of such loan will be subject to a Eurodollar Pricing Option on the requested Closing Date) prior to the requested Closing Date for any such loan, the Company will give the Administrative Agent notice of its request (which may be given by a telephone call received by an Administrative

         Agent Officer and promptly confirmed in writing), specifying (a) the amount of the requested loan (not less than $1,000,000 and an integral multiple of $1,000,000), and (b) the requested Closing Date therefor. Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Company with the Administrative Agent. In connection with each such loan, the Company shall furnish to the Administrative Agent a certificate dated the applicable Closing Date in substantially the form of Exhibit 5.1, together with any other documents required by Section 5.

                  2.1.3. REVOLVING NOTES. The Revolving Loan shall be evidenced by notes in substantially the form of Exhibit 2.1.3 (the "Revolving Notes") payable by the Company to the respective Lenders. Each Lender shall keep a record of the date and amount of (a) each loan made by such Lender pursuant to Section 2.1.1 and (b) each payment of principal made pursuant to Section 4. The record made by each Lender pursuant to this Section shall, in the absence of manifest error, be conclusive. Prior to the transfer of any Revolving Note, the Lender shall endorse on a schedule thereto appropriate notations evidencing such dates and amounts; PROVIDED, HOWEVER, that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Company under this Agreement, the Notes or any other Credit Document.

         2.2.  TERM CREDIT.

                  2.2.1. TERM LOAN. Subject to all the terms and conditions hereof and so long as no Default exists, on the Conversion Date each Lender will severally lend to the Company as a term loan an aggregate amount not in excess of such Lender's Percentage Interest in the principal amount of the Revolving Loan outstanding on such date. The aggregate principal amount of the loans made pursuant to this Section
         2.2.1 at any one time outstanding is referred to as the "Term Loan".

                  2.2.2. TERM NOTE. The Term Loan shall be made at the Boston Office by crediting the amount of such loan to the Revolving Loan against delivery to the Administrative Agent of separate notes of the Company in substantially the form of Exhibit 2.2.2 (the "Term Notes") payable to the respective Lenders. Each Term Note shall be in a principal amount equal to each Lender's respective Percentage Interest in the Term Loan. In connection with the Term Loan, the Company shall furnish to the Administrative Agent a certificate dated the Conversion Date in substantially the form of Exhibit 5.1, together with any other documents required by Section 5.

         2.3. APPLICATION OF PROCEEDS. The Company covenants that the proceeds of the Loan will be applied only for lawful corporate purposes of the Company, including increasing the statutory capital of GAIC and making loans or advances to AFC for AFC's lawful corporate purposes, and for the repayment by the Company of all Indebtedness outstanding under the

Prior Credit Agreements. The Company will not directly or indirectly apply any part of the proceeds of any extension of credit made pursuant to this Agreement to purchase or to carry Margin Stock or to refinance any loan incurred for such purpose or to any transaction prohibited by the Foreign Trade Regulations or by other laws or regulations applicable to any of the Lenders.

         2.4. NATURE OF OBLIGATIONS OF LENDERS TO EXTEND CREDIT. The Lenders' obligations under this Agreement to make the Loans are several and are not joint or joint and several. If any Lender shall fail to perform its obligations to extend such credit, the amount of the Commitment of the Lender so failing to perform may be assumed by the other Lenders, in their absolute discretion, in such proportions as such Lenders may agree among themselves, so that the aggregate amount of the Commitment to make the Loans provided for in this
Section 2 shall not be reduced and the Percentage Interest of each other Lender shall be appropriately adjusted; PROVIDED, however, that such assumption and adjustment shall not relieve the Lenders from any of their obligations to make such extension of credit or to repay any Delinquent Payment required by Section 11.4.3.

         2.5. OPTION TO EXTEND MATURITIES OF CREDITS. So long as no Default exists, the Company may request by written notice to the Administrative Agent, not more than 150 days nor less than 120 days prior to the Conversion Date and any three-year anniversary thereafter, that the Conversion Date and the Final Maturity Date be extended for an additional three-year period. The Lenders shall consider such request in their sole discretion, and may propose additional terms, including changes in the interest rates, fees and covenants as a condition to any extension. Any decision to extend the Conversion Date and the Final Maturity Date must be unanimously agreed to in writing by all Lenders. The Administrative Agent on behalf of the Lenders shall provide a written response to the Company's request not later than 60 days prior to such anniversary. In the event that all Lenders offer to extend the maturities of the credits pursuant hereto, the Company may accept such offer by written notice received by the Administrative Agent not later than 30 days prior to such anniversary.

3.  INTEREST; PRICING OPTIONS; FEES.

         3.1. INTEREST. The Loan shall accrue and bear daily interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loan, the Company will, on each Payment Date, beginning on the first Payment Date after the initial Closing Date, pay the accrued and unpaid interest on the portion of the Loan which was not subject to a Pricing Option. On the last day of each Interest Period or on any earlier termination of any Pricing Option, the Company will pay the accrued and unpaid interest on the portion of the Loan which was subject to the Pricing Option which expired or terminated on such date; PROVIDED, HOWEVER, that if any Interest Period is longer than three months, the Company will also pay the accrued and unpaid interest on the portion of the Loan subject to the Pricing Option having such Interest Period at three month intervals, the first such payment to be made on the last Banking Day of the three month period which begins on the first day of such Interest Period. On any stated or accelerated maturity of the Loan, the Company will pay all accrued and unpaid interest on the Loan, including any accrued and unpaid interest on such portion of the Loan which is subject to a Pricing Option. In addition, the Company will, on demand, pay daily interest on any overdue installments of principal and, to the extent not prohibited by applicable law, on any overdue installments of interest and fees owed under any Credit Document at a rate per annum which is at all times equal to the sum of 3% PLUS the highest Applicable Rate then in effect. All payments of interest hereunder shall be made to the Administrative Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests.

         3.2.  PRICING OPTIONS.

                  3.2.1. EURODOLLAR PRICING OPTIONS. Subject to all the terms and conditions hereof and so long as no Default exists, the Company may from time to time, by irrevocable notice to the Administrative Agent received not less than three Banking Days prior to the commencement of the Eurodollar Interest Period selected in such notice, elect to have such portion of the Loan as the Company may specify in such notice accrue and bear daily interest during the Eurodollar Interest Period so selected at the Applicable Rate computed on the basis of the Eurodollar Rate. No such election shall become effective if, prior to the commencement of any such Eurodollar Interest Period, the Administrative Agent determines that (a) the selecting or granting of the Eurodollar Pricing Option in question would violate a Legal Requirement or (b) Eurodollar deposits in an amount equal to the portion of the Loan as to which such Eurodollar Pricing Option has been selected and which have a term corresponding to the proposed Eurodollar Interest Period are not readily available in the inter-bank Eurodollar market for delivery at any Eurodollar Office or, by reason of circumstances affecting such market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed Eurodollar Interest Period.

                  3.2.2. CD PRICING OPTIONS. Subject to all the terms and conditions hereof and so long as no Default exists, the Company may from time to time, by irrevocable notice to the Administrative Agent received not less than two Banking Days prior to the commencement of the CD Interest Period selected in such notice, elect to have such portion of the Loan as the Company may specify in such notice accrue and bear daily interest during the CD Interest Period so selected at the Applicable Rate computed on the basis of the CD Rate. No such election shall become effective if, prior to the commencement of any such CD Interest Period, the Administrative Agent determines that (a) the selecting or granting of the CD Pricing Option in question would violate a Legal Requirement; or (b) deposits in an amount equal to the portion of the Loan as to which such CD Pricing Option has been selected and which have a term corresponding to the proposed CD Interest Period are not readily available in the certificate of deposit market or, by reason of circumstances affecting such market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed CD Interest Period.

                  3.2.3. NOTICE TO LENDERS AND COMPANY. The Administrative Agent will promptly inform each Lender (by telephone subsequently confirmed in writing or otherwise) of each notice received by it from the Company pursuant to Section 3.2.1 or 3.2.2, including the Interest Period specified in such notice. Upon determination by the Administrative Agent of the Pricing Option Rate for such Interest Period or in the event no such election shall become effective, the Administrative Agent will promptly notify the Company and each Lender (by telephone subsequently confirmed in writing or otherwise) of the Pricing Option Rate so determined or why such election did not become effective.

                  3.2.4. SELECTION OF INTEREST PERIODS. Interest Periods shall be selected so that:

                            (i) The minimum portion of the Loan subject to any
                  Pricing Option shall be $5,000,000 and an integral multiple of $1,000,000;

                            (ii) No more than 12 Pricing Options shall be
                  outstanding at any one time;

                           (iii) An aggregate principal amount of the Term Notes
                  which is at least equal to the amount of the next mandatory prepayment required by Section 4.2 shall not be subject to a Pricing Option on the date such mandatory prepayment is required to be made; and

                           (iv) No Interest Period with respect to any portion
                  of the Loan subject to a Pricing Option shall expire later than the Final Maturity Date.

                  If on the Conversion Date all or any portion of the Revolving Loan is subject to one or more effective Pricing Options, then each such Pricing Option shall apply to an equal amount of the Term Loan until the expiration of the Interest Period for such Pricing Option.

                  3.2.5. ADDITIONAL COMPENSATION. If any portion of the Loan which is subject to a Pricing Option is repaid, or assigned pursuant to
         Section 3.5.2 or 12.1, or any Pricing Option is terminated on a date which is prior to the last Banking Day of the Interest Period applicable to such Pricing Option, the Company will pay to the Administrative Agent for the account of each Lender, in accordance with the Lenders' respective Percentage Interests, in addition to any amounts of interest otherwise payable hereunder, an amount equal to daily interest for the unexpired portion of such Interest Period on the portion of the Loan so repaid, or as to which a Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the Pricing

         Option Rate calculated on the basis of the rate applicable to such Pricing Option MINUS (b) the rate of interest obtainable by the Administrative Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such Interest Period. For purposes of this Section 3.2.5, if any portion of the Loan which was to have been subject to a Pricing Option is not outstanding on the first day of the Interest Period applicable to such Pricing Option, the Company shall be deemed to have terminated such Pricing Option with respect to such principal amount. The determination by the Administrative Agent of such amount of interest shall, in the absence of manifest error, be conclusive.

                  3.2.6. CHANGE IN APPLICABLE LAWS, REGULATIONS, ETC. If any Legal Requirement shall prevent any Lender from funding or maintaining through the purchase or holding of Eurodollar deposits or deposits represented by certificates of deposit any portion of the Loan subject to a Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated hereby, (a) the Administrative Agent may (and, upon the request of the affected Lender, shall) by notice to the Company terminate all of the affected Pricing Options, (b) the portion of the Loan subject to such terminated Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Company shall make any payment required by Section 3.2.5.

                  3.2.7. FUNDING PROCEDURE. The Lenders may actually fund any portion of the Loan subject to a Pricing Option in any manner they may choose in their discretion. Regardless of the manner selected by any of the Lenders to fund any portion of the Loan subject to a Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.5 and 3.6, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount with a maturity the same as the applicable Interest Period relating thereto and, in the case of Eurodollar Pricing Options, through the transfer of such deposits from an office of the Lender having the same location as the applicable Eurodollar Office to one of such Lender's offices in the United States of America.

         3.3. COMMITMENT FEES. In consideration of the Lenders' Commitments to make the extensions of credit provided for in Section 2.1, the Company will pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Percentage Interests, an amount equal to the Commitment Fee Rate for the period from and including the initial Closing Date through and including the Conversion Date. Such commitment fees shall be payable quarterly in arrears on the last day of each calendar quarter, and on the date of any termination of the Commitments prior to the Conversion Date.

         3.4. FACILITY FEE. The Company will pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Percentage Interests, on the last day of each calendar quarter after the initial Closing Date and on the Final Maturity Date, and in the event of the prior payment in full of all Credit Obligations and the prior termination of this Agreement, on the date of such payment in full, an amount equal to the Facility Fee Rate for the three-month period or portion thereof ending on such date of payment.

         3.5.      CAPITAL ADEQUACY; REGULATORY CHANGES.

                  3.5.1. LENDER'S COMPENSATION. If any Lender shall have determined that (a) compliance by such Lender with any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such compliance and assuming that such Lender's capital was fully utilized prior to such compliance) by any amount deemed by such Lender to be material, or (b) any change in any Legal Requirement after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan, (ii) impose a cost on such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan, or (iii) require such Lender to make any payment on or calculated by reference to the gross amount of any amount received by such Lender under any Credit Document, then, in the case of clause (a) or (b), upon demand by the Lender so affected, accompanied by the certificate referred to below, the Company shall pay to such Lender from time to time as specified by such Lender such additional amounts as such Lender determines will be sufficient to fully compensate such Lender for such reduced return, reduction, increased cost or payment, each such payment to be made within 90 days after delivery of such notice. A certificate of an officer of such Lender setting forth the amount to be paid to it and the basis for computation thereof hereunder shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  3.5.2. SUBSTITUTION OR REPLACEMENT OF LENDER. If any Lender shall demand compensation under Section 3.5.1, the Company shall not be obligated to make any payment under Section 3.5.1 if, within 90 days after delivery of such demand:

                  (a) The Company shall have obtained a substitute Lender (which may be one or more of the Lenders and which shall be reasonably satisfactory to the Administrative Agent) to purchase the portion of the Loan then held by, and to assume the Commitment of, the Lender demanding compensation. Such substitution shall be consummated as an assignment, with the substitute Lender paying to the Lender being replaced the amount of principal, interest, commitment fees and facility fees hereunder owed to the Lender being replaced, accrued through the date of such assignment, and the Company paying to the Lender being replaced all other Credit Obligations (including any amounts due under Section 3.2.5) owed to the Lender being replaced, accrued through the date of such assignment; or

                  (b) The Company shall have (i) repaid to the Lender demanding compensation its Percentage Interest of the Loan, without premium (but including any repayments required by Section 3.2.5), (ii) repaid to such Lender all other amounts required by this Agreement, (iii) terminated the Commitment of such Lender and (iv) reduced the Maximum Amount of Credit then in effect by the amount of such Lender's Commitment, at which time the remaining Lenders' respective Percentage Interests shall be adjusted accordingly.

         3.6. TAXES. If (a) any Lender shall be subject to any Tax or (b) the Company shall be required to withhold or deduct any Tax, the Company will on demand by the Administrative Agent (which demand shall be made by the Administrative Agent upon request by the affected Lender), accompanied by the certificate referred to below, pay to the Administrative Agent for such Lender's account such additional amount as is necessary to enable such Lender to receive on an after-Tax basis the full amount of all payments of principal, interest, fees, expenses, indemnities and other amounts payable to such Lender under any Credit Document. Whenever Taxes must be withheld by the Company with respect to any payments of the Credit Obligations, the Company shall promptly furnish to the Administrative Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Company fails to pay any such Taxes when due or fails to remit to the Administrative Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Company shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. Each Lender agrees that if, after the payment by the Company of any such additional amount, any amount identifiable as a part thereof is subsequently recovered or used as a credit by such Lender, such Lender shall reimburse the Company to the extent of the amount so recovered or used. A certificate of an officer of such Lender setting forth the amount of such Tax or recovery or use and the basis therefor shall, in the absence of manifest error, be conclusive.

         3.7. FEES DUE DATE. If any payment of fees with respect to the Loan shall become due on any day which is not a Banking Day, then such fees shall instead be payable on the next succeeding Banking Day.

         3.8. COMPUTATIONS OF INTEREST. For purposes of this Agreement, interest (and any amount expressed as interest) shall be computed on a daily basis and on the basis of a 360-day year.

4. PAYMENT.

         4.1. PAYMENT AT MATURITY. On the stated or any accelerated maturity of the Notes, the Company will pay to the Administrative Agent for the account of each Lender an amount equal to the Loan then due, together with all accrued and unpaid interest thereon and all other Credit Obligations then outstanding.

         4.2.  MANDATORY PREPAYMENTS.

                  4.2.1. REVOLVING LOAN. If at any time the Revolving Loan exceeds the Maximum Amount of Credit, the Company will promptly pay the amount of such excess to the Administrative Agent for the account of the Lenders, in accordance with their respective Percentage Interests, for credit to the Revolving Loan.

                  4.2.2. TERM LOAN. On each Payment Date after the Conversion Date, including the Final Maturity Date, the Company will, as a mandatory prepayment on account of the Term Loan, pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Percentage Interests, an amount equal to the lesser of
         (a) an amount equal to the percentage of the original amount of the Term Loan set opposite such Payment Date:

           Payment Date                               Percentage
           ------------                               ----------

         March 1997 through                            5%
         December 1997

         March 1998 through                            5%
         December 1998

         March 1999 through                            5%
         December 1999

         March 2000 through                           10%
         December 2000

         or (b) the amount of the Term Loan then outstanding.

         4.3. VOLUNTARY PREPAYMENTS OF LOAN. In addition to the prepayments required by Section 4.2, the Company may from time to time prepay all or any portion of the Loan (in a minimum amount of $1,000,000 and an integral multiple of $1,000,000), without premium (except as provided in Section 3.2.5 with respect to Pricing Options). The Company shall give the Administrative Agent at least one Banking Day's prior notice of its intention to prepay (two Banking Days' notice if any such portion of the Loan to be prepaid is subject to a CD Pricing Option and three Banking Days' notice if any such portion of the Loan to be prepaid is subject to a Eurodollar Pricing Option), specifying the date of payment, the total principal amount of the Loan to be paid on such date and the amount of interest to be paid with such prepayment.

         4.4. REBORROWING. The amounts of the Revolving Loan prepaid pursuant to
Section 4.3 may be reborrowed from time to time prior to the Conversion Date in accordance with Section 2.1. The amount of the Loan prepaid pursuant to Section
4.2 or the amount of the Term Loan prepaid pursuant to Section 4.3 may not be reborrowed.

         4.5. APPLICATION OF PAYMENTS. Any prepayment of the Loan shall be applied (pro rata in accordance with the Lenders' respective Percentage Interests) first to the portion of the Loan not then subject to Pricing Options, then the balance of any such prepayment shall be applied to the portion of the Loan then subject to Pricing Options, in the chronological order of the end of the respective Interest Periods thereof, together with any payments required by
Section 3.2.5. Any prepayment of the principal amount of the Term Loan made pursuant to Section 4.3 shall be credited to the payments required by Section
4.2.2 pro rata. All payments of principal hereunder shall be made to the Administrative Agent for the account of each Lender, in accordance with the Lenders' respective Percentage Interests.

         4.6. PAYMENT AND INTEREST CUT-OFF. For all prepayments of the Term Loan, the Company shall pay to the Administrative Agent for each Lender's account the principal amount to be prepaid together with unpaid interest in respect thereof accrued to the date of prepayment. Notice of prepayment having been given in accordance with Section 4.3, and whether or not notice is given of prepayments pursuant to Section 4.2, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

5. CONDITIONS TO EXTENDING CREDIT. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

         5.1. OFFICERS' CERTIFICATE. The representations and warranties of the Company contained in Sections 6.3 and 8 of this Agreement and the representations and warranties of AFC contained in Sections 3.2 and 5 of the AFC Agreement shall be true and correct on and as of each Closing Date with the same force and effect as though originally made on and as of such date; no Default shall exist on such Closing Date or will exist after giving effect to the requested extension of credit; as of such Closing Date, and no Material Adverse Change shall have occurred; and the Company shall have furnished to the Administrative Agent on such Closing Date a certificate to these effects, in substantially the form of Exhibit 5.1, signed by a Financial Officer of the Company and, as to the representations and warranties of AFC contained in Sections 3.2 and 5 of the AFC Agreement, signed by a Financial Officer of AFC.

         5.2. REVOLVING NOTES. On or prior to the initial Closing Date, the Company shall have executed the Revolving Notes and delivered them to the Administrative Agent.

         5.3. CLOSING FEE. On or prior to the initial Closing Date, the Company shall have paid to the Administrative Agent for the account of the Lenders (other than Bank of Boston, Continental Bank, Chemical Bank, The Bank of New York, Star Bank, N.A. and The Bank of Tokyo Trust Company), a closing fee equal to 2% of the Lenders' respective Commitments as allocated by the Managing Agents and the Company.

         5.4. AFC AGREEMENT. On or prior to the initial Closing Date, each of AFC and the Company shall have duly authorized, executed and delivered to the Managing Agents an agreement (as from time to time in effect, the "AFC Agreement") in the form of Exhibit 5.4 pursuant to which AFC shall unconditionally guarantee the payment and performance of the Credit Obligations, pledge certain stock to secure the Credit Obligations and subordinate any obligations owed to it by the Company to the prior payment in full of the Credit Obligations.

         5.5. TERMINATION OF PRIOR AGREEMENTS. Contemporaneously with the extension of credit made on the initial Closing Date, the Company shall have paid in full all Indebtedness outstanding under the Prior Credit Agreements, and each of the Company and AFC shall have terminated the Prior Credit Agreements and the Prior AFC Agreements.

         5.6. LEGAL OPINIONS. On or prior to the initial Closing Date, the Lenders shall have received from the following counsel, hereby authorized and directed by the Company with respect to its counsel, their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance satisfactory to the Lenders.

                  5.6.1. Keating, Muething & Klekamp, counsel for the Company and AFC.

                  5.6.2. Ropes & Gray, special counsel for the Managing Agents.

         5.7. PERFECTION OF SECURITY. Each of the Company and AFC shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements, stock transfer powers and other instruments as the Collateral Agent may have requested in order to perfect the security interests and encumbrances purported or required pursuant to the Credit Documents to be created in the Credit Security.

         5.8. LEGALITY, ETC. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Company has reimbursed the Lenders under Section 3.6), (b) be prohibited by any law or governmental order or regulation applicable to any Lender or (c) violate any voluntary credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is in the best interests of such Lender.

         5.9. GENERAL. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement and each other Credit Document shall be satisfactory in form and substance to the Managing Agents, and the Lenders shall have received copies of all documents, including records of corporate proceedings and opinions of counsel, which any Lender may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

6.  SECURITY.

         6.1. CREDIT SECURITY. As security for the payment and performance of the Credit Obligations, the Company hereby mortgages, pledges, grants and assigns to the Collateral Agent for the benefit of the Lenders and the holders from time to time of any Credit Obligation, and creates a first priority security interest in, all of the Company's right, title and interest in and to (but none of its obligations or liabilities with respect to) the following:

                  6.1.1. 50,000 shares or such greater number of shares of the Common Stock of GAIC, constituting at all times at least 50% of the issued and outstanding shares of capital stock of all classes of GAIC and 50% of the issued and outstanding shares of capital stock entitled to vote for the election of directors of GAIC.

                  6.1.2. All Distributions with respect to the stock described in Section 6.1.1.

                  6.1.3. Such Additional Collateral provided by the Company as may be necessary from time to time in order for the Company to comply with Section 6.2.

                  6.1.4. All proceeds of the foregoing.

         The shares of capital stock from time to time pledged hereunder (including any shares of capital stock constituting any Additional Collateral) are referred to as the "Company Pledged Stock", and the Company Pledged Stock, Distributions with respect thereto, any other Additional Collateral provided by the Company under Section 6.2 and all proceeds thereof are included in the term "Credit Security". The Company has delivered to the Collateral Agent the certificates representing the Company Pledged Stock, together with undated stock transfer powers duly endorsed in blank, in accordance with Section 6.3.1.

         6.2.  ADDITIONAL CREDIT SECURITY.

                  6.2.1.  ADDITIONAL COLLATERAL.  If GAIC shall:

                           (a) for any period of four consecutive fiscal
                  quarters incur a GAIC Net Loss (i) in excess of $25,000,000 or
                  (ii) less than $25,000,000 at any time when Consolidated Net Worth at the end of such period is less than $1,000,000,000; or

                           (b) receive an A.M. Best rating below any "A"
                  category;

         (each an "Additional Collateral Event"), then, upon the written request of the Required Majority Lenders, the Collateral Agent on behalf of the Lenders shall by notice in writing to the Company and AFC request the delivery of additional collateral (the "Additional Collateral"), in form and substance satisfactory to the Required Majority Lenders, and in any event having a Collateral Value equal to or exceeding the amount of the Loan then outstanding in excess of $200,000,000 (the "Loan Margin"). Upon receipt of any such notice, the Company or AFC shall promptly, and in any event within 10 Banking Days, deliver to the Collateral Agent the Additional Collateral.

                  6.2.2. FURTHER ADDITIONAL COLLATERAL. The Company covenants that the Collateral Value of the Additional Collateral shall at all times equal or exceed the Loan Margin. If the Collateral Agent shall at any time give the Company and AFC notice that the aggregate Collateral Value of the Additional Collateral is less than the Loan Margin, the Company or AFC will promptly, and in any event within 10 Banking Days, deliver to the Collateral Agent further Additional Collateral so that after giving effect thereto the aggregate Collateral Value of all Additional Collateral equals or exceeds the Loan Margin.

                  6.2.3. RETURN OF ADDITIONAL COLLATERAL. If after the occurrence of an Additional Collateral Event (a) the GAIC Net Loss Margin is less than 1/4% or (b) GAIC shall receive a rating by A.M. Best Company in any "A" category, then, upon the written request of the Company or AFC, so long as no Default shall exist, the Collateral Agent shall return to the Company or AFC, as the case may be, such Additional Collateral as the Company or AFC may so request. If the aggregate Collateral Value of the Additional Collateral exceeds the Loan Margin for a period of 10 Banking Days, then upon the written request of the Company or AFC, so long as no Default shall exist, the Collateral Agent shall return to the Company or AFC, as the case may be, such portion of the Additional Collateral then in excess of the Loan Margin as the Company or AFC may request.

         6.3. REPRESENTATIONS, WARRANTIES AND COVENANTS WITH RESPECT TO CREDIT SECURITY. The Company represents, warrants and covenants that:

                  6.3.1. COMPANY PLEDGED STOCK. The Company Pledged Stock is and shall be at all times duly authorized, validly issued, fully paid and nonassessable and is owned by the Company. The certificates delivered to the Collateral Agent pursuant to this Section 6 evidence capital stock that constitutes the percentages of the capital stock of GAIC specified in Section 6.1. Contemporaneously with the issuance of any additional capital stock by GAIC, the Company will hold in trust and promptly deliver to the Collateral Agent certificates representing the additional Company Pledged Stock necessary to maintain the percentages specified in Section 6.1 (and Section 6.2, if applicable), accompanied by undated stock transfer powers duly executed in blank, or, if the Collateral Agent so requests, registered in its name or the name of its nominee, as pledgee, and, if the Collateral Agent shall so request, with the signature guaranteed, all in form and manner satisfactory to the Collateral Agent. The Company will promptly cause the Collateral Agent to be registered as pledgee with respect to any uncertificated Company Pledged Stock on the transfer books of the issuer, any transfer agent or clearing house.

                  6.3.2. NO LIENS. All Credit Security is and shall be free and clear of any Liens and restrictions on the transfer thereof except for
         (i) restrictions on transfer of the Company Pledged Stock imposed by state, federal or other applicable securities or insurance laws or the regulations of any Insurance Authority, and (ii) Liens created hereby.

                  6.3.3. PERFECTION OF CREDIT SECURITY. Upon the Collateral Agent's written request from time to time, the Company will make, execute and deliver all such instruments and documents, including appropriate financing statements, transfer powers and notices, and take all such action as the Collateral Agent may deem necessary or advisable to carry out the intent and purposes of this Agreement and the other Credit Documents or for assuring and confirming to the Lenders the Credit Security, including any further additional collateral under
         Section 6.2.2.

                  6.3.4. GOVERNMENTAL CONSENTS; VALIDITY OF PLEDGE. The Company has obtained or has caused to be obtained all material approvals, consents, orders, authorizations and licenses from, has given all notices promptly to, has registered or filed all material agreements, instruments or documents with, and has taken all other action with respect to, any governmental or regulatory authority, agency or official (including Insurance Authorities) necessary to ensure the legality, validity, binding effect and enforceability of the grant of the security interests in the Credit Security owned by it to the Collateral

         Agent for the ratable benefit of the Lenders. The provisions of this
         Section 6 are effective to create in favor of the Collateral Agent for the ratable benefit of the Lenders a legal, valid and enforceable first priority Lien on and security interest in, all right, title and interest of the Company in the Credit Security owned by it.

         6.4. ADMINISTRATION OF CREDIT SECURITY. The Credit Security shall be administered as follows, and if an Event of Default shall have occurred, Section
6.5 shall also apply.

                  6.4.1.  DISTRIBUTIONS.

                           (i) Unless an Event of Default shall occur, the
                  Company shall be entitled to receive all ordinary cash dividends (or ordinary dividends payable in marketable securities) paid on the Company Pledged Stock as distributions of earnings and profits. All Distributions other than such ordinary dividends made or paid on the Company Pledged Stock will be retained by the Collateral Agent (or if received by the Company shall be held by the Company in trust and shall be forthwith paid by it to the Collateral Agent in the original form received, endorsed in blank) as a part of the Credit Security.

                      (ii) If an Event of Default shall occur, all Distributions and other payments with respect to the Company Pledged Stock shall be retained by the Collateral Agent (or if received by the Company shall be held by the Company in trust and shall be forthwith paid by it to the Collateral Agent in the original form received, endorsed in blank) as part of the Credit Security or applied by the Collateral Agent to the payment of the Credit Obligations in accordance with Section 6.5.4.

                  6.4.2.  VOTING.

                           (i) Until an Event of Default shall occur, the
                  Company shall be entitled to vote or consent with respect to the Company Pledged Stock in any manner not inconsistent with the terms of any Credit Document, and the Collateral Agent will, if so requested, execute appropriate revocable proxies therefor.

                      (ii) If an Event of Default shall occur, and if and to the extent that the Collateral Agent shall so notify the Company in writing, only the Collateral Agent (with the written consent of the Required Majority Lenders) shall be entitled to vote or consent or take any other action with respect to the Company Pledged Stock (and the Company will, if so requested, execute or cause to be executed appropriate proxies therefor).

                  6.4.3. CUSTODY OF CREDIT SECURITY. The Collateral Agent will use reasonable care in the custody and physical preservation of any Credit Security in its possession. Except as set forth in the immediately preceding sentence, and except as provided by applicable law that cannot be waived, the Managing Agents and the Lenders will have no duty with respect to the custody and protection of the Credit Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties. The Lenders will not be liable or responsible for any loss or damage to any Credit Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Collateral Agent.

                  6.4.4. GOVERNMENTAL CONSENTS AND APPROVALS. The Company will, and will cause each of its Subsidiaries to, obtain or cause to be obtained promptly all such material approvals, consents, orders, authorizations and licenses from, give all such notices promptly to, register, enroll or file all such material agreements, instruments or documents promptly with, and promptly take all such other action with respect to, any governmental or regulatory authority (including Insurance Authorities), agency or official as may be required from time to time under any provision of any applicable law:

                           (i) For the performance by the Company of any of its
                  agreements or obligations under any of the Credit Documents;

                           (ii) To ensure the continuing legality, validity or
                  binding effect or enforceability of the grant of a security interest pursuant to this Agreement, or any other security interests made or created in favor of the Lenders upon the terms contained in any of the Credit Documents; and

                           (iii) To continue the conduct and operation of its
                  business in the ordinary course.

         6.5. RIGHT TO REALIZE UPON CREDIT SECURITY. Except to the extent prohibited by applicable law that cannot be waived, this Section 6.5 shall govern the Lenders' right to realize upon the Credit Security if any Event of Default shall have occurred until such time as such Event of Default shall have been deemed not to exist or to have occurred pursuant to Section 9.3. The provisions of this Section 6.5 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document. In the case of a conflict between this Section 6.5 and any other Credit Document, this Section 6.5 shall govern.

                  6.5.1. MARSHALING. The Lenders shall not be required to make any demand upon, accelerate, or pursue or exhaust any of their rights or remedies against the Company, AFC, any Subsidiary of either of them or any other Person with respect to the payment of the Credit Obligations, or to pursue or exhaust any of their rights or remedies with respect to any of the collateral therefor or any direct or indirect guarantee thereof. The Lenders shall not be required to marshal the Credit Security or any guarantee of the Credit Obligations or to resort to the Credit Security or any such guarantee in any particular order, and all of their rights hereunder shall be cumulative. To the extent it may lawfully do so, the Company hereby absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Managing Agents or any of the Lenders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Credit Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, the Company agrees that it will not invoke or utilize any law which might delay or impede the enforcement of the Lenders' rights under this Agreement or any other Credit Document and hereby waives the same. In addition, the Company hereby waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Credit Security, including any such right which the Company would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

                  6.5.2. SALES OF CREDIT SECURITY. Any Credit Security may be sold for cash or other value, on credit or against future delivery without assumption of any credit risk, in any number of lots at any commercially reasonable public or private sale, without demand, advertisement or notice; PROVIDED, HOWEVER, that the Collateral Agent shall give the Company 15 days' prior written notice of the time and place of any public sale, or the time after which a private sale or a sale on a recognized market may be made, which notice the Company and the Lenders hereby agree to be reasonable. At any sale of Credit Security (except to the extent prohibited by applicable law that cannot be waived) the Managing Agents or any of the Lenders or any of their respective officers acting on its behalf, or their assigns, may bid for and purchase all or any part of the property and rights so sold and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the Company, except for the proceeds of such sale pursuant to Section 6.5.4. The Company acknowledges that any such sale will be made by the Collateral Agent on an "as is" basis with disclaimers of all warranties, whether express or implied, to the extent permitted by applicable law. The Company will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action as the Collateral Agent shall require in connection with any such sale.

                  6.5.3. SALE WITHOUT REGISTRATION. The Company agrees that if, at any time when the Collateral Agent shall determine to exercise its rights hereunder to sell all or part of the securities included in the Credit Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Collateral Agent may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Collateral Agent may deem necessary or advisable in order that such sale may be effected in a commercially reasonable manner without such registration and without the related delays, expense and uncertainty. Without limiting the generality of the foregoing, in any event the Collateral Agent may, in its sole discretion, (i) approach and negotiate with one or more possible purchasers to effect such sale and accept the first offer to purchase by any such purchaser, (ii) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (iii) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. The Company agrees that such manner of disposition is commercially reasonable, that it will upon the Collateral Agent's request give any such purchaser access to such information regarding the issuer of the securities in question as the Collateral Agent may reasonably request and that neither the Collateral Agent nor any of the Lenders shall incur any responsibility for selling all or part of the securities included in the Credit Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with rules or other exemptions from the registration provisions under the Securities Act (or other applicable law). In the event such securities are to be sold in a registered offering, the Company shall cooperate in preparing such registration statement and providing access to information in connection therewith. The Company acknowledges that no adequate remedy at law exists for breach by it of this Section 6.5.3 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 6.5.3 may be specifically enforced.

                  6.5.4. APPLICATION OF PROCEEDS. The proceeds of all sales and collections in respect of any Credit Security, all funds collected from the Company and any cash contained in the Credit Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

                           First, to the payment of the costs and expenses of
                  such sales and collections, the reasonable expenses of the Collateral Agent and the Managing Agents and the reasonable fees and expenses of their special counsel;

                           Second, any surplus then remaining to the payment of
                  the Credit Obligations in such order and manner as the Required Majority Lenders may in their sole discretion determine (subject to Section 11); and

                           Third, any surplus then remaining shall be paid to
                  the Company, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice.

         6.6. GOVERNMENTAL REGULATION. To the extent that Credit Security shall include investments in or stock of an entity regulated as an insurance company by any Insurance Authority, then, notwithstanding anything else herein contained to the contrary, no action shall be taken by the Collateral Agent with respect to such Company Pledged Stock unless all requirements of applicable state and local law, and all applicable rules and regulations thereunder, requiring the consent to or approval of such action by an Insurance Authority or of any other governmental authority have been satisfied. Without limiting the generality of the foregoing, the Collateral Agent will effect an acquisition of control of the Company only with such approval or other action as may be required to be taken by the Ohio Superintendent of Insurance pursuant to Chapter 3901.31 of Title 39 of the Ohio Revised Code (or any similar successor provision). The Company covenants that, upon the Collateral Agent's request, it will file or cause to be filed such applications and take such other action as the Collateral Agent may request to obtain consent or approval of such Insurance Authority or of any governmental authority applicable to the Company and its Subsidiaries to any action contemplated by this Agreement and to give effect to the Lenders' security interests, including the execution of an application for consent by such Insurance Authority to an assignment or transfer involving a change in ownership or control. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to execute and file all necessary applications with such Insurance Authority and with any other governmental authority, the exercise of such appointment to commence only after the occurrence of a Default.

7. GENERAL COVENANTS. The Company covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' Commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, it and its respective Subsidiaries will comply with the following provisions:

         7.1.   TAXES AND OTHER CHARGES; ACCOUNTS PAYABLE.

                  7.1.1. TAXES AND OTHER CHARGES. Each of the Company and its Designated Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; PROVIDED, HOWEVER, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and PROVIDED, FURTHER, that each of the Company and its Designated Subsidiaries will pay or bond all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

                  7.1.2. ACCOUNTS PAYABLE. Each of the Company and its Designated Subsidiaries will promptly pay when due, or in conformity with customary trade terms, all other Indebtedness incident to the operations of such Person; PROVIDED, HOWEVER, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

         7.2.  CONDUCT OF BUSINESS, ETC.

                  7.2.1. TYPES OF BUSINESS. The Company and its Designated Subsidiaries will engage in no businesses other than the businesses now conducted by the Company and its Affiliates and described in the Annual Report of AFC on Form 10-K for the fiscal year ended December 31, 1992.

                  7.2.2. MAINTENANCE OF PROPERTIES. Each of the Company and its Designated Subsidiaries:

                  (a) will keep its properties in such repair, working order and condition, and will from time to time make such repairs, replacements, additions and improvements thereto for the efficient operation of its businesses and will comply at all times in all material respects with all franchises, licenses, leases and other material agreements to which it is party so as to prevent any loss or forfeiture thereof or thereunder, unless compliance is at the time being contested in good faith by appropriate proceedings or unless such losses or forfeitures have not resulted, or do not pose a material risk of resulting, in the aggregate in any Material Adverse Change; and

             (b) except to the extent permitted under Section 7.10, will do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business.

                  7.2.3. STATUTORY COMPLIANCE. Each of the Company and its Designated Subsidiaries will comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings or where failure so to comply has not resulted, or does not pose a material risk of resulting, in the aggregate in any Material Adverse Change.

         7.3. TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Designated Subsidiaries shall effect any transaction with any Affiliate (other than AFC, the Company or a Designated Subsidiary of the Company) on a basis less favorable to the Company or such Designated Subsidiary than would be the case if such transaction had been effected with a non-Affiliate, other than transactions not involving more than $10,000,000 per year in the aggregate.

         7.4. INSURANCE. Each of the Company and its Designated Subsidiaries will maintain with financially sound and reputable insurers, insurance against hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated; PROVIDED, HOWEVER, that it may effect worker's compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

         7.5. FINANCIAL STATEMENTS AND REPORTS. The Company and its Subsidiaries will maintain a system of accounting in which full and correct entries will be made of all transactions in relation to their business and affairs in accordance with GAAP. The fiscal year of the Company will end on December 31 in each year.

                  7.5.1. ANNUAL REPORTS. The Company will furnish to the Lenders as soon as available, and in any event within 120 days after the end of each fiscal year:

                           (a) The Annual Report of AFC as required by the
                  Exchange Act on Form 10-K for such fiscal year.

                           (b) The audited Consolidated financial statements of
                  the Company and its Subsidiaries as at the end of such fiscal year (all in reasonable detail), together with comparative figures for the preceding fiscal year.

                           (c) Unqualified reports of the Company's present
                  independent auditors (or other independent auditors reasonably satisfactory to the Managing Agents), containing no material uncertainty, to the effect that they have audited such

                  Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                           (d) The statement of such accountants that they have
                  caused this Agreement to be reviewed and that in the course of their audit of the Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Sections 7.6 through 7.12 or, if such is not the case, specifying such Default and the nature thereof, it being understood that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

                           (e) The internally prepared Consolidating balance
                  sheet of AFC, the Company and its Subsidiaries and the Consolidating statement of earnings of AFC, the Company and its Subsidiaries for such fiscal year (all in reasonable detail).

                           (f) A certificate of a Financial Officer of the
                  Company to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto, and stating what changes, if any, have occurred in GAAP since the date of the financial statements described in Section 8.2.1(a).

                           (g) Computations by the Company demonstrating or
                  specifying, as the case may be, as of the close of such fiscal year, (i) compliance with Sections 7.6 and 7.7, (ii) the GAIC Net Loss or GAIC Net Profit, (iii) the GAIC Net Loss Margin and (iv) the occurrence of any Additional Collateral Event.

                           (h) Supplements to Exhibits 8.1 and 8.13 showing any
                  changes in the information set forth in such Exhibits during the last quarter of such fiscal year, as well as any changes in the Charter, By-laws or incumbency of officers of the Company and its Subsidiaries from those previously certified to the Administrative Agent.

                  7.5.2. QUARTERLY REPORTS. The Company will furnish to the Lenders as soon as available and, in any event, within 60 days after the end of each of the first three fiscal quarters of the Company in each fiscal year:

                           (a) The Quarterly Report of AFC as required by the
                  Exchange Act on Form 10-Q for such fiscal quarter.

                           (b) The internally prepared Consolidated financial
                  statements of the Company and its Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ending (all in reasonable detail), together with comparative figures for the same period in the preceding fiscal year.

                           (c) The internally prepared Consolidating balance
                  sheet of AFC, the Company and its Subsidiaries and the Consolidating statement of earnings of AFC, the Company and its Subsidiaries for such fiscal quarter and for such portion of the fiscal year (all in reasonable detail).

                           (d) A certificate of a Financial Officer of the
                  Company to the effect that (i) such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto and (ii) such financial statements have been prepared in accordance with GAAP (subject to year-end audit adjustments and the addition of footnotes for interim statements) and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby.

                           (e) Computations by the Company demonstrating or
                  specifying, as the case may be, as of the close of such quarter, (i) compliance with Sections 7.6 and 7.7, (ii) the GAIC Net Loss or GAIC Net Profit, (iii) the GAIC Net Loss Margin and (iv) the occurrence of any Additional Collateral Event.

                           (f) Supplements to Exhibits 8.1 and 8.13 showing any
                  changes in the information set forth in such Exhibits during such fiscal quarter, as well as any changes in the Charter, By-laws or incumbency of officers of the Company and its Subsidiaries from those previously certified to the Administrative Agent.

                  7.5.3. OTHER REPORTS. The Company will furnish to the Lenders as soon as available copies of:

                           (a) within 90 days after the end of each of the first
                  three fiscal quarters of the Company and 150 days after the end of each fiscal year of the Company, cash flow work sheets for the portion of the fiscal year then ended or for such fiscal year, as the case may be (including inter-company transactions involving cash and marketable securities) for AFC and the Company (all in reasonable detail);

                           (b) all quarterly and annual financial statements,
                  including all exhibits and schedules thereto, registration statements and other reports of GAIC in the form filed with the Superintendent of Insurance of the State of Ohio; and

                           (c) all registration statements, proxy statements,
                  financial statements and reports, including reports on Form 8-K, as may be filed with the Securities and Exchange Commission by AFC, as the Managing Agents may request from time to time.

                  7.5.4. NOTICE OF MATERIAL LITIGATION; NOTICE OF DEFAULTS. The Company will promptly furnish to the Lenders notice of the occurrence of any litigation or any administrative or arbitration proceeding to which the Company or any of its Subsidiaries may hereafter become a party which may involve any material risk of any material final judgment or liability not adequately covered by insurance or which may otherwise result in a Material Adverse Change or which questions the validity or enforceability of any Credit Document. Promptly upon acquiring knowledge thereof, the Company will notify the Lenders of the existence of any Default, specifying the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                  7.5.5.  ERISA REPORTS.  The Company will:

                           (a) Furnish the Lenders with a copy of any request
                  for a waiver of the funding standards or an extension of the amortization period required by sections 303 and 304 of ERISA or section 412 of the Code, promptly after any ERISA Group Member submits such request to the Department of Labor or the Internal Revenue Service.

                           (b) Notify the Lenders of any reportable event (as
                  defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation, promptly after any ERISA Group Member learns of such reportable event; and furnish the Lenders with a copy of the notice of such reportable event required to be filed with the PBGC, promptly after such notice is required to be given.

                           (c) Furnish the Lenders with a copy of any notice
                  received by any ERISA Group Member that the PBGC has instituted or intends to institute proceedings under section 4042 of ERISA to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization status under Title IV of ERISA, promptly after receipt of such notice.

                           (d) Notify the Lenders of the possibility of the
                  termination of any Plan by its administrator pursuant to
                  section 4041 of ERISA, as soon as any ERISA Group Member learns of such possibility and in any event prior to such termination; and furnish the Lenders with a copy of any notice to the PBGC that a Plan is to be terminated, promptly after any ERISA Group Member files a copy of such notice.

                           (e) Notify the Lenders of the intention of any ERISA
                  Group Member to withdraw, in whole or in part, from any Multiemployer Plan which may result in the incurrence by the Company or any of its Subsidiaries of withdrawal liability in excess of $10,000,000 under Subtitle E of Title IV of ERISA, or of the termination, insolvency or reorganization status of any Multiemployer Plan under such Subtitle E which may result in liability to the Company or any of its Subsidiaries in excess of $10,000,000 and, upon any Lender's request from time to time, of the extent of the liability, if any, of such Person as a result of such withdrawal, to the best of such Person's knowledge at such time.

                  7.5.6. OTHER INFORMATION. From time to time upon request of any authorized officer of any of the Lenders, the Company will furnish to the Lenders such other information regarding the business, affairs and financial condition of the Company and its Subsidiaries as such officer may reasonably request. The Managing Agents' respective authorized officers and representatives shall have the right during normal business hours to examine the books and records of the Company and its Subsidiaries, to make copies, notes and abstracts therefrom and to make an independent examination of its books and records, for the purpose of verifying the accuracy of the reports delivered by any of the Company and its Subsidiaries pursuant to this Section 7.5 or otherwise and ascertaining compliance with this Agreement.

         7.6.  CERTAIN FINANCIAL TESTS.

                  7.6.1. CONSOLIDATED NET WORTH. Consolidated Net Worth of the Company and its Subsidiaries shall at all times be equal to or greater than $800,000,000.

                  7.6.2. CONSOLIDATED NET LOSS. Consolidated Net Loss of the Company and its Subsidiaries, as reported in its most recent annual reports furnished pursuant to Section 7.5.1 or referred to in Section 8.2.1, shall not exceed (a) $150,000,000 for any fiscal year and (b) $250,000,000 on a cumulative basis for any two consecutive fiscal years. The Company and its Subsidiaries shall not in any event incur a Consolidated Net Loss for any three consecutive fiscal years.

                  7.6.3. GAIC STATUTORY SURPLUS. The Company will cause GAIC to maintain its surplus with respect to policyholders, calculated in accordance with the applicable statutes of the State of Ohio as in effect on January 1, 1993, at all times in an amount in excess of the applicable amount specified in the table below:

                  Calendar Year                         Amount
                  -------------                         ------

                         1993                      $625,000,000
                         1994                      $650,000,000
                         1995                      $675,000,000
                         1996                      $700,000,000
                         1997                      $725,000,000
                         1998                      $750,000,000
                         1999                      $775,000,000
                         2000                      $800,000,000

         7.7.  RESTRICTIONS ON INDEBTEDNESS.

                  7.7.1. COMPANY INDEBTEDNESS. Indebtedness of the Company (on a holding company only basis) shall at no time exceed 60% of its Net Worth.

                  7.7.2. ADDITIONAL DEBT SUBORDINATION. The Company shall not create, incur, suffer or permit to exist any Indebtedness to any Affiliate of the Company except (a) Indebtedness which is subordinated on terms substantially similar to the manner in which the Company's Indebtedness to AFC is subordinated under the AFC Agreement, (b) Indenture Indebtedness held from time to time by an Affiliate of the Company other than AFC or any of AFC's Designated Subsidiaries, and (c) Indenture Indebtedness held from time to time by AFC or any of AFC's Designated Subsidiaries, such Indenture Indebtedness being subordinated in accordance with the terms and conditions of the AFC Agreement.

         7.8. RESTRICTIONS ON LIENS. Neither the Company nor any Subsidiary shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (including any arrangement or agreement which prohibits it from creating any Lien), except the following:

                  7.8.1. Liens on the Credit Security created by the Credit Documents which secure the Credit Obligations and restrictions on Liens contained in the Credit Documents.

                  7.8.2. Liens on assets (other than the stock of any Wholly Owned Subsidiary and any other Credit Security), so long as no Default exists either before or immediately after giving effect to the creation of such security interests.

                  7.8.3. Liens on assets (other than the stock of any Wholly Owned Subsidiary and any other Credit Security) securing Indebtedness of the Company's Subsidiaries owing to the Company.

                  7.8.4. Purchase money Liens (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) on property of the Company or a Subsidiary existing or created at the time of acquisition thereof, and the extension and refunding of any such Lien in an amount not exceeding the amount thereof remaining unpaid immediately prior to such extension or refunding; PROVIDED, HOWEVER, that the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured by each such security interest in each item of property shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of the item subject thereto.

         7.9. RESTRICTIONS ON DISTRIBUTIONS. Neither the Company nor any of its Designated Subsidiaries shall make any Distribution unless no Default exists both before and immediately after giving effect to such Distribution, except that a Designated Subsidiary may at any time make a Distribution to another Designated Subsidiary or to the Company.

         7.10. MERGER, CONSOLIDATION AND SALE OF ASSETS. Neither the Company nor any of its Designated Subsidiaries will become party to any merger or consolidation or sell, sell and lease back, lease, sublease or otherwise dispose of any assets, except that, so long as immediately before and after giving effect thereto no Default shall exist:

                  7.10.1. Any Subsidiary of the Company, other than a Subsidiary whose shares of capital stock are included from time to time in the Pledged Stock, may be merged into or consolidated with, or may sell, lease or otherwise dispose of any of its assets to, the Company or any Wholly Owned Subsidiary of the Company; PROVIDED, HOWEVER, that in any such merger or consolidation to which the Company is party, the Company shall be the surviving or resulting corporation.

                  7.10.2. The Company may become party to any merger or consolidation of which the Company is the surviving or resulting Person if, after giving effect thereto, the Company shall continue to be a Wholly Owned Subsidiary of AFC.

                  7.10.3. The Company may sell or dispose of any shares of capital stock of GAIC pursuant to Liens permitted by Section 7.8.1.

                  7.10.4. The Company and its Subsidiaries may sell or dispose of inventory in the ordinary course of business.

                  7.10.5. The Company and its Subsidiaries may dispose of assets in the ordinary course of business that are no longer used or useful in such business.

                  7.10.6. The Company and its Designated Subsidiaries may from time to time sell or dispose of assets (other than stock of GAIC) on arm's length terms; PROVIDED, HOWEVER, that the assets sold pursuant to this Section 7.10.6 on a cumulative basis (a) shall not represent net book value, determined in accordance with GAAP, exceeding 50% of the net book value of all assets of the Company and its Designated Subsidiaries as of December 31, 1992 (other than assets constituting American Business Insurance, Inc. or any of its Subsidiaries) and (b) shall not have contributed revenue, determined in accordance with GAAP, over the period of four fiscal quarters prior to the respective sales exceeding 50% of the revenue of the Company and its Designated Subsidiaries for the four fiscal quarters ended December 31, 1992 (other than revenue attributable to American Business Insurance, Inc. or any of its Subsidiaries).

         7.11. DISTRIBUTIONS FROM SUBSIDIARIES. The Company will not permit any of its Subsidiaries to enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) which materially burdens or restricts the right or ability of any Subsidiary to pay Distributions to another Subsidiary or to the Company, subject to any limitations imposed by applicable insurance laws.

         7.12. COMPLIANCE WITH ERISA. The Company will cause all ERISA Group Members to meet all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. Each Plan maintained from time to time will be a qualified plan under section 401(a) of the Code and will comply in all material respects with the provisions of ERISA and the Code applicable to each Plan. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $10,000,000.

         7.13. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company will, and will cause each of its Subsidiaries to:

                  (a) Use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) Immediately notify the Administrative Agent, and provide copies upon receipt, of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the

         Administrative Agent any actions and proceedings relating to compliance with Environmental Laws; and

                  (c) Provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.13.

8. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to extend credit to the Company hereunder, the Company represents and warrants that:

         8.1.  ORGANIZATION AND BUSINESS.

                  8.1.1. THE COMPANY. The Company is a duly organized and validly existing corporation, in good standing under the laws of the State of Ohio, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party and make any borrowings hereunder,
         (b) grant the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations and (c) own its properties and carry on the business now conducted or proposed to be conducted by it. The Company has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party, to make any borrowings hereunder, and to grant to the Lenders a first priority security interest in the Credit Security owned by it. Certified copies of the Charter and By-laws of the Company have been previously delivered to the Administrative Agent and are correct and complete.

                  8.1.2. SUBSIDIARIES. Exhibit 8.1, as supplemented from time to time, sets forth the name, jurisdiction of organization and ownership of Chiquita, Penn Central and each Material Subsidiary of the Company. Each Material Subsidiary of the Company is a duly organized and validly existing corporation, in good standing under the laws of the jurisdiction of its incorporation, with all power and authority, corporate or otherwise, necessary to own its properties and carry on the business now conducted or proposed to be conducted by it.

                  8.1.3. QUALIFICATION. Except as set forth on Exhibit 8.1, each of the Company and each of its Material Subsidiaries is duly and legally qualified to do business as a foreign corporation and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted.

         8.2.  FINANCIAL STATEMENTS AND OTHER INFORMATION; CERTAIN AGREEMENTS.

                  8.2.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company has previously furnished to the Lenders copies of the following:

                           (a) The audited Consolidated financial statements of
                  the Company and its Subsidiaries as at December 31 in each of 1991 and 1992, accompanied by reports of the Company's independent auditors;

                           (b) The Annual Report of AFC on Form 10-K for the
                  fiscal year ended December 31, 1992 ("AFC's 1992 Form 10-K");

                           (c) The Quarterly Report of AFC on Form 10-Q for the
                  fiscal quarter ended June 30, 1993;

                           (d) The internally prepared quarterly report of the
                  Company for the fiscal quarter ended June 30, 1993; and

                           (e) The June 30, 1993 quarterly and December 31, 1992
                  annual financial statements of GAIC in the form filed with the Superintendent of Insurance of the State of Ohio.

                  The financial statements (including the notes thereto) referred to in clauses (a), (b), (c) and (d) above have been prepared in accordance with GAAP, and the financial statements (including the notes thereto) referred to in clause (e) above have been prepared in accordance with applicable statutory accounting principles (in each case, subject to year-end audit adjustments and the absence of footnotes for interim statements) and the financial statements (including the notes thereto) referred to in clauses (a), (b), (c) and
         (d) above fairly present the financial condition of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby, and the financial statements (including the notes thereto) referred to in clause (e) above present the financial condition of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby in compliance with applicable statutory regulations and guidelines. Neither the Company nor any of its Subsidiaries has any known material contingent liabilities which are not referred to in said financial statements or in the notes thereto.

                  AFC's 1992 Form 10-K (including all of the financial statements and schedules included therein) contains all information which is required to be stated therein in accordance with the Exchange Act, and conforms in all material respects to the requirements thereof; and AFC's 1992 Form 10-K did not when filed include any untrue statement of a material fact or omit to state a material fact which was required to be stated therein or was necessary to make the statements therein not misleading in the light of the circumstances in which they were made.

         8.3. LICENSES, ETC. The Company and its Designated Subsidiaries have all trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, licenses, permits, authorizations and other rights, as are necessary for the conduct of their respective businesses. All of the foregoing are in full force and effect, and the Company and each of its Designated Subsidiaries is in substantial compliance without any known conflict with the valid rights of or by others which could result in a Material Adverse Change.

         8.4. CHANGES IN CONDITION. No Material Adverse Change has occurred, and since December 31, 1992, except as previously disclosed to the Lenders, neither the Company nor any of its Designated Subsidiaries has entered into any material transaction outside the ordinary course of business.

         8.5. TITLE TO ASSETS. Each of the Company and its Designated Subsidiaries has good and marketable title to all assets necessary for or used in the operations of their businesses as now conducted or proposed to be conducted by them and reflected in the most recent balance sheet referred to in
Section 8.2.1(a) (or the balance sheet most recently furnished to the Lenders pursuant to Section 7.5.1 or 7.5.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for those permitted by Section 7.8.

         8.6. LITIGATION. No litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal court, board or other governmental or administrative agency or any arbitrator is pending or to the knowledge of the Company threatened which may involve any material risk of any final judgment or liability not adequately covered by insurance or which may otherwise result in any Material Adverse Change, or which questions the validity or enforceability of any Credit Document, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency or arbitrator has been issued against the Company, GAIC, AFC or any of their respective Designated Subsidiaries which has resulted, or poses a material risk of resulting in, any Material Adverse Change.

         8.7. TAX RETURNS. The Company and its Designated Subsidiaries have filed all tax returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. The federal tax returns of the Company for which the applicable period of limitations have not expired have not been audited by the Internal Revenue Service. The Company knows of no material additional assessments or basis therefor. The Company has made adequate provision for all current taxes, and in the opinion of the Company there will not be any material additional assessments for any fiscal periods prior to and including the fiscal year ended December 31, 1992 in excess of the amounts reserved therefor in the balance sheet as at such date.

         8.8. ENFORCEABILITY; NO LEGAL OBSTACLE TO AGREEMENTS. Each of this Agreement, the Notes and each other Credit Document to which the Company, AFC or any of their respective Subsidiaries is party is the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this Agreement or any other Credit Document, has constituted or resulted, or will constitute or result in:

                  (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company or any of its Subsidiaries or AFC is a party or by which it is bound, or of the Charter or By-laws of the Company or any of its Subsidiaries or AFC;

                  (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company or any of its Subsidiaries or AFC;

                  (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Company or any of its Subsidiaries or AFC; or

                  (d) any redemption, retirement or other repurchase obligation of the Company or any of its Subsidiaries or AFC under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person (including Insurance Authorities) is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby or the making of any borrowing or the granting of any security interest by the Company or any of its Subsidiaries hereunder or thereunder, or the validity or enforceability of any Credit Document.

         8.9. DEFAULTS. Neither the Company nor any of its Designated Subsidiaries nor AFC is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Neither the Company nor any of its Designated Subsidiaries nor AFC is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound, or has violated any law, judgment, decree or governmental order, rule or regulation, so as to result, or pose a material risk of resulting, in any Material Adverse Change.

         8.10. BURDENSOME OBLIGATIONS. Neither the Company nor any of its Designated Subsidiaries is party to or bound by any agreement, instrument, deed or lease or is subject to any Charter, By-law or other restriction which, in the opinion of AFC's management, is so unusual or burdensome as in the foreseeable future to result, or pose a material risk of resulting, in a Material Adverse Change. The Company does not presently anticipate that future expenditures of the Company and its Designated Subsidiaries needed to meet the provisions of any federal or state statutes, orders, rules or regulations will be so burdensome as to result, or pose a material risk of resulting, in a Material Adverse Change.

         8.11. PENSION PLANS. Each Plan maintained by the Company or any ERISA Group Member is in material compliance with the applicable provisions of ERISA and the Code. Neither the Company nor any ERISA Group Member (except American Empire Insurance Company as set forth in Exhibit 8.11) maintains, contributes to, or participates in any Plan that is a "defined benefit plan" as defined in ERISA, or is a Multiemployer Plan. The Company and each ERISA Group Member have met all of the funding standards applicable to such Plans, and no event or condition exists which would permit the institution of proceedings to terminate any Plan under section 4042 of ERISA. The current value of the Accumulated Benefit Obligations under each of the Plans does not exceed the current value of such Plans' assets allocable to such benefits by more than $1,000,000.

         8.12.  FOREIGN TRADE REGULATIONS; GOVERNMENT REGULATION.

                  8.12.1. FOREIGN TRADE REGULATIONS. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making by the Company of any borrowings hereunder, nor the securing of the Credit Obligations with the Credit Security, has constituted or resulted in or will constitute or result in the violation of any Foreign Trade Regulation.

                  8.12.2. GOVERNMENT REGULATION. Neither the Company nor any of its Subsidiaries, nor any Person controlling the Company or any of its Subsidiaries or under common control with the Company or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Company of Financing Debt as contemplated by this Agreement and the other Credit Documents. Various aspects of the business conducted by the Company and its Subsidiaries, including the nature of the services required to be furnished and the rates that may be charged therefor, are subject to regulation by the Superintendent of Insurance of the State of Ohio and by similar authorities in other jurisdictions in which the Company and its Subsidiaries conduct business.

         8.13. ENVIRONMENTAL REGULATION. Except as set forth in Exhibit 8.13 and to the best of the Company's knowledge:

                           (a) There have been no past, and there are no pending
                  or threatened:

                                     (i) claims, complaints, notices or requests
                           for information received by the Company or any of its Designated Subsidiaries with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, have resulted in, or may reasonably be expected to result in, any Material Adverse Change, or
                                    (ii) complaints, notices or inquiries to the
                           Company or any of its Designated Subsidiaries regarding potential liability under any Environmental Law that, singly or in the aggregate, have resulted in, or may reasonably be expected to result in, any Material Adverse Change;

                           (b) No property now or previously owned or leased by
                  the Company or any of its Designated Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up; and

                           (c) Neither the Company nor any of its Designated
                  Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

         8.14. DISCLOSURE. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to the Company which has resulted, or in the future (so far as the Company can reasonably foresee) will result, or poses a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

9. DEFAULTS.

         9.1. EVENTS OF DEFAULT. The following events are herein referred to as "Events of Default":

                  9.1.1. The Company shall fail to make any payment in respect of: (a) interest on any of the Credit Obligations as the same shall become due and payable and such failure shall continue for a period of five consecutive days, (b) any fee or any expense or indemnity in respect of any of the Credit Obligations as the same shall become due and payable and such failure shall continue for a period of five consecutive days after notice thereof by the Managing Agents to the Company (which notice shall be given upon the request of the Required Majority Lenders), or (c) principal of any of the Credit Obligations as the same shall become due, whether at maturity or by acceleration or otherwise.

                  9.1.2. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of Sections 7.6 through 7.13 to be performed or observed by it or AFC shall fail to perform or observe any of the provisions of Section 6.4 or 6.5 of the AFC Agreement.

                  9.1.3. The Company or any of its Subsidiaries or AFC shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Majority Lenders within 20 days after notice thereof by the Managing Agents to the Company (which notice shall be given upon the request of the Required Majority Lenders).

                  9.1.4. Any representation or warranty of or with respect to the Company or any of its Subsidiaries or AFC in connection with this Agreement or any other Credit Document shall be materially false or materially misleading on the date as of which it was made.

                  9.1.5. (a) The Company or any of its Designated Subsidiaries or AFC shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal and accrued and unpaid interest exceeding $1,000,000;

                         (b) The Company or any of its Designated Subsidiaries
                  or AFC shall fail to perform or observe the terms of any agreement or guarantee relating to such Financing Debt, and such failure or condition shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement, and such failure or condition shall permit the acceleration of such Financing Debt;

                         (c) Any such Financing Debt of the Company or any of
                  its Designated Subsidiaries or AFC shall be accelerated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepayments thereof);

                           (d) Any Lien on any property of the Company or any of
                  its Designated Subsidiaries or AFC securing any such Financing Debt shall be enforced by foreclosure or similar action; or

                           (e) Any holder of any such Financing Debt shall
                  exercise any right of rescission with respect to the issuance thereof.

                  9.1.6. AFC shall cease to own beneficially all of the voting securities of the Company or GAIC.

                  9.1.7. (i) Lindner Family Members or direct or indirect Subsidiaries of Lindner Family Members shall cease to own, in the aggregate, beneficially (A) at least 35% of the outstanding Common Stock of AFC entitled to vote generally and (B) a sufficient number of shares of such voting Common Stock of AFC so that such Lindner Family Members or direct or indirect Subsidiaries thereof, in the aggregate, shall own more shares of such Common Stock than any other Person or group of Persons by a margin of at least 10% of the total number of shares of such voting Common Stock of AFC then outstanding, or (ii) a majority of the members of the Board of Directors of AFC shall not actually consist of Lindner Family Members or their nominees or representatives.

                  9.1.8. Except as permitted by Section 7.10, the Company shall cease to own, directly or indirectly, the capital stock of Chiquita, Penn Central or any of the Company's Material Subsidiaries that it owns on the initial Closing Date.

                  9.1.9. Any Credit Document shall cease, for any reason to be in full force and effect, or the Company or any of its Subsidiaries or AFC shall so assert, or the security interests created by this Agreement and the other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

                  9.1.10. A final judgment (a) which, with other outstanding final judgments against the Company or any of its Designated Subsidiaries or AFC, exceeds an aggregate of $5,000,000 shall be rendered against the Company or any of its Designated Subsidiaries or AFC, or (b) which grants injunctive relief that results, or poses a material risk of resulting, in a Material Adverse Change, and (c) which, within 60 days after entry thereof, has not been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

                  9.1.11. The Company or any ERISA Group Member shall fail to pay when due amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by the Company or any ERISA Group Member or any administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against the Company or any ERISA Group Member to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a Lien shall be imposed under section 302(f) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated.

                  9.1.12. GAIC or any of its Designated Insurance Subsidiaries shall, at any time after the date hereof, be prohibited by law from engaging in the business of effecting and carrying out contracts of insurance, and such prohibition would result in a Material Adverse Change.

                  9.1.13. Any court or any Insurance Authority or any other governmental or regulatory authority, agency or official of competent jurisdiction shall issue an order or decree which shall require GAIC or any of its Designated Insurance Subsidiaries to reduce or to terminate all or any substantial part of its insurance business, and such reduction or termination would result in a Material Adverse Change.

                  9.1.14. (a) The Company, AFC, GAIC, Chiquita, Penn Central or any Material Subsidiary of the Company or of AFC (other than Great American Communications Company and its Subsidiaries with respect to its prepackaged bankruptcy filing made on November 5, 1993) shall:

                                      (i) Commence a voluntary case under the
                           Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                                     (ii) Have filed against it a petition
                           commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

                                    (iii) Have entered against it an order for
                           relief in any involuntary case commenced under the Bankruptcy Code;

                                     (iv) Seek relief as a debtor under any
                           applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                                      (v) Have entered against it an order by a
                           court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property;

                                     (vi) Make an assignment for the benefit of,
                           or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property; or

                                    (vii) Become insolvent or generally fail to
                           pay, or admit in writing its inability or unwillingness to pay, debts as they become due; or

                           (b) Any applicable insurance regulatory authority
                  shall take action to intervene into the management or business affairs of GAIC.

         9.2. CERTAIN ACTIONS FOLLOWING AN EVENT OF DEFAULT. If any one or more Events of Default shall occur, then in each and every such case:

                  9.2.1. NO OBLIGATION TO EXTEND CREDIT. Upon notice by the Managing Agents to the Company (which notice shall be given upon the request of the Required Majority Lenders), the obligations of the Lenders to make any further extensions of credit hereunder shall automatically terminate; PROVIDED, HOWEVER, that if a Bankruptcy Default shall have occurred, the Commitments (if not theretofore terminated) shall automatically terminate.

                  9.2.2. EXERCISE OF RIGHTS; CREDIT SECURITY. Upon the written request of the Required Majority Lenders, the Managing Agents shall proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment. Upon the written request of the Required Majority

         Lenders, the Collateral Agent shall proceed to enforce payment of the unpaid Credit Obligations and to realize upon any and all rights in the Credit Security.

                  9.2.3. ACCELERATION. Upon the written request of the Required Majority Lenders, the Managing Agents on behalf of the Lenders shall by notice in writing to the Company declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived; PROVIDED, HOWEVER, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable without presentment, protest, or other demand or notice of any kind, all of which are expressly waived.

                  9.2.4. SETOFF. If all or any part of the unpaid balance of the Credit Obligations shall have become due and payable pursuant to
         Section 9.2.3, each Lender may offset and apply toward the payment of such balance or part thereof (and/or toward the curing of any Event of Default) any Indebtedness from such Lender to the Company, including any Indebtedness represented by deposits in any account maintained with such Lender, regardless of the adequacy of any security for the Credit Obligations, and no Lender shall have any duty to determine the adequacy of any such security in connection with any such offset.

                  9.2.5. CUMULATIVE REMEDIES. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

         9.3. ANNULMENT OF DEFAULTS. Any Default or Event of Default shall be deemed not to exist or to have occurred for any purpose of this Agreement if the required holders of the Credit Obligations in accordance with Section 11.6 or the Managing Agents (with any consent of holders of Credit Obligations required by Section 11.6) shall have waived such Default or Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Default or Event of Default. No such action by the Lenders or the Managing Agents shall extend to or affect any subsequent Default or Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

         9.4. WAIVERS. The Company hereby waives to the extent not prohibited by applicable law:

                  (a) All presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                  (b) Any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

                  (c) Any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

                  (d) Any defense of any kind (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

10. EXPENSES; INDEMNITY.

         10.1.  EXPENSES.  The Company will bear:

                  (a) All reasonable expenses of the Managing Agents (including the reasonable fees and disbursements of the special counsel to the Managing Agents, but excluding fees and expenses of counsel to the other Lenders) in connection with the preparation and duplication of this Agreement, each other Credit Document (including any amendment to or waiver under any Credit Document), the transactions contemplated hereby and thereby and operations hereunder and thereunder;

                  (b) All recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

                  (c) To the extent not prohibited by applicable law that cannot be waived, all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document (including, during the existence of a Default, the Managing Agents' examination rights provided in Section 7.5.6), including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Managing Agents on a salaried basis) and expenses.

         10.2. GENERAL INDEMNITY. The Company will indemnify each Managing Agent and each Lender, and each of the Managing Agents' and the Lenders' respective directors, officers and employees, and each Person, if any, who controls any Managing Agent or Lender (each Managing Agent and each Lender and each of their respective directors, officers, employees and control Persons is referred to as an "Indemnitee") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnitee may consult in connection therewith and all expenses of litigation or preparation therefor) which any Indemnitee may incur or which may be asserted against any Indemnitee in connection with any litigation or investigation involving AFC, the Company or any of their respective Subsidiaries, or any officer, director or employee thereof (including the Managing Agents' or Lenders' compliance with or contest of any subpoena or other process issued against it in any proceeding involving AFC, the Company or any of their respective Subsidiaries), whether or not such Indemnitees are parties thereto, or any penalties or other matters involving the transactions contemplated hereby or in connection with the existence or exercise of any rights with respect to the Credit Security in accordance with the provisions of the Credit Documents, other than litigation commenced by the Company against the Lenders or the Managing Agents which seeks enforcement of any of the rights of the Company hereunder or under any other Credit Document and is finally determined adversely to the Lenders or the Managing Agents and except to the extent such claims, damages, liabilities and expenses result from a Managing Agent's or Lender's gross negligence or willful misconduct.

11. OPERATIONS.

         11.1. INTERESTS IN CREDITS. The percentage interest of each Lender in the Loan shall be computed based on the Commitment for each Lender as follows:

                                     Commitment                  Percentage
Lender                                 Amount                      Interest
------                                 ------                      --------

Continental Bank N.A.                 $62,500,000                  20.8334%

The First National                    $62,500,000                  20.8334%
  Bank of Boston

Chemical Bank                         $30,000,000                  10.0000%

The Bank of New York                  $25,000,000                   8.3333%

NationsBank of
  Georgia, N.A.                       $25,000,000                   8.3333%

Credit Lyonnais                       $25,000,000                   8.3333%
 Cayman Island Branch

The Chase Manhattan                   $25,000,000                   8.3333%
 Bank, N.A.

Star Bank, N.A.                       $20,000,000                   6.6667%

The Bank of Tokyo Trust               $15,000,000                   5.0000%
  Company

Society National Bank                 $10,000,000                   3.3333%
                                      -----------                   -------


Total                                 $300,000,000                     100%
                                      ============                     ====


The foregoing percentage interests, as adjusted pursuant to the terms of this Agreement and otherwise as the Lenders may from time to time agree among themselves, are referred to as the "Percentage Interests" with respect to all or any portion of the Loan. References in any Credit Document to the Lenders' respective Percentage Interests are to such interests as from time to time in effect.


         11.2. MANAGING AGENT'S AUTHORITY TO ACT, ETC. Each of the Lenders hereby appoints and authorizes the Managing Agents to act for the Lenders as the Lenders' Managing Agents in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein. In acting hereunder, each Managing Agent is acting for its own account to the extent of its Percentage Interest and for the accounts of the other Lenders to the extent of the Lenders' respective Percentage Interests, and all action in connection with the enforcement of, or the exercise of any remedies (other than each Lender's rights of set-off as provided in Section 9.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Managing Agents, as provided for in this Agreement.

         11.3. COMPANY TO PAY ADMINISTRATIVE AGENT, ETC. The Company shall be fully protected in making all payments and providing all notices in respect of the Credit Obligations to the Administrative Agent, in relying upon consents, modifications and amendments executed by the Administrative Agent purportedly on the Lenders' behalf, and in dealing with the Managing Agents as herein provided. The Administrative Agent shall charge the account of the Company, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, the commitment fees and all other fees and amounts owing under any Credit Document.

         11.4.  LENDER OPERATIONS FOR ADVANCES, ETC.

                  11.4.1. ADVANCES. Upon receipt of a borrowing request by the Administrative Agent under Section 2.1, the Administrative Agent shall promptly notify each of the Lenders (by telephone confirmed in writing or otherwise). On each Closing Date, each Lender shall advance to the Administrative Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loan to be advanced on such Closing

         Date prior to 10:00 a.m. (Boston time). If such funds are not received from any Lender at such time, but all the conditions set forth in
         Section 5 have been satisfied, such Lender hereby authorizes and requests the Administrative Agent to advance for such Lender's account, pursuant to the terms hereof, such Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Administrative Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (Boston time) on the day any such portion of the Loan is advanced hereunder.

                  11.4.2. ADMINISTRATIVE AGENT TO ALLOCATE PAYMENTS. Subject to
         Section 11.4.3, all payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement and commitment fees and other fees under this Agreement shall, as a matter of convenience, be made by the Company to the Administrative Agent in immediately available funds, and the share of each Lender shall be credited to such Lender by the Administrative Agent in immediately available funds in such manner that the principal amount, interest and fees in respect of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests.

                  11.4.3. DELINQUENT LENDERS. In the event that any Lender fails to reimburse the Administrative Agent pursuant to Section 11.4.1 for the Percentage Interest of such Lender (the "Delinquent Lender") in any portion of the Loan advanced by the Administrative Agent pursuant to this Section 11, overdue amounts (the "Delinquent Payment") due from the Delinquent Lender to the Administrative Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% PLUS the Federal Funds Rate for any longer period. Such interest shall be payable to the Administrative Agent for the account of each party making reimbursements or otherwise bearing the credit risk of such Delinquent Payment as provided below for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Lender reimburses such other parties on account of the Delinquent Payment and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Administrative Agent all payments which would have thereafter otherwise been payable under the Credit Documents to the Delinquent Lender, and the Administrative Agent shall credit a portion of such payments to each Lender that is not a Delinquent Lender (a "Performing Lender") in an amount equal to the Percentage Interest of such Performing Lender divided by one MINUS the Percentage Interest of the Delinquent Lender.

                  Upon notice by the Administrative Agent, the Company will pay to the Administrative Agent the principal (but not interest) portion of the Delinquent

     Payment. The Administrative Agent will promptly notify each Lender of the Administrative Agent's determination of the Federal Funds Rate.

          The foregoing provisions shall be in addition to any other remedies the Administrative Agent, the Performing Lenders or the Company may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment.

     11.5. SHARING OF PAYMENTS, ETC. Subject to Section 11.4.3, each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of a proportion of the aggregate amount of principal, interest and fees due with respect to its Percentage Interest which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to the Percentage Interest of such other Lender and (b) if such inequality shall continue for more than three Banking Days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event that the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal, interest and fees with respect to the Loan held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests. The Company agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to this Section 11.5 may exercise all rights of payment (including the right of set-off), and shall be obligated to share payments under this Section 11.5, with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Company and a Lender hereunder in the amount of such participation.

     11.6. AMENDMENTS, CONSENTS, WAIVERS, ETC. Except as otherwise set forth herein, the Managing Agents may (and upon the written request of the Required Majority Lenders, the Managing Agents shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving their written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; PROVIDED, HOWEVER, that:

          (a) Except as provided below, without the written consent of the Required Majority Lenders, no modification of or amendment to, or waiver of compliance with, any of the Credit Documents, or of a Default, shall be made.

          (b) Without the written consent of such Lenders as own 100% of the Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below):

               (i) No reduction in the interest rate or the fees with respect to the Loan shall be made.

               (ii) No extension or postponement of the stated time of payment of all or any portion of the Loan or interest thereon or any fees shall be made.

               (iii) No waiver or forgiveness of payment of any portion of the Loan shall be made.

               (iv) No increase in the amount, or extension of the term (including any extension under Section 2.5), of the Lenders' Commitments beyond that provided for under Section 2 shall be made.

               (v) No alteration of the Lenders' several rights of set-off contained in Section 9.2.4 shall be made.

               (vi) No release of any Credit Security other than as permitted by
          Section 7.10 shall be made.

               (vii) No amendment to Section 2.4, 3.2.5, 3.2.6, 3.5, 3.6, 4.5,
          10, 11.5, 11.6 or 16, or to the definition of "Required Majority Lenders" in Exhibit 1, or to any other Section hereof which specifies that the action of all Lenders is required as to any matter, shall be made.

               (viii) No release, amendment or modification of the obligations of AFC under the AFC Agreement shall be made.

               (ix) No assignment by the Company or AFC of its rights or delegation of its duties under any Credit Document shall be made.

          (c) Without the written consent of the Managing Agents, no amendment to Section 11.2, 11.7, 11.8, 11.9, 11.10 or 11.11 shall be made.

     11.7. MANAGING AGENT'S RESIGNATION. Any Managing Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to the other Managing Agent, to each Lender and to the Company and upon the appointment by the Required Majority Lenders of a successor Managing Agent which shall be the non-resigning Managing Agent, or in the event the non-resigning Managing Agent refuses in writing such appointment, another financial institution satisfactory to the Company. If no successor Managing Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Managing Agent's giving of such notice of resignation, then the retiring Managing Agent may, with the consent of the Company, which consent shall not be unreasonably withheld, appoint a successor Managing Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $500,000,000 and a tier one ratio of equity to risk-weighted assets ranking in the top half of all domestic banks having greater than $1,000,000,000 in assets pursuant to regulations issued by the federal Comptroller of the Currency, the Board of Governors of the Federal Reserve System or other applicable federal bank regulatory agencies; PROVIDED, HOWEVER, that any successor Managing Agent appointed under this sentence may be removed upon the written request of the Required Majority Lenders, which request shall also appoint a successor Managing Agent satisfactory to the Company. Upon the appointment of a new Managing Agent hereunder, the term "Administrative Agent" or "Collateral Agent", as the case may be, shall for all purposes of this Agreement thereafter mean such successor. After any retiring Managing Agent's resignation hereunder as a Managing Agent, or the removal hereunder of any successor Managing Agent, the provisions of this Agreement shall continue to inure to the benefit of such Managing Agent as to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement.

     11.8. CONCERNING THE MANAGING AGENTS.

          11.8.1. ACTION IN GOOD FAITH, ETC. Each Managing Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. Each Managing Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to such Managing Agent by the required holders of Credit Obligations as provided in this Agreement.

          11.8.2. NO IMPLIED DUTIES, ETC. Each Managing Agent shall have and may exercise such powers as are specifically delegated to such Managing Agent under this Agreement or any other Credit Document, together with all other powers incidental thereto. Each Managing Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by such Managing Agent. Before taking any action under this Agreement or any other Credit Document, any Managing Agent may request an appropriate specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in Section 11.11, and until such Managing Agent has received such specific indemnity, such Managing Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document; PROVIDED, HOWEVER, that no such indemnity shall extend to actions or omissions which are taken by such Managing Agent with gross negligence or willful misconduct.

          11.8.3. VALIDITY, ETC. Subject to Section 11.8.1, no Managing Agent shall be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document, (c) for the existence or value of any assets included in any security for the Credit Obligations, (d) for the perfection or effectiveness of any Lien purported to be included in such security or (e) for the specification or failure to specify any particular assets to be included in such security.

          11.8.4. COMPLIANCE. No Managing Agent shall be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Administrative Agent shall be fully protected in relying on a certificate of the Company as to the fulfillment by the Company of any conditions to such extension of credit.

          11.8.5. EMPLOYMENT OF MANAGING AGENTS AND COUNSEL. Each Managing Agent may execute any of its duties as a Managing Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, the Company or any of its Subsidiaries or AFC (except as to money or securities received by such Managing Agent or such Managing Agent's authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by such Managing Agent, except where such Managing Agent has acted with gross negligence or willful misconduct. Each Managing Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its respective duties hereunder or under any other Credit Document.

          11.8.6. RELIANCE ON DOCUMENTS AND COUNSEL. Each Managing Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by such Managing Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including without limitation any telephonic or oral statement made by such Person, and, with respect to legal matters, upon the opinion of counsel selected by such Managing Agent.

          11.8.7. MANAGING AGENT'S REIMBURSEMENT. Each of the Lenders severally agrees to reimburse each Managing Agent, in the amount of such Lender's Percentage Interest, for any expenses not reimbursed by the Company (without limiting the obligation of the Company to make such reimbursement): (a) for which such Managing Agent is entitled to reimbursement by the Company under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other expenses incurred by such Managing Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document; PROVIDED, HOWEVER, that no such reimbursement shall apply to actions or omissions which are taken by such Managing Agent with gross negligence or willful misconduct.

     11.9. RIGHTS AS A LENDER. With respect to any credit extended by it hereunder, the Managing Agent Institutions shall have the same rights, obligations and powers hereunder as any other Lenders and may exercise such rights and powers as though they were not the Managing Agents, and unless the context otherwise specifies, the Managing Agent Institutions shall be treated in their respective individual capacities as though they were not the Managing Agents hereunder. Without limiting the generality of the foregoing, the Percentage Interest of the Managing Agent Institutions shall be included in any computations of Percentage Interests. The Managing Agent Institutions and their respective Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Company or any of its Subsidiaries or any other Person, including any Person who may do business with or own an equity interest in the Company or any of its Subsidiaries, all as if such banks were not the Managing Agents and without any duty to account therefor to the other Lenders.

     11.10. INDEPENDENT CREDIT DECISION. Each of the Lenders acknowledges that it has independently and without reliance upon the Managing Agents, based on the financial statements and other documents referred to in Section 8.2, on the other representations and warranties contained herein and on such other information with respect to the Company and its Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Managing Agents that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that no Managing Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by any Managing Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by such Managing Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by any Managing Agent under this Agreement or any other Credit Document, such Managing Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or credit worthiness of the Company or any of its Subsidiaries which may come into the possession of such Managing Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     11.11. INDEMNIFICATION. The holders of the Credit Obligations hereby agree to indemnify each Managing Agent (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), pro rata according to their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against such Managing Agent relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by such Managing Agent in connection with any of the foregoing; PROVIDED, HOWEVER, that the foregoing shall not extend to actions or omissions which are taken by such Managing Agent with gross negligence or willful misconduct.

12. SUCCESSORS AND ASSIGNS; LENDER ASSIGNMENTS AND PARTICIPATIONS. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company or any of its Subsidiaries, the Managing Agents or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; PROVIDED, HOWEVER, that no party may assign its rights or obligations under this Agreement except to the extent set forth below in this Section 12.

     12.1. ASSIGNMENTS BY LENDERS.

          12.1.1. ASSIGNEES AND ASSIGNMENT PROCEDURES. Each Lender may, with the written consent of the Company and the Managing Agents in the case of assignments to a Person other than an Affiliate of such Lender (which consent will not be unreasonably withheld or delayed), in compliance with applicable laws in connection with such assignment, assign to one or more assignees which are Qualified Institutional Buyers (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, its Commitment, the portion of the Loan at the time owing to it and the Notes held by it; PROVIDED, HOWEVER, that:

               (a) If less than the entire interests, rights and obligations of a Lender are assigned, the aggregate amount of the Commitment and the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $15,000,000 (except that each of the Managing Agent Institutions may assign to no more than two Assignees a portion of its Commitment and the Loan owing to it, in each case equal to $10,000,000) and in increments of $1,000,000;

               (b) If less than the entire interests, rights and obligations of a Lender are assigned, after giving effect to such assignment, the portion of the Commitment retained by the assigning Lender shall not be less than 50% of its original Commitment; and

               (c) The parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 12.1.1A or 12.1.1B, as applicable, together with the Notes subject to such assignment and a processing and recordation fee of $3,000; PROVIDED, HOWEVER, that no such processing and recordation fee shall be payable upon any such assignment effected pursuant to Section 3.5.2(a).

     Upon acceptance and recording pursuant to Section 12.1.3, from and after the assignment date specified in each Assignment and Acceptance (which assignment date shall be at least five Banking Days after the execution thereof):

                    (i) The Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement,

                    (ii) The assigning Lender shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.5, 3.5, 3.6 and 10, as well as to any interest and fees accrued for its account hereunder and not yet paid), and

                    (iii) Section 11.1 shall be deemed to be amended to give
               effect to the change in the Commitments and Percentage Interests contemplated by such Assignment and Acceptance.

          12.1.2. TERMS OF ASSIGNMENT AND ACCEPTANCE. By executing and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

               (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes such assignment without recourse and makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto;

               (b) Such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of AFC, the Company or any of their respective Subsidiaries or the performance or observance by the Company or AFC of any of its obligations under this

          Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto;

               (c) Such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.5 or referred to in Section
          8.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) Such Assignee will independently and without reliance upon the Managing Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

               (e) Such Assignee appoints and authorizes each Managing Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

               (f) Such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

          12.1.3. REGISTER. The Administrative Agent shall maintain at the Boston Office a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 12.1.1, (b) the Percentage Interest and Commitment of each such Lender as set forth in
     Section 11.1 and (c) the amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Managing Agents and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent agrees to provide the Company with notice of any changes in the information required by the Register, as set forth in items (a) and (b) above.

          12.1.4. NOTES. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee, together with the Notes subject to such assignment and the processing and recordation fee referred to in Section 12.1.1, the Administrative Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. Within five Banking Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, and shall be dated the date of the surrendered Notes which they replace.

          12.1.5. FOREIGN PERSONS. If any assignment is made under this Section
     12.1 to any Person which is not incorporated or organized under the laws of the United States of America or a state thereof, the Lender making such assignment shall cause such Person to agree that, on or prior to the effective date of such assignment, to the extent necessary to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, it will deliver to the Company and the Administrative Agent:

               (a) Two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor form, as the case may be, certifying in each case that such Person is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes; and

               (b) A duly completed Internal Revenue Service Form W-8 or W-9 or successor form, as the case may be, to establish an exemption from United States backup withholding tax.

          12.1.6. FEDERAL RESERVE BANK. Notwithstanding the foregoing provisions of this Section 12, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

          12.1.7. FURTHER ASSURANCES. The Company and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

     12.2. CREDIT PARTICIPANTS. Each Lender may, without the consent of the Company or the Managing Agents, in compliance with applicable laws in connection with such participation, sell to one or more Qualified Institutional Buyers (each a "Credit Participant") participations in a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including a portion of its Commitment and the Loan owing to it and the Notes held by it); PROVIDED, HOWEVER, that:

          (a) The amount of such participation shall not be less than $15,000,000 and in an increment of $1,000,000;

          (b) After giving effect to such participation, the portion of the Commitment retained by such Lender shall not be less than 50% of its original Commitment;

          (c) Such Lender's obligations under this Agreement shall remain unchanged;

          (d) Such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (e) The Company, the Managing Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement or any other Credit Document, and such Lender shall retain the sole right to enforce the obligations of the Company relating to the Loan and the Notes and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document, except that such Lender may agree with any of its Credit Participants that, without the consent of such Credit Participant, such Lender will not approve any amendments, modifications or waivers with respect to a reduction in any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loan, or any extension or postponement of the dates fixed for payments of principal of, interest on, or fees with respect to the Loan, or the release of any Credit Security; and

          (f) Such Credit Participant shall not grant further participations with respect to its participation interest except to Affiliates of such Credit Participant.

13. CONFIDENTIALITY. Each Lender agrees that it will make no disclosure of any information furnished to it by the Company or AFC or any of their respective Affiliates unless such information shall have become public, except:

          (a) In connection with operations under or the enforcement of this Agreement, the AFC Agreement or any other Credit Document;

          (b) To any proposed Assignee or Credit Participant who agrees (subject to the exceptions provided in this Agreement) to preserve the confidentiality of any confidential information relating to AFC, the Company, Chiquita, Penn Central or any of their respective Affiliates received from such Lender;

          (c) To the applicable bank regulatory or other governmental agencies relating to such Lender or pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

          (d) To any parent or corporate Affiliate of such Lender; PROVIDED, HOWEVER, that any such Person shall also agree to comply with the restrictions set forth in this Section 13 with respect to such information;

          (e) To its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential;

          (f) In connection with any litigation or arbitration proceedings to which such Lender is a party; and

          (g) With the prior written consent of the Company or AFC, to any other Person.

Notwithstanding the foregoing, this Section shall not apply to information which is obtained or was previously obtained by a Lender from a third person who, insofar as is known to such Lender, is not subject to a duty of confidentiality.

14. NOTICES. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy (confirmed by telephone or writing) or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         If to the Company, to it at the following address:

                  Great American Holding Corporation
                  One East Fourth Street
                  Cincinnati, Ohio 45202
                  ATTENTION:  Fred J. Runk

         With a copy to:

                  Keating, Muething & Klekamp
                  1800 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  ATTENTION:  Paul V. Muething

          If to the Administrative Agent, the Collateral Agent, any Managing Agent or any Lender, to it at its address set forth on the signature page of this Agreement, to the attention of the account officer specified on the signature page, with a copy to the Managing Agents.

15. COURSE OF DEALING, AMENDMENTS AND WAIVERS. No course of dealing between any Lender and the Company or any of its Subsidiaries shall operate as a waiver of any of the Lenders' rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. The Company acknowledges that if the Lenders, without being required to do so by this Agreement or any other Credit Document, give any notice or information to any of the Company and its Subsidiaries, or obtain any consent from any of them, the Lenders shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to secure any such consent on any future occasion. No delay or omission in exercising any right, or any partial exercise of any right, on the part of any Lender under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right, or preclude the further exercise of such right or any other right, hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Managing Agents or the holders of the required Credit Obligations.

16. DEFEASANCE. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company hereunder or under any other Credit Document, this Agreement shall terminate and, at the Company's written request, accompanied by such certificates and opinions as the Managing Agents shall reasonably deem necessary, the Credit Security shall revert to the Company and the right, title and interest of the Lenders therein shall terminate; PROVIDED, HOWEVER, that Sections 3.2.5, 3.5, 3.6, 10, 11.8.7, 11.11, 13, 17 and 18 shall survive the termination of this Agreement. Thereupon, on the Company's demand and at its cost and expense, each Managing Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and the Collateral Agent shall redeliver to the Company any Credit Security then in its possession.

17.  VENUE; SERVICE OF PROCESS.  The Company by its execution hereof:

          (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof; and

          (b) Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

The Company hereby consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to
Section 14 is reasonably calculated to give actual notice.

18. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND THE LENDERS HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. The Company acknowledges that it has been informed by the Lenders that the provisions of this Section 18 constitute a material inducement upon which each of the Lenders has relied, is relying and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 18 with its counsel. Any Lender or the Company may file an original counterpart or a copy of this Section 18 with any court as written evidence of the consent of the Company and the Lenders to the waiver of their rights to trial by jury.

19.  ACKNOWLEDGEMENTS.  The Company hereby acknowledges:

          (a) It has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) No Lender has a fiduciary relationship to the Company, and the relationship between any Lender, on the one hand, and the Company on the other hand, is solely that of debtor and creditor; and

          (c) No joint venture exists between the Company and any Lender.

20. GENERAL. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The table of contents and headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral with respect to such subject matter. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                   GREAT AMERICAN HOLDING CORPORATION

                                   By ____________________________
                                      Vice President & Treasurer

                                   CONTINENTAL BANK N.A., in its

Agent


                                   By ___________________________
                                      Managing Director

                                          231 LaSalle Street
                                          9Q
                                          Chicago, Illinois  60697
                                          Telecopy:  (312) 987-0303

                                   THE FIRST NATIONAL BANK OF BOSTON,
Agent


                                   By ___________________________
                                      Director

                                           Media and Communications Division
                                           Mail Stop 01-08-08
                                           100 Federal Street
                                           Boston, Massachusetts  02110
                                           Telecopy:     (617) 434-3401

                                   CHEMICAL BANK


                                   By ___________________________
                                      Vice President

                                        270 Park Avenue
                                        New York, New York 10017
                                        Telecopy: (212) 972-0009

                                   THE BANK OF NEW YORK


                                   By ___________________________
                                      Vice President

                                        One Wall Street
                                        New York, New York  10286
                                        Telecopy:  (212) 809-9520


                                   NATIONSBANK, N.A.


                                   By ___________________________
                                      Vice President

                                        600 Peachtree Street
                                        Atlanta, Georgia 30308
                                        Telecopy:  (404) 607-6318


                                   CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                   By ___________________________
                                      Authorized Signature

                                        c/o Credit Lyonnais
                                        New York Branch
                                        Credit Lyonnais Building

                                        1301 Avenue of the Americas
                                        New York, New York 10019
                                        Telecopy:  (212) 459-3176

                                   THE CHASE MANHATTAN BANK, N.A.


                                   By ___________________________
                                      Vice President

                                        Insurance Corporate
                                        Finance Division
                                        One Chase Manhattan Plaza
                                        New York, New York  10081
                                        Telecopy:  (212) 552-1999


                                   STAR BANK, N.A.


                                   By ___________________________
                                      Senior Vice President

                                        425 Walnut Street
                                        Cincinnati, Ohio 45201-1038
                                        Telecopy:  (513) 632-2068


                                   THE BANK OF TOKYO TRUST COMPANY


                                   By ___________________________
                                      Vice President

                                        1251 Avenue of the Americas
                                        New York, New York  10116-3138
                                        Telecopy:

                                        with notice to:

                                        600 Vine Street
                                        Suite 1908
                                        Cincinnati, Ohio 45202
                                        Telecopy: (513) 579-9204

                                   SOCIETY NATIONAL BANK


                                   By ___________________________
                                      Vice President

                                        525 Vine Street
                                        Cincinnati, Ohio 45202
                                        Telecopy:  (513) 762-8222

                                                                       EXHIBIT 1
                                                                       ---------


                        DEFINITIONS OF CAPITALIZED TERMS

     1. "ACCUMULATED BENEFIT OBLIGATIONS" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in a manner consistent with Statement No. 87 of the Financial Accounting Standards Board.

     2. "ADDITIONAL COLLATERAL" has the meaning provided in Section 6.2.1.

     3. "ADDITIONAL COLLATERAL EVENT" has the meaning provided in Section 6.2.1.

     4. "ADMINISTRATIVE AGENT" means Bank of Boston in its capacity as administrative agent for the Lenders under this Agreement, as well as its successors and assigns in such capacity pursuant to Section 11.7.

     5. "ADMINISTRATIVE AGENT OFFICER" shall mean any vice president or assistant vice president of the Administrative Agent or any other officers or employees of the Administrative Agent from time to time designated by it in writing to the Company.

     6. "AFC" means American Financial Corporation, an Ohio corporation.

     7. "AFC AGREEMENT" has the meaning provided in Section 5.4.

     8. "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, and shall include (a) any officer or director or general partner of such Person and (b) any Person of which such Person or any Affiliate (as defined in clause (a) above) of such Person shall, directly or indirectly, beneficially own either (i) at least 35% of the outstanding equity securities having the general power to vote or (ii) at least 35% of all equity interests.

     9. "APPLICABLE RATE" means:

          (a) with respect to any portion of the Loan outstanding prior to the Conversion Date, the Revolving Rate; and

          (b) with respect to any portion of the Loan outstanding on or after the Conversion Date, the Term Rate.

     10. "ASSESSMENT RATE" means for any CD Interest Period, the net annual assessment rate (rounded if necessary to the nearest 1/100%), as from time to time in effect, payable by the Managing Agent Institutions to the Federal Deposit Insurance Corporation (or any similar insurer) for the insurance of nonpersonal time deposits in an amount of at least $100,000 with a term corresponding to such CD Interest Period.

     11. "ASSIGNEE" has the meaning provided in Section 12.1.1.

     12. "ASSIGNMENT AND ACCEPTANCE" has the meaning provided in Section 12.1.1.

     13. "BANK OF BOSTON" means The First National Bank of Boston.

     14. "BANKING DAY" means any day on which banks are open to conduct business in Boston, Massachusetts, Chicago, Illinois and New York, New York and, if such term is used with reference to a Eurodollar Pricing Option, any day on which dealings are effected in the Eurodollars in question by first class banks in the inter-bank Eurodollar market in New York, New York and at the location of the applicable Eurodollar Office.

     15. "BANKRUPTCY CODE" means Title 11 of the United States Code (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     16. "BANKRUPTCY DEFAULT" means an Event of Default referred to in Section 9.1.14.

     17. "BASE RATE" means, on any day, the greater of (a) the rate of interest announced by Bank of Boston at the Boston Office as its Base Rate, or (b) the Federal Funds Rate PLUS 2%.

     18. "BASIC CD RATE" means as applied to any CD Interest Period, the rate determined by ascertaining the respective prevailing rates at which two or more New York certificate of deposit dealers of recognized standing bid at approximately 10:00 a.m. (Eastern Time) on the first Banking Day of the CD Interest Period in question for certificates of deposit issued in United States Funds by the Managing Agent Institutions in face amount equal to the Managing Agent Institutions' Percentage Interests in the portion of the Loan as to which a CD Pricing Option has been elected and having a term corresponding to the CD Interest Period in question, all as determined by the Managing Agent Institutions on the basis of quotations for such prevailing bid rates. Each determination by the Managing Agent Institutions of any Basic CD Rate pursuant to the foregoing sentence shall, in the absence of manifest error, be conclusive.

     19. "BASIC EURODOLLAR RATE" means, as applied to any Eurodollar Interest Period, the rate of interest at which Eurodollar deposits in an amount equal to the Managing Agent Institutions' Percentage Interests in the portion of the Loan as to which a Eurodollar Pricing Option has been elected and which have a term corresponding to the Eurodollar Interest Period in question are offered to the Managing Agent Institutions by first class banks in the inter-bank Eurodollar market for delivery in immediately available funds at a Eurodollar Office on the first day of such Eurodollar Interest Period as determined by the Managing Agent Institutions at approximately 10:00 a.m. (Boston time) two Banking Days prior to the date upon which the Eurodollar Interest Period in question is to commence, which determination by the Managing Agent Institutions shall, in the absence of manifest error, be conclusive.

     20. "BOSTON OFFICE" means the principal banking office of the Administrative Agent in Boston, Massachusetts.

     21. "BY-LAWS" means all written rules, regulations, procedures and by-laws and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

     22. "CAPITALIZED LEASE" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP and Statement Nos. 13 and 97 of the Financial Accounting Standards Board.

     23. "CAPITALIZED LEASE OBLIGATIONS" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP and Statement Nos. 13 and 97 of the Financial Accounting Standards Board.

     24. "CD INTEREST PERIOD" means any period selected as provided in Section
3.2.2 and in Section 3.2.4 of 30, 60 or 90 days, commencing on any Banking Day; PROVIDED, HOWEVER, that subject to Section 3.2.4, if any CD Interest Period so selected would otherwise end on a date which is not a Banking Day, such CD Interest Period shall instead end on the next succeeding Banking Day; and PROVIDED, FURTHER that if any CD Interest Period so selected would extend beyond the Final Maturity Date, the last day of such CD Interest Period shall be the Final Maturity Date.

     25. "CD PRICING OPTION" means the options granted pursuant to Section 3.2.2 to have the interest on all or any portion of the Loan computed on the basis of a CD Rate.

     26. "CD RATE" for any CD Interest Period means the sum of (a) the Assessment Rate, PLUS (b) the rate, rounded if necessary to the nearest 1/100%, obtained by dividing (i) the Basic CD Rate for such CD Interest Period by (ii) an amount equal to 1 MINUS the CD Reserve Rate; PROVIDED, HOWEVER, that if at any time during such CD Interest Period the Assessment Rate or the CD Reserve Rate changes, the CD Rate for such CD Interest Period shall automatically be adjusted to reflect such change. Each determination by the Managing Agent Institutions of a CD Rate pursuant to the foregoing sentence shall, in the absence of manifest error, be conclusive.

     27. "CD RESERVE RATE" means the stated maximum rate as changed from time to time (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset) required by any Legal Requirement to be maintained by any Lender against nonpersonal time deposits in an amount of at least $100,000 with a term corresponding to such CD Interest Period, or against the principal amount of or interest on any portion of the Loan subject to a CD Pricing Option.

     28. "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     29. "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     30. "CHARTER" means the articles of organization, certificate of incorporation, statute, constitution, joint venture or partnership agreement, or other charter of any Person other than an individual, each as from time to time in effect.

     31. "CHIQUITA" means Chiquita Brands International Inc., a New Jersey corporation.

     32. "CLOSING DATE" means any date on which any extension of credit is made pursuant to Section 2.

     33. "CODE" means, collectively, the federal Internal Revenue Code of 1986 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     34. "COLLATERAL AGENT" means Continental Bank in its capacity as collateral agent for the Lenders hereunder as well as its successors and assigns in such capacity pursuant to Section 11.7.

     35. "COLLATERAL VALUE" means:

          (a) with respect to any share of stock:

               (i) the last reported sales price on the most recent trading day of the principal national securities exchange on which such shares are listed or admitted to trading, or

               (ii) if such shares are not listed or admitted to trading on a national securities exchange, the reported bid price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or

               (iii) in the absence of any of the foregoing, as determined by the Required Majority Lenders in such manner as they may determine in their sole discretion; or

          (b) with respect to any other asset, as determined by the Required Majority Lenders in such manner as they may determine in their sole discretion.

     36. "COMMITMENT" means, with respect to any Lender, such Lender's Percentage Interest in the obligations to extend the credit contemplated by this Agreement.

     37. "COMMITMENT FEE RATE" means, on any date, an amount equal to daily interest at the rate of 1/4% per annum on the amount, if any, by which (i) the daily Maximum Amount of Credit during the three-month period ending on such date exceeds (ii) the daily Revolving Loan during such period.

     38. "COMPANY" means Great American Holding Corporation, an Ohio corporation.

     39. "COMPANY PLEDGED STOCK" has the meaning provided in Section 6.1.

     40. "CONSOLIDATED" and "CONSOLIDATING", when used with reference to any term, mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships and joint ventures) as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

     41. "CONTINENTAL BANK" means Continental Bank N.A.

     42. "CONSOLIDATED NET LOSS" means, for any period, the net loss of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis.

     43. "CONSOLIDATED NET WORTH" means, on any date, the excess of (a) total assets appearing on the Consolidated balance sheet of the Company and its Subsidiaries, over (b) the aggregate of all liabilities appearing on such Consolidated balance sheet, but in no event including amounts appearing under the caption "Total Shareholder's Equity", all determined in accordance with GAAP.

     44. "CONVERSION DATE" means December 31, 1996 or such later date as determined in accordance with Section 2.5.

     45. "CREDIT DOCUMENTS" means:

          (a) This Agreement, the Notes and the AFC Agreement, each as from time to time in effect;

          (b) All financial statements, reports, notices, mortgages, assignments, Uniform Commercial Code financing statements or certificates delivered to any of the Lenders by the Company, any Subsidiary, AFC or any other Person as a guarantor, pledgor or other obligor in connection with this Agreement; and

          (c) Any other present or future agreement or instrument from time to time entered into among any Managing Agent or all the Lenders, on the one hand, and the Company, any Subsidiary, AFC or any other Person as a guarantor, pledgor or other obligor, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

     46. "CREDIT OBLIGATIONS" means all present and future liabilities, obligations and Indebtedness of the Company, any Subsidiary, AFC or any other Person becoming party to a Credit Document as a guarantor, pledgor or other obligor owing to the Lenders or any of them under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, commitment fees, amounts provided for in Sections 3.2.5,
3.5 and 3.6, and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document.

     47. "CREDIT PARTICIPANT" has the meaning provided in Section 12.2.

     48. "CREDIT SECURITY" means all assets now or from time to time hereafter subjected to a security interest or charge (or intended or required so to be pursuant to this Agreement, the AFC Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations.

     49. "DEFAULT" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

     50. "DELINQUENCY PERIOD" has the meaning provided in Section 11.4.3.

     51. "DELINQUENT LENDER" has the meaning provided in Section 11.4.3.

     52. "DELINQUENT PAYMENT" has the meaning provided in Section 11.4.3.

     53. "DESIGNATED INSURANCE SUBSIDIARY" means any Person engaged primarily in the insurance business and licensed as an insurance company in one or more states, of which GAIC shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own more than 80% of the outstanding capital stock (or other shares of beneficial interest) or more than 80% of such stock (or other shares of beneficial interest) entitled to vote generally or (b) hold more than 80% of the partnership, joint venture or similar interests.

     54. "DESIGNATED SUBSIDIARY" means any Person of which the Company (or other specified Person) shall at the time, directly or through one or more of its Designated Subsidiaries (a) own more than 80% of the outstanding capital stock (or other shares of beneficial interest) or more than 80% of such stock (or other shares of beneficial interest) entitled to vote generally or (b) hold more than 80% of the partnership, joint venture or similar interests.

     55. "DISTRIBUTION" means:

          (a) The declaration or payment of any dividend, on or in respect of any shares of any class of capital stock of the Company or any Subsidiary, other than dividends payable solely in shares of common stock of the payor;

          (b) The purchase or other retirement of any shares of any class of capital stock of the Company or any Subsidiary directly or indirectly through a Subsidiary or otherwise;

          (c) Any other distribution on or in respect of any shares of any class of capital stock of the Company or any Subsidiary; or

          (d) Any payment of principal of or interest or premium on, or any purchase or other retirement of, any Indebtedness required to be subordinated to any Credit Obligations.

     56. "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     57. "ERISA" means, collectively, the Employee Retirement Income Security Act of 1974 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     58. "ERISA GROUP MEMBER" means AFC and any of its Subsidiaries and any Person which is a member of the controlled group or under common control with AFC or any of its Subsidiaries within the meaning of sections 414(b) or 414(c) of the Code or section 4001(a)(14) of ERISA.

     59. "EURODOLLAR INTEREST PERIOD" means any period, selected as provided in
Section 3.2.1, of one, two, three or six months commencing on any Banking Day; PROVIDED, HOWEVER, that subject to Section 3.2.4, if any Eurodollar Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Eurodollar Interest Period shall instead begin or end, as the case may be, on the next succeeding Banking Day unless such next succeeding Banking Day would fall in the next calendar month, in which case such Eurodollar Interest Period shall end on the next preceding Banking Day, and if there exists no day numerically corresponding to the commencement date of such Eurodollar Interest Period in the month in which the last day of such Eurodollar Interest Period would otherwise fall, such Eurodollar Interest Period shall end on the last Banking Day of such month; PROVIDED, HOWEVER, that if any Eurodollar Interest Period would extend beyond the Final Maturity Date, the last day of such Eurodollar Interest Period shall be the Final Maturity Date, all in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office.

     60. "EURODOLLAR OFFICE" means such non-United States office or international banking facility of any Lender as such Lender may from time to time select.

     61. "EURODOLLAR PRICING OPTIONS" means the options granted pursuant to
Section 3.2.1 to have the interest on all or any portion of the Loan computed on the basis of a Eurodollar Rate.

     62. "EURODOLLAR RATE" for any Eurodollar Interest Period means the rate, rounded to the nearest 1/100%, obtained by dividing (a) the Basic Eurodollar Rate for such Eurodollar Interest Period by (b) an amount equal to 1 MINUS the Eurodollar Reserve Rate; PROVIDED, HOWEVER, that if at any time during such Eurodollar Interest Period the Eurodollar Reserve Rate applicable to any outstanding Eurodollar Pricing Option changes, the Eurodollar Rate for such Eurodollar Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change.

     63. "EURODOLLAR RESERVE RATE" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System, (b) any other category of liabilities that includes deposits by reference to which the interest rate on portions of the Loan subject to Eurodollar Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan subject to a Eurodollar Pricing Option, or (d) any other category of extensions of credit, or other assets, that includes loans by a non-United States office of any of the Lenders to United States residents.

     64. "EURODOLLARS" means, with respect to any Lender, deposits of United States Funds in a non-United States office or an international banking facility of such Lender.

     65. "EVENT OF DEFAULT" has the meaning provided in Section 9.1.

     66. "EXCHANGE ACT" means, collectively, the federal Securities Exchange Act of 1934 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     67. "FACILITY FEE RATE" means an amount equal to daily interest at the rate of 3/8% per annum (a) on and prior to the Conversion Date, on the Maximum Amount of Credit and (b) after the Conversion Date, on the Term Loan.

     68. "FEDERAL FUNDS RATE" means, for any day, (a) the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, as determined by the Managing Agent Institutions using any reasonable means of determination. Each determination by the Managing Agent Institutions of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

     69. "FINAL MATURITY DATE" means December 31, 2000 or such later date as determined in accordance with Section 2.5.

     70. "FINANCIAL OFFICER" means, with respect to any Person, the chief financial officer or treasurer of such Person or a vice president whose primary responsibility is for the financial affairs of such Person.

     71. "FINANCING DEBT" means:

          (a) Indebtedness for borrowed money;

          (b) Indebtedness evidenced by notes, debentures or similar instruments;

          (c) Indebtedness in respect of Capitalized Leases;

          (d) Indebtedness for the deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business); and

          (e) Indebtedness in respect of mandatory redemption or dividend rights on capital stock (or other equity).

     72. "FOREIGN TRADE REGULATIONS" means, collectively and as from time to time in effect (including any successor statutes or regulations), (a) the federal Comprehensive Anti-Apartheid Act of 1986, (b) the regulations with respect to certain prohibited foreign trade transactions set forth at 31 C.F.R. Parts 500-565 et seq. and (c) any order, regulation, ruling, interpretation, license, direction, instruction or notice relating to any of the foregoing.

     73. "GAAP" means generally accepted accounting principles, as defined by the Financial Accounting Standards Board, as from time to time in effect.

     74. "GAIC" means Great American Insurance Company, an Ohio corporation.

     75. "GAIC NET LOSS" means, for any period, the net loss of GAIC (on an individual basis) determined in accordance with statutory accounting principles, excluding realized gains or losses of GAIC from the sale of Designated Insurance Subsidiaries to the extent that such Designated Insurance Subsidiaries have either (a) assets in excess of 20% of GAIC's assets (on a Consolidated basis) at the time of such sale or (b) premium revenue for such period in excess of 20% of GAIC's premium revenue (on a Consolidated basis) for such period.

     76. "GAIC NET LOSS MARGIN" on any date:

          (a) When, for the most recently completed period of four consecutive fiscal quarters for which financial statements have been furnished to the Lenders pursuant to Section 7.5.1 or 7.5.2, GAIC shall have incurred a GAIC Net Loss less than $25,000,000 and at the end of such period Consolidated Net Worth exceeded $1,000,000,000, means 1/8%;

          (b) When, for the most recently completed period of four consecutive fiscal quarters for which financial statements have been furnished to the Lenders pursuant to Section 7.5.1 or 7.5.2, GAIC shall have incurred a GAIC Net Loss less than $25,000,000 and at the end of such period Consolidated Net Worth was less than $1,000,000,000, means 1/4%;

          (c) When, for the most recently completed period of four consecutive fiscal quarters for which financial statements have been furnished to the Lenders pursuant to Section 7.5.1 or 7.5.2, GAIC shall have incurred a GAIC Net Loss of $25,000,000 or more, means 1/4%;

          (d) When, for the most recently completed period of four consecutive fiscal quarters for which financial statements have been furnished to the Lenders pursuant to Section 7.5.1 or 7.5.2, GAIC shall have incurred a GAIC Net Loss for any two fiscal quarters during such period, but neither paragraph (b) nor (c) above applies to such period, means 1/8%; and

          (e) At any other time, means zero;

PROVIDED, HOWEVER, that the applicable GAIC Net Loss Margin may not decrease until such time as no Default exists and the most recent financial statements furnished to the Lenders pursuant to Section 7.5.1 or 7.5.2 demonstrate a GAIC Net Profit for each of the two most recently completed fiscal quarters.

     The applicable GAIC Net Loss Margin shall be effective on the earlier of the date on which the most recent financial statements required by Section 7.5.1 or 7.5.2 are furnished or deemed furnished to the Lenders under Section 14.

     77. "GAIC NET PROFIT" means, for any period, the net profit of GAIC (on an individual basis) determined in accordance with statutory accounting principles, excluding realized gains or losses of GAIC from the sale of Designated Insurance Subsidiaries to the extent that such Designated Insurance Subsidiaries have either (a) assets in excess of 20% of GAIC's assets (on a Consolidated basis) at the time of such sale or (b) premium revenue for such period in excess of 20% of GAIC's premium revenue (on a Consolidated basis) for such period.

     78. "HAZARDOUS MATERIAL" means:

          (a) Any "hazardous substance", as defined by CERCLA;

          (b) Any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

          (c) Any petroleum product; or

          (d) Any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     79. "INDEBTEDNESS" means all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including:

          (a) Liabilities secured by any Lien existing on property owned or acquired by the obligor or any Subsidiary thereof, whether or not the liability secured thereby shall have been assumed;

          (b) Capitalized Lease Obligations;

          (c) Mandatory redemption, repurchase or dividend obligations with respect to capital stock (or other evidence of beneficial interest); and

          (d) All guarantees and endorsements in respect of Indebtedness of others.

     80. "INDEMNITEE" has the meaning provided in Section 10.2.

     81. "INDENTURE INDEBTEDNESS" means Indebtedness of the Company outstanding from time to time under (a) the Indenture dated as of August 15, 1988 between the Company and Star Bank, National Association, Cincinnati, as Trustee (the "Indenture Trustee"), providing for the issuance of the Company's 11% Notes due August 15, 1998 in the original aggregate principal amount of $220,000,000 and
(b) the Indenture dated as of September 15, 1988 between the Company and the Indenture Trustee, providing for the issuance of the Company's Floating Rate Notes due September 15, 1995 in the original aggregate principal amount of $75,000,000, each as in effect on December 7, 1993, and previously furnished to the Managing Agents.

     82. "INSURANCE AUTHORITIES" means collectively, in relation to any particular jurisdiction, the insurance regulatory authorities, commissions, agencies, departments, boards or other authorities of or in that jurisdiction.

     83. "INTEREST PERIOD" means each Eurodollar Interest Period and each CD Interest Period.

     84. "LEGAL REQUIREMENT" means any requirement imposed upon any of the Lenders by any law of the United States of America or any jurisdiction in which any Eurodollar Office is located or by any regulation, order, interpretation, ruling or official directive of the Board of Governors of the Federal Reserve System or any other board or governmental or administrative agency of the United States of America, any central bank or of any jurisdiction in which any Eurodollar Office is located, or of any political subdivision of any of the foregoing. Any requirement imposed by any such regulation, order, interpretation, ruling or official directive not having the force of law shall be deemed to be a Legal Requirement if any of the Lenders reasonably believes that compliance therewith is in the best interest of such Lender.

     85. "LENDERS" means the Managing Agent Institutions and the other banks and other Persons owning a Percentage Interest and their respective successors and assigns, including Assignees under Section 12.1.

     86. "LIEN" means, with respect to any Person:

          (a) Any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of such Person, whether now owned or hereafter acquired, or upon the income or profits or proceeds therefrom;

          (b) Any arrangement or agreement which prohibits such Person from creating encumbrances, mortgages, pledges, liens, charges or other security interests;

          (c) The acquisition of, or the agreement or option to acquire, any property or assets upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease); and

          (d) The sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of such Person, with or without recourse.

     87. "LINDNER FAMILY MEMBERS" means, collectively, Carl H. Lindner, Richard
E. Lindner, Robert D. Lindner, Carl H. Lindner III, S. Craig Lindner and Keith
E. Lindner, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof.

     88. "LOAN" means the Revolving Loan or the Term Loan, as applicable.

     89. "LOAN MARGIN" has the meaning provided in Section 6.2.1.

     90. "MANAGING AGENTS" means, collectively, the Administrative Agent and the Collateral Agent.

     91. "MANAGING AGENT INSTITUTIONS" means, collectively, Bank of Boston and Continental Bank, in their respective individual capacities.

     92. "MARGIN STOCK" means "margin stock" within the meaning of Regulation G, T, U or X (or any successor provisions) of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, all as from time to time in effect.

     93. "MATERIAL ADVERSE CHANGE" means a material adverse change since December 31, 1992 in the business, assets, financial condition, income or prospects of the Company, GAIC and AFC and their respective Subsidiaries (on a Consolidated basis), whether as a result of (a) general economic conditions affecting the industries in which such Persons or the businesses in which they have made their principal investments operate, (b) difficulties in obtaining supplies and raw materials by the Company and its Subsidiaries or such businesses, (c) fire, flood or other natural calamities, (d) environmental pollution, (e) regulatory changes, judicial decisions, war or other governmental action or (f) any other event or development, whether or not related to those enumerated above.

     94. "MATERIAL SUBSIDIARY" means any Subsidiary (including its Subsidiaries) which meets the following condition: the Company's and its other Subsidiaries' proportionate ownership share of the total assets (after intercompany eliminations) of such Subsidiary exceeds ten percent of the total assets of the Company and all of its Subsidiaries consolidated as of the end of the most recently completed fiscal year.

     95. "MAXIMUM AMOUNT OF CREDIT" has the meaning provided in Section 2.1.1.

     96. "MULTIEMPLOYER PLAN" means any Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     97. "NET WORTH" means, at any date, the amount set forth on the balance sheet of the Company (on an unconsolidated basis), prepared in accordance with GAAP, as "Total Shareholder's Equity".

     98. "NOTES" means each of the Revolving Notes and the Term Notes.

     99. "PAYMENT DATE" means the last Banking Day of each March, June, September and December of each year.

     100. "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

     101. "PENN CENTRAL" means The Penn Central Corporation, a Pennsylvania corporation.

     102. "PERCENTAGE INTEREST" has the meaning provided in Section 11.1.

     103. "PERFORMING LENDER" has the meaning provided in Section 11.4.3.

     104. "PERSON" means any present or future natural person or any corporation, association, partnership, joint venture, company, business trust, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

     105. "PLAN" means, at any time, any pension or other employee benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made, by the Company or any of its Subsidiaries within six years prior to such time.

     106. "PRIOR AFC AGREEMENTS" means, collectively (a) the Guarantee, Security and Subordination Agreement dated as of September 30, 1991, as in effect on the date hereof, among the Company, AFC and Bank of Boston, as agent and (b) the Guarantee, Security and

Subordination Agreement dated as of September 30, 1991 as in effect on the date hereof, among the Company, AFC and Continental Bank, as agent.

     107. "PLEDGED STOCK" means the Company Pledged Stock and the AFC Pledged Stock (as defined in the AFC Agreement).

     108. "PRICING OPTIONS" means each of the Eurodollar Pricing Options and the CD Pricing Options.

     109. "PRICING OPTION RATE" means the Eurodollar Rate or the CD Rate, as the case may be.

     110. "PRIOR CREDIT AGREEMENTS" means, collectively (a) the Credit Agreement dated as of September 30, 1991, as in effect on the date hereof, among the Company and a group of lenders for which Bank of Boston is acting as agent and
(b) the Credit Agreement dated as of September 30, 1991, as in effect on the date hereof, among the Company and a group of lenders for which Continental Bank is acting as agent.

     111. "QUALIFIED INSTITUTIONAL BUYER" means:

          (a) A duly authorized domestic bank, savings and loan association, registered investment company, registered investment adviser or registered dealer, acting for its own account or the accounts of other Qualified Institutional Buyers, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities and (if a bank or savings and loan association) which has a net worth of at least $100 million;

          (b) A foreign bank or savings and loan association or equivalent institution, acting for its own account or the account of other Qualified Institutional Buyers, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities and has a net worth of at least $100 million; or

          (c) Any other entity which also constitutes a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     112. "REGISTER" has the meaning provided in Section 12.1.3.

     113. "RELEASE" means a "release", as defined in CERCLA.

     114. "REQUIRED MAJORITY LENDERS" means such Lenders as own at least 67% of the Percentage Interests.

     115. "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, ET SEQ. (or any successor statute) and the rules and regulations thereunder, each as in effect from time to time.

     116. "REVOLVING LOAN" has the meaning provided in Section 2.1.1.

     117. "REVOLVING NOTE" has the meaning provided in Section 2.1.3.

     118. "REVOLVING RATE" means the sum of:

               (a) (i) With respect to any such portion of the Loan which is at the time subject to an effective Eurodollar Pricing Option, the sum of 1 3/8% PLUS the Eurodollar Rate;

               (ii) With respect to any such portion of the Loan which is at the time subject to an effective CD Pricing Option, the sum of 1 1/2% PLUS the CD Rate; and

               (iii) With respect to any other such portion of the Loan, the Base Rate; PLUS

                    (b) the GAIC Net Loss Margin, if any.

     119. "SECURITIES ACT" means, collectively, the federal Securities Act of 1933 (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

     120. "SUBSIDIARY" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own more than 50% of the outstanding capital stock (or other shares of beneficial interest) or more than 50% of such stock (or other shares of beneficial interest) entitled to vote generally, (b) hold more than 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

     121. "TAX" means any tax, levy, impost, duty, deduction, withholding or other charge of whatever nature at any time required by any Legal Requirement
(a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made by the Company to any Lender, in each case on or with respect to (i) any Eurodollar deposit purchased in the inter-bank Eurodollar market which was used to fund any portion of the Loan subject to a Eurodollar Pricing Option, (ii) any deposit represented by a certificate of deposit purchased in New York, New York or Boston, Massachusetts, which was used to fund any portion of the Loan subject to a CD Pricing Option, (iii) any portion of the Loan subject to a Eurodollar Pricing Option or a CD Pricing Option funded with the proceeds of any such Eurodollar deposit or deposit evidenced by a certificate of deposit, as applicable, (iv) the principal amount of or interest on any portion of the Loan, or (v) funds transferred from a non-United States office or an international banking facility to a United States office of such Lender in order to fund a portion of the Loan subject to a Eurodollar Pricing Option; PROVIDED, HOWEVER, that the term "Tax" shall not include (1) taxes imposed upon or measured by the net income or net worth of such Lender, (2) taxes which would have been imposed even if there had been no provision for Pricing Options in this Agreement or (3) amounts required to be withheld by such Lender from payments of interest to Persons from whom Eurodollar deposits or deposits represented by certificates of deposit were purchased by such Lender.

     122. "TERM LOAN" has the meaning provided in Section 2.2.1.

     123. "TERM NOTE" has the meaning provided in Section 2.2.2.

     124. "TERM RATE" means the sum of 1/8% PLUS the Revolving Rate.

     125. "UNITED STATES FUNDS" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

     126. "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by the Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

                                                                   EXHIBIT 2.1.3
                                                                   -------------
                                 REVOLVING NOTE

 R-                                                            December __, 1993

     FOR VALUE RECEIVED, the undersigned, GREAT AMERICAN HOLDING CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay [INSERT LENDER] (the "Lender") or order, on the Conversion Date, the aggregate unpaid principal amount of the loans made by the Lender to the Company pursuant to the Credit Agreement referred to below. The Company promises to pay daily interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and principal and fees at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

     Payments hereunder shall be made to The First National Bank of Boston, as Administrative Agent for the payee hereof, at 100 Federal Street, Boston, Massachusetts 02110.

     All loans made by the Lender pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company under this Note, such Credit Agreement or under any other Credit Document.

     This Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit Agreement dated as of December 7, 1993, as from time to time in effect (the "Credit Agreement"), among the maker, the payee hereof, the Managing Agents and certain other lenders. The principal of this Note is prepayable in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

     The parties hereto, including the Company and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                            GREAT AMERICAN HOLDING CORPORATION



                                            By________________________________
                                             Vice President & Treasurer

                         LOAN AND PAYMENTS OF PRINCIPAL

------------------------------------------------------------

           Amount      Amount of       Unpaid
             of        Principal      Principal        Notation
Date        Loan        Repaid         Balance         Made By

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

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                                      -3-

------------------------------------------------------------

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                                      -4-

                                                                   EXHIBIT 2.2.2
                                                                   -------------

                                    TERM NOTE

  T-__                                                                    , 199_

     FOR VALUE RECEIVED, the undersigned, GREAT AMERICAN HOLDING CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay [INSERT LENDER] (the "Lender") or order, on the Final Maturity Date, the aggregate unpaid principal amount of the loans made by the Lender to the Company pursuant to the Credit Agreement referred to below. The Company promises to pay daily interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and principal and fees at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

     Payments hereunder shall be made to The First National Bank of Boston, as Administrative Agent for the payee hereof, at 100 Federal Street, Boston, Massachusetts 02110.

     This Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit Agreement dated as of December 7, 1993, as from time to time in effect (the "Credit Agreement"), among the maker, the payee hereof, the Managing Agents and certain other lenders. The principal of this Note is prepayable in the amounts and under the circumstances set forth in Section 4 of the Credit Agreement (including the prepayments of principal required by Section 4.2.2 of the Credit Agreement), and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

     The parties hereto, including the Company and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                 GREAT AMERICAN HOLDING CORPORATION

                                 By________________________________
                                  Vice President & Treasurer

                                                                     EXHIBIT 5.1

                          FORM OF OFFICERS' CERTIFICATE

     Pursuant to Section 2.1.2 of the Credit Agreement dated as of December 7, 1993, as now in effect (the "Credit Agreement"), among the undersigned Great American Holding Corporation (the "Company"), The First National Bank of Boston for itself and as Administrative Agent and as Managing Agent, Continental Bank N.A., for itself and as Collateral Agent and as Managing Agent, and certain other Lenders, the Company requests that a loan be made on the date specified below (the "Closing Date") in the following amount:

     Closing Date:

     Total amount of loan requested: $_____________

     In connection with the foregoing request, the Company represents and warrants that the representations and warranties contained in Sections 6.3 and 8 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof; no Default exists on the date hereof or will exist after giving effect to the extension of credit requested hereby; and no Material Adverse Change has occurred.

     AFC represents and warrants that the representations and warranties contained in Sections 3.2 and 5 of the AFC Agreement are true and correct on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof.

     The foregoing representations and warranties shall be deemed made by each of the Company and AFC on the requested Closing Date unless the Company or AFC shall have notified the Administrative Agent in writing to the contrary prior to such Closing Date.

     Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     This certificate has been executed by a duly authorized Financial Officer
of each of the Company and AFC this    day of     , 19  .

                                            GREAT AMERICAN HOLDING CORPORATION


                                            By________________________________
                                             Vice President & Treasurer


                                            AMERICAN FINANCIAL CORPORATION


                                            By________________________________
                                             Vice President & Treasurer

                                                                     EXHIBIT 8.1
                                                                     -----------


                                         Chief Executive                    Number of
Name and Jurisdiction                    Office and Chief                   Authorized and
 of Incorporation                        Place of Business                  Issued Shares          Ownership
---------------------                    -----------------                  --------------         ---------
1) Great American                        580 Walnut Street                      100,000               100%
    Insurance Company,                   Cincinnati, Ohio
    Ohio                                 45202

2) American Annuity                      250 East Fifth                     35,097,447                 82%
    Group, Inc.,                         Street
    Ohio                                 Cincinnati, Ohio
                                         45202

3) The Penn Central                      One East Fourth                    45,742,102                 41%
    Corporation,                         Street
    Pennsylvania                         Cincinnati, Ohio
                                         45202

4) Chiquita Brands                       250 East Fifth                     48,137,780                 40%
    International                        Street
    Inc.,                                Cincinnati, Ohio
    New Jersey                           45202

5)  American Financial                   One East Fourth                    13,291,117                 83%
    Enterprises, Inc.,                   Street
    Connecticut                          Cincinnati, Ohio
                                         45202

                                                                    EXHIBIT 8.11
                                                                    ------------

                              DEFINED BENEFIT PLANS

     The Retirement Plan for Salaried Employees of American Empire Insurance Company is a single-employer, defined benefit plan.

                                                                    EXHIBIT 8.13
                                                                    ------------

                            ENVIRONMENTAL DISCLOSURE

                                [To be provided]

                                                                 EXHIBIT 12.1.1A
                                                                 ---------------

                        FORM OF ASSIGNMENT AND ACCEPTANCE
                              (MULTIPLE ASSIGNORS)

                                                           ______________, 19___

Great American Holding Corporation
One East Fourth Street
Cincinnati, Ohio  45202

The First National Bank of
  Boston, as Administrative Agent
  and as Managing Agent
100 Federal Street
Boston, Massachusetts  02110

Continental Bank N.A.,
  as Collateral Agent and
  as Managing Agent
231 LaSalle Street, 9Q
Chicago, Illinois  60697

Re:  ASSIGNMENT UNDER THE CREDIT AGREEMENT REFERRED TO BELOW

Ladies and Gentlemen:

     Reference is made to Section 12.1 of the Credit Agreement dated as of December 7, 1993, as from time to time in effect (the "Credit Agreement"), among Great American Holding Corporation, an Ohio corporation, certain lenders (the "Lenders"), and The First National Bank of Boston as administrative agent (the "Administrative Agent") and as managing agent, and Continental Bank N.A. as collateral agent and as managing agent (collectively, the "Managing Agents"). Unless otherwise defined herein or the context otherwise requires, terms used herein shall have the meanings provided in the Credit Agreement.

     Each of ______________________________________ (collectively, the
"Assignors") hereby assigns to ____________________________ (the "Assignee") and the Assignee hereby purchases and assumes from the Assignors, a portion of the Percentage Interests in the Loan and the Commitments of the Assignors. The Assignors and the Assignee hereby agree that such assignment and acceptance shall be effective on the Assignment Date (as defined below). After giving effect to such assignment and acceptance, the Assignors' and Assignee's respective Commitments and Percentage Interests for the purposes of the Credit Agreement will be as follows:

                                 [Insert Table]

     The Assignors hereby instruct the Administrative Agent to make all payments after the Assignment Date in respect of the interests assigned hereby directly to the Assignee. The Assignors and the Assignee agree that all interest on, and fees with respect to, the Loan, accrued to, but not including, the Assignment Date, are the property of the respective Assignors, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignors.

     On the Assignment Date, the Assignee shall pay to the Administrative Agent for the benefit of each Assignor, in immediately available funds, an amount equal to the purchase price (the "Purchase Price") of the assigned Percentage Interests in the Loan and the Commitments, each Assignor's portion thereof to be equal to the outstanding principal amount being assigned by it as set forth below. Upon receipt thereof, the Administrative Agent shall remit such Purchase Price to each Assignor.

     Each of the Assignors:

          (a) represents that as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) and the outstanding principal balance of its Percentage Interest in the Loan (unreduced by any assignments thereof which have not yet become effective) are as follows:

                                 [Insert Table]

          (b) makes this assignment without recourse and makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or any other instrument furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and

          (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of AFC, the Company or any of their respective Subsidiaries or the performance of any of their obligations under the Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant thereto.

     The Assignee:

          (a) represents and warrants that it is legally authorized to enter into this agreement;

          (b) confirms that it has received a copy of the Credit Agreement and certain other Credit Documents it has requested, together with copies of the most recent financial statements delivered pursuant to Section 7.5 or referred to in Section 8.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement;

          (c) agrees that it will, independently and without reliance upon the Managing Agents, the Assignors or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and other Credit Documents;

          (d) appoints and authorizes each Managing Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Managing Agent by the terms of the Credit Agreement, together with such powers as are reasonably incidental thereto;

          (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and

          (f) represents and warrants that it is a Qualified Institutional
     Buyer.

     The effective date of this agreement shall be _____________, 19___ (the "Assignment Date").

     Except as otherwise provided in the Credit Agreement, as of the Assignment
Date:

          (a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Lender" under the Credit Agreement and under the other Credit Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) assumes and agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

          (b) each Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents to the extent permitted under the Credit Agreement and as specified in the second paragraph hereof.

     [The payment of the processing and recordation fee referred to in Section
12.1.1 of the Credit Agreement shall be a condition to the effectiveness of this assignment.]

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Percentage Interest in the Loan and in the Commitments of the Assignors:

     (A)  Address for Notices:

          Institution Name:

          Address:

          Attention:

          Telephone:

          Facsimile:

     (B)  Payment Instructions:

     [The Assignee has delivered to the Company and the Administrative Agent (or is delivering to the Company and the Administrative Agent concurrently herewith) the tax forms referred to in Section 12.1.5 of the Credit Agreement.]*

     Each of the Assignors and the Assignee agree to execute and deliver such other instruments and documents and to take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this agreement.

     This agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     Please evidence your [consent to and] acceptance of the assignment and acceptance set forth herein by signing and returning counterparts hereof to the Assignors and the Assignee.














--------------------
     * Insert bracketed paragraph if Assignee is organized under the law of a jurisdiction other than the United States of America.

                                             [ASSIGNORS]



                                             By_____________________________
                                               Title:

                                             By_____________________________
                                               Title:



                                             [ASSIGNEE]



                                             By_____________________________
                                               Title:
                                               [Street Address
                                               City, State Zip Code]
                                               Telecopy:
                                               Telex:



The foregoing is hereby [approved and] accepted:

[GREAT AMERICAN HOLDING CORPORATION


By_____________________________
  Vice President & Treasurer]


THE FIRST NATIONAL BANK
 OF BOSTON, as Administrative Agent
 and as Managing Agent


By_____________________________
  Director

CONTINENTAL BANK N.A., as Collateral
 Agent and as Managing Agent


By_____________________________
  Managing Director

                                                                 EXHIBIT 12.1.1B
                                                                 ---------------

                        FORM OF ASSIGNMENT AND ACCEPTANCE
                                (SINGLE ASSIGNOR)

                                                         ________________, 19___



Great American Holding Corporation
One East Fourth Street
Cincinnati, Ohio  45202

The First National Bank of
  Boston, as Administrative Agent
  and as Managing Agent
  100 Federal Street
  Boston, Massachusetts  02110

Continental Bank N.A.,
  as Collateral Agent and
  as Managing Agent
  231 LaSalle Street, 9Q
  Chicago, Illinois  60697

Re:  ASSIGNMENT UNDER THE CREDIT AGREEMENT REFERRED TO BELOW

Ladies and Gentlemen:

     Reference is made to Section 12.1 of the Credit Agreement dated as of December 7, 1993, as from time to time in effect (the "Credit Agreement"), among Great American Holding Corporation, an Ohio corporation, certain lenders (the "Lenders"), and The First National Bank of Boston as administrative agent (the "Administrative Agent") and as managing agent, and Continental Bank N.A. as collateral agent and as managing agent (collectively, the "Managing Agents"). Unless otherwise defined herein or the context otherwise requires, terms used herein shall have the meanings provided in the Credit Agreement.

_________________________ (the "Assignor") hereby assigns to________________
(the "Assignee") and the Assignee hereby purchases and assumes from the Assignor a ___% Percentage Interest in the Loan and the Commitment of ________________ (the "Assignor"). The Assignor and the Assignee hereby agree that such assignment and acceptance shall become effective on the Assignment Date (as defined below). After giving effect to such assignment and acceptance, the Assignor's and the Assignee's respective Percentage Interests for purposes of the Credit Agreement will be as follows:

                                 [Insert Table]

     The Assignor hereby instructs the Administrative Agent to make all payments after the Assignment Date (as specified below) in respect of the interests assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest on, and fees with respect to, the Loan, accrued to, but not including, the Assignment Date, are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.

     On the Assignment Date, the Assignee shall pay to the Administrative Agent for the benefit of the Assignor, in immediately available funds, an amount equal to the purchase price (the "Purchase Price") of the assigned Percentage Interests in the Loan and the Commitments, the Assignor's portion thereof to be equal to the outstanding principal amount being assigned by it as set forth below. Upon receipt thereof, the Administrative Agent shall remit the Purchase Price to the Assignor.

     The Assignor:

          (a) represents that as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) and the outstanding principal balance of its Percentage Interest in the Loan (unreduced by any assignments thereof which have not yet become effective) are as follows:

                                 [Insert Table]

          (b) makes this assignment without recourse and makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Document or any other instrument furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and

          (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of AFC, the Company or any of their respective Subsidiaries or the performance of any of their obligations under the Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant thereto.

     The Assignee:

          (a) represents and warrants that it is legally authorized to enter into this agreement;

          (b) confirms that it has received a copy of the Credit Agreement and certain other Credit Documents it has requested, together with copies of the most recent financial statements delivered pursuant to Section 7.5 or referred to in Section 8.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement;

          (c) agrees that it will, independently and without reliance upon the Managing Agents, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and other Credit Documents;

          (d) appoints and authorizes each Managing Agent to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to such

     Managing Agent by the terms of the Credit Agreement, together with such powers as are reasonably incidental thereto;
          (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender; and

          (f) represents and warrants that it is a Qualified Institutional
     Buyer.

     The effective date of this agreement shall be _____________, 19___ (the "Assignment Date").

     Except as otherwise provided in the Credit Agreement, on the Assignment
Date:

     (a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Lender" under the Credit Agreement and under the other Credit Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) assumes and agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

     (b) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents to the extent permitted under the Credit Agreement and as specified in the second paragraph hereof.

     [The payment of the processing and recordation fee referred to in Section
12.1.1 of the Credit Agreement shall be a condition to the effectiveness of this assignment.]

     The Assignee hereby advises you of the following administrative details with respect to the assigned Percentage Interest in the Loan and in the Commitment of the Assignor:

     (A)  Address for Notices:

          Institution Name:

          Address:

          Attention:

          Telephone:

          Facsimile:

     (B)  Payment Instructions:

     [The Assignee has delivered to the Company and the Administrative Agent (or is delivering to the Company and the Administrative Agent concurrently herewith) the tax forms referred to in Section 12.1.5 of the Credit Agreement.]**

--------------------
     ** Insert bracketed paragraph if Assignee is organized under the law of a jurisdiction other than the United States of America.

     The Assignor and the Assignee agree to execute and deliver such other instruments and documents and to take such other actions as any party hereto may reasonably request in connection with the transactions contemplated by this agreement.

     This agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     Please evidence your [consent to and] acceptance of the assignment and acceptance set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

                                        [ASSIGNOR]



                                        By_____________________________
                                         Title:


                                        [ASSIGNEE]



                                        By_____________________________
                                         Title:
                                         [Street Address
                                         City, State Zip Code]
                                         Telecopy:
                                         Telex:

The foregoing is hereby [approved and] accepted:

[GREAT AMERICAN HOLDING CORPORATION

By_____________________________
   Vice President & Treasurer]



THE FIRST NATIONAL BANK
 OF BOSTON, as Administrative Agent
 and as Managing Agent



By_____________________________
    Director


CONTINENTAL BANK N.A., as Collateral
  Agent and as Managing Agent



By_____________________________
    Managing Director

                                                                     Exhibit 5.4
                                                                     -----------








--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         AMERICAN FINANCIAL CORPORATION

                       GREAT AMERICAN HOLDING CORPORATION

                 GUARANTEE, SECURITY AND SUBORDINATION AGREEMENT


                          Dated as of December 7, 1993



                      THE FIRST NATIONAL BANK OF BOSTON and

                    CONTINENTAL BANK N.A., as Managing Agents





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE

1.       Definitions, etc..................................................  1

         1.1.  Reference to Credit Agreement; Definitions..................  1

                  1.1.1.  "Holder of Subordinated Indebtedness"............  1
                  1.1.2.  "Obligor"........................................  1
                  1.1.3.  "Reorganization".................................  1
                  1.1.4.  "Senior Indebtedness"............................  2
                  1.1.5.  "Subordinated Indebtedness"......................  2

2.  Guarantee..............................................................  2

         2.1.  Guarantee of Credit Obligations.............................  2
         2.2.  Continuing Obligation; Reinstatement........................  3
         2.3.  Waivers with Respect to Credit Obligations..................  3

3.  Security...............................................................  5

         3.1.  Credit Security.............................................  5

         3.2.  Representations, Warranties and Covenants with
                     Respect to Credit Security............................  5

                  3.2.1.  AFC Pledged Stock................................  5
                  3.2.2.  No Liens.........................................  6
                  3.2.3.  Perfection of Credit Security....................  6
                  3.2.4.  Indemnity........................................  6
                  3.2.5.  Governmental Consents; Validity of Pledge........  7

         3.3.  Administration of Credit Security...........................  7

                  3.3.1.  Distributions....................................  7
                  3.3.2.  Voting...........................................  8
                  3.3.3.  Custody of Credit Security.......................  8
                  3.3.4.  Governmental Consents and Approvals..............  8

         3.4.  Right to Realize upon Credit Security.......................  9

                  3.4.1.  Marshaling.......................................  9
                  3.4.2.  Sales of Credit Security......................... 10
                  3.4.3.  Sale without Registration........................ 10

                  3.4.4.  Application of Proceeds.......................... 11

         3.5.  Governmental Regulation..................................... 12

4.       Subordination Covenants........................................... 12

         4.1.  Subordination............................................... 12

         4.2.  Restricted Payments......................................... 13

         4.3.  Reorganization.............................................. 13

         4.4.  Specific Powers in Reorganization........................... 13

         4.5.  Payments Held in Trust...................................... 14

         4.6.  No Security................................................. 14

         4.7.  Restrictions on Remedies.................................... 14

         4.8.  Restrictions on Acceleration................................ 15

         4.9.  Payment in Full............................................. 15

         4.10.  Effect of Provisions....................................... 15

         4.11.  Further Assurances......................................... 15

         4.12.  Legend..................................................... 15

         4.13.  Financial Statements....................................... 16

5.  Representations and Warranties......................................... 16

         5.1.  Organization and Business................................... 16
         5.2.  Financial Statements and Other Information;
                     Certain Agreements.................................... 16
         5.3.  Changes in Condition........................................ 17
         5.4.  Litigation.................................................. 17
         5.5.  Enforceability; No Legal Obstacle to Agreements............. 18
         5.6.  Tax Returns................................................. 18

6.  General Covenants...................................................... 19

         6.1.  Preservation of Corporate Existence, etc.................... 19
         6.2.  Taxes and Other Charges; Accounts Payable................... 19

                  6.2.1.  Taxes and Other Charges.......................... 19
                  6.2.2.  Accounts Payable................................. 19

         6.3.  Financial Statements and Reports............................ 20

                  6.3.1.  Annual Reports................................... 20
                  6.3.2.  Quarterly Reports................................ 20
                  6.3.3.  Other Information................................ 20
                  6.3.4.  Other Reports.................................... 20
                  6.3.5.  Notice of Material Litigation; Notice of
                                Defaults; etc.............................. 20
                  6.3.6.  ERISA Reports.................................... 21

         6.4.  Merger, Consolidation and Sale of Assets.................... 22

         6.5.  Compliance with ERISA....................................... 22

         6.6.  Transactions with Affiliates................................ 23

7.       Confidentiality................................................... 23

8.       Information Regarding the Company................................. 24

9.       Continuing Agreement, etc......................................... 24

10.      Waivers; Powers, etc.............................................. 25

         10.1.  Specific Performance....................................... 25

         10.2.  Consent to Credit Agreement................................ 25

         10.3.  Power to Modify, etc....................................... 25

         10.4.  No Subrogation............................................. 26

11.      Transfers; Successors and Assigns................................. 26

         11.1.  Transfers.................................................. 26

         11.2.  Successors and Assigns..................................... 26

12.  Notices............................................................... 26

13.  Defeasance............................................................ 27

14.  Venue; Service of Process............................................. 28

15.  WAIVER OF JURY TRIAL.................................................. 28

16.  General............................................................... 29

                         AMERICAN FINANCIAL CORPORATION

                       GREAT AMERICAN HOLDING CORPORATION

                 GUARANTEE, SECURITY AND SUBORDINATION AGREEMENT


         This Agreement, dated as of December 7, 1993, is among American Financial Corporation, an Ohio corporation ("AFC"), Great American Holding Corporation, an Ohio corporation (the "Company"), The First National Bank of Boston, as administrative agent (the "Administrative Agent") and as managing agent (a "Managing Agent"), and Continental Bank, N.A., as collateral agent (the "Collateral Agent") and as managing agent (a "Managing Agent", and together with The First National Bank of Boston as Managing Agent, collectively, the "Managing Agents"), for the ratable benefit of the Lenders under the Credit Agreement (as defined below). The parties agree as follows:

1. DEFINITIONS, ETC.

         1..1. REFERENCE TO CREDIT AGREEMENT; DEFINITIONS. Reference is made to the Credit Agreement dated as of the date hereof, as from time to time in effect (the "Credit Agreement"), among the Company, the Administrative Agent and Managing Agent, the Collateral Agent and Managing Agent, and certain Lenders party thereto. Except as the context otherwise explicitly requires, (i) the capitalized term "Section" refers to sections of this Agreement, (ii) references to a particular Section shall include all subsections thereof and (iii) the word "including" shall be construed as "including without limitation". Capitalized terms defined in the Credit Agreement are used herein with the meanings so defined. Certain other capitalized terms used in this Agreement shall have the meanings specified below:

         1..1..1. "HOLDER OF SUBORDINATED INDEBTEDNESS" means: (i) AFC and (ii) each Person becoming a party to this Agreement pursuant to Section 11.1.

         1..1..2.  "OBLIGOR" means the Company and its successors and assigns.

         1..1..3. "REORGANIZATION" means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization or restructuring, whether by judicial proceedings or otherwise, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements, including any proceeding under the Bankruptcy Code or any similar law of any other jurisdiction, involving the Obligor or any guarantor of the Subordinated Indebtedness or any of their present or future Subsidiaries or the readjustment of the respective liabilities of the Obligor or any such other Person or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Obligor or any such other Person; provided, however, that a Reorganization resulting solely from the filing of a petition against the Obligor commencing an involuntary case under the Bankruptcy Code shall cease to constitute a Reorganization for purposes of this Agreement if such case has been dismissed within 60 days after such petition is filed.

         1..1..4. "SENIOR INDEBTEDNESS" means: (i) the principal of and premium, if any, on any Indebtedness of the Obligor to any Lender under the Credit Agreement or any other Credit Document and all other Credit Obligations, including without limitation the Indebtedness evidenced by the Notes; (ii) all renewals, extensions, restructurings, refinancings and refundings of Senior Indebtedness as defined in clause (i) above; (iii) all fees, costs, expenses and other obligations payable under the Credit Agreement or any other Credit Document or otherwise with respect to Senior Indebtedness as defined in clauses
(i) and (ii) above, accrued to the date of payment, whether before or after the institution by or against the Obligor of proceedings under the Bankruptcy Code; and (iv) all interest arising on or with respect to Senior Indebtedness as defined in clauses (i), (ii) and (iii) above accrued to the date of payment, whether before or after the institution by or against the Obligor of a Reorganization.

         1..1..5. "SUBORDINATED INDEBTEDNESS" means (i) the principal of and premium, if any, and interest, fees and other obligations arising on or with respect to all Indebtedness of the Obligor to AFC and its Affiliates (other than Indenture Indebtedness held from time to time by an Affiliate other than AFC or any of AFC's Designated Subsidiaries), (ii) all obligations of the Obligor to issue securities upon conversion of or in exchange for any Subordinated Indebtedness as defined in clause (i) above, (iii) Investments by AFC and its Affiliates in the Obligor other than Investments consisting of common stock of the Obligor and (iv) any and all claims, damages and liabilities of any nature whatsoever arising hereunder or with respect to any Subordinated Indebtedness as defined in clauses (i), (ii) and (iii) above which the Holder of Subordinated Indebtedness may now or hereafter have against the Obligor.

2.  GUARANTEE.

         2..1. GUARANTEE OF CREDIT OBLIGATIONS. AFC hereby unconditionally, absolutely and irrevocably guarantees that the Credit Obligations will be performed and will be paid in full by AFC in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent, such guarantee payments to be made as follows: in the event any part of the Credit Obligations shall not have been paid in full when due and payable, AFC will, not later than five days after written notice by the Administrative Agent (which notice shall be given upon the request of the Required Majority Lenders), pay or cause to be paid to the Administrative Agent for the Lenders' account the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of AFC hereunder shall not be affected by the irregularity, illegality, invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against the Company, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of the Credit Agreement or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code, as from time to time in effect, or other applicable law.

         2..2. CONTINUING OBLIGATION; REINSTATEMENT. AFC acknowledges that the Lenders have entered into the Credit Agreement (and, to the extent that the Lenders may enter into any future Credit Document, will have entered into such agreement) in reliance on this Agreement being a continuing irrevocable agreement, and AFC agrees that its guarantee may not at any time be revoked in whole or in part. The obligations of AFC hereunder shall terminate when the commitment of the Lenders to extend credit under the Credit Agreement shall have terminated and all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; provided, HOWEVER, that if the Lenders repay or return, or become liable to repay or return, any amounts or property (including interest thereon) received by the Lenders from any source on account of any of the Credit Obligations, then AFC shall remain liable under this Agreement for, and this Agreement shall be reinstated in respect of, the amounts so repaid or returned or the amounts for which the Lenders become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts had never been received by the Lenders, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations. AFC shall, not later than five days after receipt of notice from the Administrative Agent (which notice will be given upon the request of the Required Majority Lenders), pay to the Administrative Agent an amount equal to the amount of such repayment or return for which the Lenders have so become liable. Payments hereunder by AFC may be required by the Administrative Agent on any number of occasions.

         2..3. WAIVERS WITH RESPECT TO CREDIT OBLIGATIONS. AFC hereby waives, to the extent permitted by the provisions of applicable law that may not be waived, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

              (i) Presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

              (ii) Notice of acceptance of or reliance upon this Agreement;

              (iii) Except to the extent expressly required by the Credit Agreement, this Agreement or any other Credit Document, notice of any Default, or of any inability to enforce performance of the obligations of the Obligor or any other Person thereunder;

              (iv) Demand for performance or observance of, and any enforcement of any provision of, the Credit Obligations, the Credit Agreement, this Agreement or any other Credit Document (except to the extent required by such agreements) or any pursuit or exhaustion of rights or remedies with respect to any Credit Security or against the Obligor or any other Person in respect of the Credit

         Obligations or any requirement of diligence or promptness on the part of the Lenders in connection with any of the foregoing; (v) Any act or omission on the part of the Lenders which may impair or prejudice any rights of AFC, or which might vary the risk of AFC or otherwise operate as a deemed release or discharge;

              (vi) Failure or delay to perfect or continue the perfection of any security interest in any Credit Security or any action which harms or impairs the value of, or any failure to preserve or protect the value of, or any release of, any Credit Security;

              (vii) The provisions of any "one action" or "anti-deficiency" law which would otherwise prevent the Lenders from bringing any action, including any claim for a deficiency, against AFC before or after the Lenders' commencement or completion of any foreclosure action, or any other law which would otherwise require any election of remedies by the Lenders;

              (viii) All demands and notices of every kind with respect to the foregoing; and

              (ix) All defenses, offsets and counterclaims which the Company or AFC may now or hereafter have to the payment of the Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by AFC.

         To the extent not prohibited by the provisions of applicable law that may not be waived, AFC hereby absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert, any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force, or interpose any other defense or counterclaim, which might delay, prevent or otherwise impede the performance or enforcement of the Credit Agreement, this Agreement, any other Credit Document or the Credit Obligations.

3. SECURITY.

         3..1. CREDIT SECURITY. As security for the payment and performance of the Credit Obligations, AFC hereby mortgages, pledges, grants and assigns to the Collateral Agent for the benefit of the Lenders and the holders from time to time of any Credit Obligation, and creates a first priority security interest in, all of AFC's right, title and interest in and to (but none of its obligations or liabilities with respect to) the following:

                  3..1..1. 500 shares or such greater number of shares of the Common Stock of the Company, constituting at all times at least 50% of the issued and outstanding shares of capital stock of all classes of the Company and 50% of the issued and outstanding shares of capital stock entitled to vote for the election of directors of the Company.

                  3..1..2. All Distributions with respect to the stock described in Section 3.1.1.

                  3..1..3. All proceeds of the foregoing.

         The shares of capital stock from time to time pledged hereunder are referred to as the "AFC Pledged Stock", and the AFC Pledged Stock, all Distributions with respect thereto and the proceeds thereof are included in the term "Credit Security". AFC has delivered to the Collateral Agent the certificates representing the AFC Pledged Stock listed in Exhibit A, together with undated stock transfer powers duly executed in blank, in accordance with
Section 3.2.1.

         3..2. REPRESENTATIONS, WARRANTIES AND COVENANTS WITH RESPECT TO CREDIT SECURITY. AFC represents, warrants and covenants that:

                  3..2..1. AFC PLEDGED STOCK. The AFC Pledged Stock is and shall be at all times duly authorized, validly issued, fully paid and nonassessable and is owned by AFC. The certificates delivered to the Collateral Agent pursuant to this Section 3 evidence capital stock that constitutes the percentages of the capital stock of the Company specified in Section 3.1. Contemporaneously with the issuance of any additional capital stock by the Company, AFC will hold in trust and promptly deliver to the Collateral Agent certificates representing the additional AFC Pledged Stock necessary to maintain the percentages specified in Section 3.1, accompanied by undated stock transfer powers duly executed in blank, or, if the Collateral Agent so requests, registered in its name or the name of its nominee, as pledgee, and, if the Collateral Agent shall so request, with the signature guaranteed, all in form and manner satisfactory to the Collateral Agent. AFC will promptly cause the Collateral Agent to be registered as pledgee with respect to any uncertificated AFC Pledged Stock on the transfer books of the issuer, any transfer agent or clearing house.

                  3..2..2. NO LIENS. All Credit Security is and shall be free and clear of any Liens and restrictions on the transfer thereof except for (i) restrictions on transfer of the AFC Pledged Stock imposed by state, federal or other applicable securities or insurance laws or the regulations of any Insurance Authority, and (ii) Liens created hereby. AFC will not pledge or create or permit to exist any security interest in any shares of capital stock of the Company, except as provided herein.

                  3..2..3. PERFECTION OF CREDIT SECURITY. Upon the Collateral Agent's written request from time to time, AFC will make, execute and deliver all such instruments and documents, including appropriate financing statements, transfer powers and notices, and take all such action as the Collateral Agent may deem necessary or advisable to carry out the intent and purposes of this Agreement and the other Credit Documents or for assuring and confirming to the Lenders the Credit Security, including any further additional collateral under Section 3.2.1.

                  3..2..4. INDEMNITY. AFC will indemnify each Managing Agent and each Lender, and each of the Managing Agents' and the Lenders' respective directors, officers and employees, and each Person, if any, who controls any Managing Agent or Lender (each Managing Agent and each Lender and each of their respective directors, officers, employees and control Persons is referred to as an "Indemnitee") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnitee may consult in connection therewith and all expenses of litigation or preparation therefor) which any Indemnitee may incur or which may be asserted against any Indemnitee in connection with any litigation or investigation involving AFC or any of its Affiliates, or any officer, director or employee thereof (including the Managing Agents' or Lenders' compliance with or contest of any subpoena or other process issued against it in any proceeding involving AFC or any of its Affiliates), whether or not such Indemnities are parties thereto, or any penalties or other matters involving the transactions contemplated hereby or by any other Credit Document, or in connection with the existence or exercise of any of the rights with respect to the Credit Security in accordance with the provisions of this Agreement or any other Credit Document, other than litigation commenced by AFC against the Lenders or the Managing Agents which seeks enforcement of any of the rights of AFC hereunder or under any other Credit Document and is finally determined adversely to the Lenders or the Managing Agents and except to the extent such claims, damages, liabilities and expenses result from a Managing Agent's or Lender's gross negligence or willful misconduct.

                  3..2..5. GOVERNMENTAL CONSENTS; VALIDITY OF PLEDGE. AFC has obtained or has caused to be obtained all material approvals, consents, orders, authorizations and licenses from, has given all notices promptly to, has registered or filed all material agreements, instruments or documents with, and has taken all other action with respect to, any governmental or regulatory authority, agency or official (including Insurance Authorities) necessary to ensure the legality, validity, binding effect and enforceability of the grant of the security interests in the Credit Security owned by it to the Collateral Agent for the ratable benefit of the Lenders. The provisions of this Section 3 are effective to create in favor of the Collateral Agent for the ratable benefit of the Lenders, a legal, valid and enforceable first priority Lien on and security interest in all right, title and interest of the Company in the Credit Security owned by it.

         3..3. ADMINISTRATION OF CREDIT SECURITY. The Credit Security shall be administered as follows, and if an Event of Default shall have occurred, Section
3.4 shall also apply.

                  3..3..1.  DISTRIBUTIONS.

                           (i) Unless an Event of Default shall occur, AFC shall
                  be entitled to receive all ordinary cash dividends (or ordinary dividends payable in marketable securities) paid on the AFC Pledged Stock as distributions of earnings and profits. All Distributions other than such ordinary dividends made or paid on the AFC Pledged Stock will be retained by the Collateral Agent (or if received by AFC shall be held by AFC in trust and shall be forthwith paid by it to the Collateral Agent in the original form received, endorsed in blank) as a part of the Credit Security.

                      (ii) If an Event of Default shall occur, all Distributions and other payments with respect to the AFC Pledged Stock shall be retained by the Collateral Agent (or if received by AFC shall be held by AFC in trust and shall be forthwith paid by it to the Collateral Agent in the original form received, endorsed in blank) as part of the Credit Security or applied by the Collateral Agent to the payment of the Credit Obligations in accordance with Section 3.4.4.

                  3..3..2.  VOTING.

                           (i) Until an Event of Default shall occur, AFC shall
                  be entitled to vote or consent with respect to the AFC Pledged Stock in any manner not inconsistent with the terms of any Credit Document, and the Collateral Agent will, if so requested, execute appropriate revocable proxies therefor.

                      (ii) If an Event of Default shall occur, and if and to the extent that the Collateral Agent shall so notify AFC in writing, only the Collateral Agent (with the written consent of the Required Majority Lenders) shall be entitled to vote or consent or take any other action with respect to the AFC Pledged Stock (and AFC will, if so requested, execute or cause to be executed appropriate proxies therefor).

                  3..3..3. CUSTODY OF CREDIT SECURITY. The Collateral Agent will use reasonable care in the custody and physical preservation of any Credit Security in its possession. Except as set forth in the immediately preceding sentence, and except as provided by applicable law that cannot be waived, the Managing Agents and the Lenders will have no duty with respect to the custody and protection of the Credit the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties. The Lenders will not be liable or responsible for any loss or damage to any Credit Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Collateral Agent.

                  3..3..4. GOVERNMENTAL CONSENTS AND APPROVALS. AFC will, and will cause each of its Subsidiaries to, obtain or cause to be obtained promptly all such material approvals, consents, orders, authorizations and licenses from, give all such notices promptly to, register, enroll or file all such material agreements, instruments or documents promptly with, and promptly take all such other action with respect to, any governmental or regulatory authority (including Insurance Authorities), agency or official as may be required from time to time under any provision of any applicable law:

                           (i) For the performance by AFC of any of its
                  agreements or obligations under any of the Credit Documents;

                      (ii) To ensure the continuing legality, validity or
                  binding effect or enforceability of the grant of a security interest pursuant to this Agreement, or any other security interests made or created in favor of the Lenders upon the terms contained in any of the Credit Documents; and

                     (iii) To continue the conduct and operation of its business in the ordinary course.

         3..4. RIGHT TO REALIZE UPON CREDIT SECURITY. Except to the extent prohibited by applicable law that cannot be waived, this Section 3.4 shall govern the Lenders' right to realize upon the Credit Security if any Event of Default shall have occurred until such time as such Event of Default shall have been deemed not to exist or to have occurred pursuant to Section 9.3 of the Credit Agreement. The provisions of this Section 3.4 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document. In the case of a conflict between this
Section 3.4 and any other Credit Document, this Section 3.4 shall govern.

                  3..4..1. MARSHALING. The Lenders shall not be required to make any demand upon, accelerate, or pursue or exhaust any of their rights or remedies against AFC, the Company, any Subsidiary of either of them or any other Person with respect to the payment of the Credit Obligations, or to pursue or exhaust any of their rights or remedies with respect to any of the collateral therefor or any direct or indirect guarantee thereof. The Lenders shall not be required to marshal the Credit Security or any guarantee of the Credit Obligations or to resort to the Credit Security or any such guarantee in any particular order, and all of their rights hereunder shall be cumulative. Without limiting the generality of the foregoing, AFC agrees that it will not invoke or utilize any law which might delay or impede the enforcement of the Lenders' rights under this Agreement or any other Credit Document and hereby waives the same. In addition, AFC hereby waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Credit Security, including any such right which AFC would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

                  3..4..2. SALES OF CREDIT SECURITY. Any Credit Security may be sold for cash or other value, on credit or against future delivery without assumption of any credit risk, in any number of lots at any commercially reasonable public or private sale, without demand, advertisement or notice; provided, however, that the Collateral Agent shall give AFC 15 days' prior written notice of the time and place of any public sale, or the time after which a private sale or a sale on a recognized market may be made, which notice AFC and the Lenders hereby agree to be reasonable. At any sale of Credit Security (except to the extent prohibited by applicable law that cannot be waived) the Managing Agents or any of the Lenders or any of its or their respective officers acting on its behalf, or their assigns, may bid for and purchase all or any part of the property and rights so sold and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to AFC, except for the proceeds of such sale pursuant to Section 3.4.4. AFC acknowledges that any such sale will be made by the Collateral Agent on an "as is" basis with disclaimers of all warranties, whether express or implied, to the extent permitted by applicable law. AFC will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action as the Collateral Agent shall require in connection with any such sale.

                  3..4..3. SALE WITHOUT REGISTRATION. AFC agrees that if, at any time when the Collateral Agent shall determine to exercise its rights hereunder to sell all or part of the securities included in the Credit Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Collateral Agent may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Collateral Agent may deem necessary or advisable in order that such sale may be effected in a commercially reasonable manner without such registration and without the related delays, expense and uncertainty. Without limiting the generality of the foregoing, in any event the Collateral Agent may, in its sole discretion, (i) approach and negotiate with one or more possible purchasers to effect such sale and accept the first offer to purchase by any such purchaser, (ii) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (iii) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities

         Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. AFC agrees that such manner of disposition is commercially reasonable, that it will upon the Collateral Agent's request give any such purchaser access to such information regarding the issuer of the securities in question as the Collateral Agent may reasonably request and that neither the Collateral Agent nor any of the Lenders shall incur any responsibility for selling all or part of the securities included in the Credit Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with rules or other exemptions from the registration provisions under the Securities Act (or other applicable law). In the event such securities are to be sold in a registered offering, AFC shall cooperate in preparing such registration statement and providing access to information in connection therewith. AFC acknowledges that no adequate remedy at law exists for breach by it of this Section 3.4.3 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 3.4.3 may be specifically enforced.

                  3..4..4. APPLICATION OF PROCEEDS. The proceeds of all sales and collections in respect of any Credit Security, all funds collected from AFC and any cash contained in the Credit Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

                           First, to the payment of the costs and expenses of
                  such sales and collections, the reasonable expenses of the Collateral Agent and the Managing Agents and the reasonable fees and expenses of their special counsel;

                           Second, any surplus then remaining to the payment of
                  the Credit Obligations in such order and manner as the Required Majority Lenders may in their sole discretion determine (subject to Section 11 of the Credit Agreement); and

                           Third, any surplus then remaining shall be paid to
                  AFC, subject, however, to the rights of the holder of any then existing Lien of which the Collateral Agent has actual notice.

         3..5. GOVERNMENTAL REGULATION. To the extent that the Credit Security shall include investments in or stock of an entity regulated as an insurance company by any Insurance Authority, then, notwithstanding anything else herein contained to the contrary, no action shall be taken by the Collateral Agent with respect to such AFC Pledged Stock unless all requirements of applicable state and local law, and all applicable rules and regulations thereunder, requiring the consent to or approval of such action by an Insurance Authority or of any other governmental authority have been satisfied. Without limiting the generality of the foregoing, the Collateral Agent will effect an acquisition of control of the Company only with such approval or other action as may be required to be taken by the Ohio Superintendent of Insurance pursuant to Chapter 3901.31 of Title 39 of the Ohio Revised Code (or any similar successor provision). AFC covenants that, upon the Collateral Agent's request, it will file or cause to be filed such applications and take such other action as the Collateral Agent may request to obtain consent or approval of such Insurance Authority or of any governmental authority applicable to AFC and its Subsidiaries to any action contemplated by this Agreement and to give effect to the Lenders' security interests, including the execution of an application for consent by such Insurance Authority to an assignment or transfer involving a change in ownership or control. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney of AFC, in its name and stead, to execute and file all necessary applications with such Insurance Authority and with any other governmental authority, the exercise of such appointment to commence only after the occurrence of any Default.

4. SUBORDINATION COVENANTS. The Obligor and each Holder of Subordinated Indebtedness covenants that, until all of the Senior Indebtedness is paid in full at a time when the Lenders' obligations to extend credit under the Credit Agreement and all other Credit Documents shall have been irrevocably terminated (other than indemnity and similar provisions of the Credit Documents that expressly survive the termination of such documents), each will comply with such of the following provisions as are applicable to it:

         4..1. SUBORDINATION. To the extent and in the manner provided in this Agreement, the payment of the Subordinated Indebtedness shall be expressly subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and the Subordinated Indebtedness is hereby subordinated as a claim against the Obligor, any guarantor of the Subordinated Indebtedness or any of their respective assets to the prior payment in full of the Senior Indebtedness, in each case whether such claim be (i) in the ordinary course of business or (ii) in the event of any Reorganization.

         4..2. RESTRICTED PAYMENTS. The Obligor will not make, and no Holder of Subordinated Indebtedness will receive, any payment of any Subordinated Indebtedness, whether in cash, securities or other property or by way of conversion, exchange or set-off or otherwise, and no such payment shall become due; provided, however, that the Obligor may make any Distribution to any Holder of Subordinated Indebtedness so long as immediately before and after giving effect thereto, no Default shall exist.

         4..3. REORGANIZATION. During the existence of any Reorganization, all Senior Indebtedness shall first be paid in full before any payment is made on account of any Subordinated Indebtedness, and in any proceedings seeking to effect a Reorganization any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of any Subordinated Indebtedness shall be paid or delivered directly to the Administrative Agent for application to payment of the Senior Indebtedness, until all such Senior Indebtedness shall have been paid in full.

         4..4. SPECIFIC POWERS IN REORGANIZATION. In any proceedings with respect to a Reorganization, until all Senior Indebtedness shall have been indefeasibly paid in full, each Holder of Subordinated Indebtedness hereby irrevocably authorizes the Administrative Agent:

                           (i) To prove and enforce any claims on the
                  Subordinated Indebtedness owed by the Obligor to any Holder of Subordinated Indebtedness either in the Administrative Agent's name or in the name of such Holder of Subordinated Indebtedness as the attorney-in-fact of such Holder of Subordinated Indebtedness if such Holder of Subordinated Indebtedness does not so prove or enforce such claims at least 30 days prior to the expiration of the time, without giving effect to discretionary extensions of time, for the filing of such claims in a manner reasonably satisfactory to the Administrative Agent;

                      (ii) To accept and receive for any payment or distribution made with respect to any Subordinated Indebtedness and to apply such payment or distribution to the payment of the Senior Indebtedness;

                     (iii) To vote claims comprising any Subordinated
                  Indebtedness and to accept or reject on behalf of such Holder of Subordinated Indebtedness any plan proposed in connection with any Reorganization; and

                      (iv) To take any and all action and to execute any and all instruments reasonably necessary to effectuate the foregoing either in the Administrative Agent's name or in the name of such Holder of Subordinated Indebtedness as the attorney-in-fact of such Holder of Subordinated Indebtedness.

         4..5. PAYMENTS HELD IN TRUST. If, notwithstanding the foregoing, any payment or distribution of the assets of the Obligor of any kind or character in respect of the Subordinated Indebtedness (other than payments permitted by Section 4.2) shall be received, by set-off or otherwise, by any Holder of Subordinated Indebtedness before all Senior Indebtedness then outstanding has been paid and indefeasibly discharged in full and before the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated (other than indemnity and similar provisions of the Credit Documents that expressly survive the termination of such documents), such payment or distribution and the amount of any such set-off shall be held in trust by such Holder of Subordinated Indebtedness and promptly paid over (together with any necessary endorsements) to the Administrative Agent (who shall have the right to convert any such assets into cash in a commercially reasonable manner) for application (including the applications of such cash and cash proceeds) to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid and indefeasibly discharged in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, and the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated (other than indemnity and similar provisions of the Credit Documents that expressly survive the termination of such documents).

         4..6. NO SECURITY. The Obligor shall not give, and no Holder of Subordinated Indebtedness shall demand or receive, any security, direct or indirect, for any Subordinated Indebtedness.

         4..7. RESTRICTIONS ON REMEDIES. No Holder of Subordinated Indebtedness shall, without the Managing Agents' prior written consent (at the direction of the Required Majority Lenders), accelerate the maturity of, or institute proceedings to enforce, any Subordinated Indebtedness notwithstanding any provision to the contrary contained in any Subordinated Indebtedness or in any agreement or instrument relating thereto. Without limiting the generality of the foregoing sentence, no Holder of Subordinated Indebtedness shall, without the Managing Agents' prior written consent (at the direction of the Required Majority Lenders), commence or join with any other creditor or creditors of the Obligor in commencing any proceeding against the Obligor seeking to effect a Reorganization of the Obligor or any of its property.

         4..8. RESTRICTIONS ON ACCELERATION. Notwithstanding any contrary provision of any Subordinated Indebtedness or of any agreement or instrument relating thereto, (i) no Subordinated Indebtedness shall become or be declared to be due and payable prior to the date on which the Senior Indebtedness becomes or is declared to be due and payable and (ii) if any Senior Indebtedness shall have become or been declared to be due and payable prior to its stated maturity, the Subordinated Indebtedness shall become immediately due and payable.

         4..9. PAYMENT IN FULL. For the purposes of this Agreement, no Senior Indebtedness shall be deemed to have been paid in full unless the holder thereof shall have received and have been permitted to retain cash equal to the amount thereof then outstanding and such Senior Indebtedness shall have been fully and indefeasibly discharged.

         4..10. EFFECT OF PROVISIONS. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Holders of Subordinated Indebtedness on the other hand, and such provisions shall not impair as between the Obligor and any Holder of Subordinated Indebtedness the obligation of the Obligor, which is unconditional and absolute, to pay to such Holder of Subordinated Indebtedness the principal of any Subordinated Indebtedness owed by the Obligor to such Holder of Subordinated Indebtedness and interest thereon, and all other amounts in respect thereof, nor shall any such provisions prevent any Holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Indebtedness upon a default thereunder, except to the extent set forth in this Agreement.

         4..11. FURTHER ASSURANCES. The Obligor and each Holder of Subordinated Indebtedness, for itself and its successors and assigns as Holders of Subordinated Indebtedness, covenant to execute and deliver to the Administrative Agent, the Collateral Agent or the Managing Agents such further instruments and to take such further action as the Managing Agents may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

         4..12. LEGEND. The Obligor and each Holder of Subordinated Indebtedness, for itself and its successors and assigns as Holders of Subordinated Indebtedness, covenant to cause each instrument or certificate representing or evidencing any of the Subordinated Indebtedness to have affixed upon it a legend in substantially the following form:

                           "This instrument is subject to the Guarantee,
                  Security and Subordination Agreement dated as of December 7, 1993, as from time to time in effect, among the maker, the payee, The First National Bank of Boston, as Administrative Agent and as Managing Agent and Continental Bank N.A., as Collateral Agent and as Managing Agent, which among other things, subordinates the maker's obligations hereunder to the prior indefeasible payment in full of certain obligations of the maker to the holders of Senior Indebtedness as defined therein."

         4..13. FINANCIAL STATEMENTS. Each Holder of Subordinated Indebtedness and each Obligor shall cause any financial statement describing or listing or otherwise reflecting the existence of any Indebtedness included in the Subordinated Indebtedness to indicate the existence of such Subordinated Indebtedness consistent with GAAP.

5. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to extend credit under the Credit Agreement, AFC hereby represents and warrants on and as of the date hereof, and on and as of any Closing Date under the Credit Agreement, that:

         5..1. ORGANIZATION AND BUSINESS. AFC is a duly organized and validly existing corporation, in good standing under the laws of the State of Ohio, with all power and authority, corporate or otherwise, necessary to (i) enter into and perform this Agreement and each other Credit Document to which it is party and guarantee the Credit Obligations hereby, (ii) grant the Collateral Agent for the ratable benefit of the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations and (iii) own its properties and carry on the business now conducted or proposed to be conducted by it. AFC has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party, to guarantee the Credit Obligations hereby, and to grant to the Lenders a first priority security interest in the Credit Security owned by it. Certified copies of the Charter and By-laws of AFC have been previously delivered to the Administrative Agent and are correct and complete.

         5..2. FINANCIAL STATEMENTS AND OTHER INFORMATION; CERTAIN AGREEMENTS. AFC has previously furnished to the Lenders copies of the following:

                           (i) The audited Consolidated financial statements of
                  AFC and its Subsidiaries as at December 31 in each of 1991 and 1992, accompanied by reports of AFC's independent auditors;

                      (ii) The Annual Report of AFC on Form 10-K for the fiscal
                  year ended December 31, 1992 ("AFC's 1992 Form 10K"); and

                     (iii) The Quarterly Report of AFC on Form 10-Q for the
                  fiscal quarter ended June 30, 1993.

                  The financial statements (including the notes thereto) referred to in clauses (i), (ii) and (iii) above have been prepared in accordance with GAAP (subject to year-end audit adjustments and the absence of footnotes for interim statements) and fairly present the financial condition of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby. Neither AFC nor any of its Subsidiaries has any known material contingent liabilities which are not referred to in said financial statements or in the notes thereto.

                  AFC's 1992 Form 10-K (including all of the financial statements and schedules included therein) contains all information which is required to be stated therein in accordance with the Exchange Act, and conforms in all material respects to the requirements thereof; and AFC's 1992 Form 10-K did not when filed include any untrue statement of a material fact or omit to state a material fact which was required to be stated therein or was necessary to make the statements therein not misleading in the light of the circumstances in which they were made.

         5..3. CHANGES IN CONDITION. No Material Adverse Change has occurred, and since December 31, 1992, except as previously disclosed to the Lenders, AFC has not entered into any material transaction outside the ordinary course of business.

         5..4. LITIGATION. Other than as disclosed in AFC's 1992 Form 10-K, no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal court, board or other governmental or administrative agency or any arbitrator is pending or to the knowledge of AFC threatened which may involve any material risk of any final judgment or liability not adequately covered by insurance or which may otherwise result in any Material Adverse Change, or which questions the validity or enforceability of any Credit Document, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency or arbitrator has been issued against AFC which has resulted, or poses a material risk of resulting in, any Material Adverse Change.

         5..5. ENFORCEABILITY; NO LEGAL OBSTACLE TO AGREEMENTS. Each of this Agreement and each other Credit Document to which AFC or any of its Subsidiaries is party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms. Neither the execution and delivery of this Agreement or any other Credit Document, nor the guaranteeing of the Credit Obligations hereby, nor the securing of the Credit Obligations with the Credit Security hereunder, nor the consummation of any transaction referred to in or contemplated by this Agreement, the Credit Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this Agreement or any other Credit Document, has constituted or resulted, or will constitute or result in:

                           (i) Any breach or termination of the provisions of
                  any agreement, instrument, deed or lease to which AFC is a party or by which it is bound, or of the Charter or By-laws of AFC;

                      (ii) The violation of any law, statute, judgment, decree
                  or governmental or court order, rule or regulation applicable to AFC or any of its Subsidiaries;

                     (iii) The creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of AFC or any of its Subsidiaries; or

                      (iv) Any redemption, retirement or other repurchase
                  obligation of AFC or any of its Subsidiaries under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person (including Insurance Authorities) is required to be obtained or made by AFC or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby, the granting of any security interest by AFC or any of its Subsidiaries hereunder or thereunder, or the validity or enforceability of any Credit Document.

         5..6. TAX RETURNS. AFC and its Designated Subsidiaries have filed all tax returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. The federal tax returns of AFC for which the applicable period of limitations have not expired have not been audited by the Internal Revenue Service. AFC knows of no material additional assessments or basis therefor. AFC has made adequate provision for all current taxes, and in the opinion of AFC there will not be any material additional assessments for all fiscal periods prior to and including the fiscal year ended December 31, 1992 in excess of the amounts reserved therefor in the balance sheet as at such date.

6. GENERAL COVENANTS. AFC covenants that, until all of the Credit Obligations shall have been indefeasibly paid in full and discharged and the Lenders' Commitments to extend credit under the Credit Agreement and any other Credit Document shall have been irrevocably terminated, it and its respective Subsidiaries will comply with the following provisions:

         6..1. PRESERVATION OF CORPORATE EXISTENCE, ETC. AFC will at all times preserve and keep in full force and effect its corporate existence, rights and franchises. AFC will at all times preserve and keep in full force and effect the corporate existence, rights and franchises of any of its Subsidiaries the securities of which are included in the Credit Security.

         6..2.  TAXES AND OTHER CHARGES; ACCOUNTS PAYABLE.

                  6..2..1. TAXES AND OTHER CHARGES. AFC will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon AFC and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge, or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if AFC shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that AFC will pay or bond all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

                  6..2..2. ACCOUNTS PAYABLE. AFC will promptly pay when due, or in conformity with customary trade terms, all other Indebtedness incident to the operations of AFC; PROVIDED, HOWEVER, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if AFC shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

         6..3. FINANCIAL STATEMENTS AND REPORTS. AFC and its Material Subsidiaries will maintain a system of accounting in which full and correct entries will be made of all transactions in relation to their business and affairs in accordance with GAAP. The fiscal year of AFC will end on December 31 in each year.

                  6..3..1. ANNUAL REPORTS. AFC will furnish to the Lenders as soon as available, and in any event within 120 days after the end of each fiscal year, the Annual Report of

         AFC on Form 10-K for the fiscal year then ended, in the form filed with the Securities and Exchange Commission.

                  6..3..2. QUARTERLY REPORTS. AFC will furnish to the Lenders as soon as available and, in any event, within 60 days after the end of each of the first three fiscal quarters of AFC in each fiscal year, the Quarterly Report of AFC on Form 10-Q for the fiscal quarter then ended, in the form filed with the Securities and Exchange Commission.

                  6..3..3. OTHER INFORMATION. From time to time upon request of any authorized officer of any Lender, AFC will furnish to such Lender such other information regarding the business, affairs and condition, financial or otherwise, of AFC and of any of its Material Subsidiaries as such officer may reasonably request. The authorized officers and representatives of the Managing Agents shall have the right during normal business hours to examine the books and records of AFC and its Material Subsidiaries and to make copies, notes and abstracts therefrom, for the purpose of verifying the accuracy of the reports delivered by AFC pursuant to this Section 6.3 or otherwise and ascertaining compliance with this Agreement.

                  6..3..4. OTHER REPORTS. AFC will furnish to the Lenders as soon as available copies of all registration statements, proxy statements, financial statements and reports, including reports on Form 8-K, as may be filed with the Securities and Exchange Commission or any stock exchange.

                  6..3..5. NOTICE OF MATERIAL LITIGATION; NOTICE OF DEFAULTS; ETC. AFC will promptly furnish to the Lenders notice of the occurrence of any litigation or any administrative or arbitration proceeding to which AFC or any of its Material Subsidiaries may hereafter become a party which may involve any material risk of any material final judgment or liability not adequately covered by insurance or which may otherwise result in a Material Adverse Change or which questions the validity or enforceability of any Credit Document, and notices by any lenders, trustees or investors of any defaults, acceleration of time for payment or special prepayments with respect to any other Indebtedness of AFC and its Designated Subsidiaries.

                  6..3..6.  ERISA REPORTS.  AFC will:

                           (i) Furnish the Lenders with a copy of any request
                  for a waiver of the funding standards or an extension of the amortization period required by sections 303 and 304 of ERISA or section 412 of the Code, promptly after any ERISA Group Member submits such request to the Department of Labor or the Internal Revenue Service.
                      (ii) Notify the Lenders of any reportable event (as
                  defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation, promptly after any ERISA Group Member learns of such reportable event; and furnish the Lenders with a copy of the notice of such reportable event required to be filed with the PBGC, promptly after such notice is required to be given.

                     (iii) Furnish the Lenders with a copy of any notice
                  received by any ERISA Group Member that the PBGC has instituted or intends to institute proceedings under section 4042 of ERISA to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization status under Title IV of ERISA, promptly after receipt of such notice.

                      (iv) Notify the Lenders of the possibility of the
                  termination of any Plan by its administrator pursuant to
                  section 4041 of ERISA, as soon as any ERISA Group Member learns of such possibility and in any event prior to such termination; and furnish the Lenders with a copy of any notice to the PBGC that a Plan is to be terminated, promptly after any ERISA Group Member files a copy of such notice.

                           (v) Notify the Lenders of the intention of any ERISA
                  Group Member to withdraw, in whole or in part, from any Multiemployer Plan which may result in the incurrence by any ERISA Group Member of withdrawal liability in excess of $10,000,000 under Subtitle E of Title IV of ERISA, or of the termination, insolvency or reorganization status of any Multiemployer Plan under such Subtitle E which may result in liability to any ERISA Group Member in excess of $10,000,000, and, upon any Lender's request from time to time, of the extent of the liability, if any, of such Person as a result of such withdrawal, to the best of such Person's knowledge at such time.

         6..4. MERGER, CONSOLIDATION AND SALE OF ASSETS. AFC will not become party to any merger or consolidation or sell, sell and lease back, lease, sublease or otherwise dispose of any assets, except that, so long as immediately before and after giving effect thereto no Default shall exist:

                  6..4..1. AFC may become party to any merger or consolidation of which AFC is the surviving or resulting Person if, after giving effect thereto, the Company shall continue to be a Wholly Owned Subsidiary of AFC.

                  6..4..2. AFC may dispose of assets in the ordinary course of business that are no longer used or useful in such business.

                  6..4..3. AFC may sell or dispose of inventory in the ordinary course of business.

                  6..4..4. AFC may sell or dispose of any shares of capital stock of the Company pursuant to Liens created under this Agreement.

                  6..4..5. AFC may from time to time sell or dispose of assets (other than stock of the Company) on arm's length terms; PROVIDED, HOWEVER, that the assets sold pursuant to this Section 6.4.5 on a cumulative basis (a) shall not represent net book value, determined in accordance with GAAP, exceeding 50% of the net book value of all assets of AFC as of December 31, 1992 (other than assets constituting American Business Insurance, Inc. or any of its Subsidiaries) and (b) shall not have contributed revenue, determined in accordance with GAAP, over the period of four fiscal quarters prior to the respective sales exceeding 50% of revenue of AFC for the four fiscal quarters ended December 31, 1992 (other than revenue attributable to American Business Insurance, Inc. or any of its Subsidiaries).

         6..5. COMPLIANCE WITH ERISA. AFC will cause all ERISA Group Members to meet all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. Each Plan maintained from time to time will be a qualified plan under section 401(a) of the Code and will comply in all material respects with the provisions of ERISA and the Code applicable to each Plan. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $10,000,000.

         6..6. TRANSACTIONS WITH AFFILIATES. AFC shall not effect any transaction with any Affiliate (other than the Company or any Designated Subsidiary of the Company) on a basis less favorable to AFC than would be the case if such transaction had been effected with a non-Affiliate, other than transactions not involving more than $10,000,000 per year in the aggregate.

7. CONFIDENTIALITY. Each Managing Agent agrees that it will make no disclosure of any information furnished to it by AFC or any of its Subsidiaries pursuant to
Section 6.3 unless such information shall have become public, except:

                           (i) In connection with operations under or the
                  enforcement of the Credit Agreement, this Agreement or any other Credit Document;

                      (ii) To any proposed Assignee or Credit Participant under
                  the Credit Agreement who agrees (subject to the exceptions provided in this Agreement) to preserve the confidentiality of any confidential information relating to AFC or any of its Subsidiaries received from such Managing Agent;

                     (iii) To the applicable bank regulatory or other
                  governmental agencies relating to such Managing Agent or pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

                      (iv) To any parent or corporate Affiliate of such Managing
                  Agent; PROVIDED, HOWEVER, that any such Person shall also agree to comply with the restrictions set forth in this
                  Section 7 with respect to such information;

                      (v) To its independent counsel, auditors and other
                  professional advisors with an instruction to such Person to keep such information confidential;

                      (vi) In connection with any litigation or arbitration
                  proceedings to which such Managing Agent is a party; and

                      (vii) With the prior written consent of AFC, to any other
                  Person.

Notwithstanding the foregoing, this Section shall not apply to information which is obtained or was previously obtained by any Managing Agent from a third person who, insofar as is known to such Managing Agent, is not subject to a duty of confidentiality.

8. INFORMATION REGARDING THE COMPANY. AFC and any Holder of Subordinated Indebtedness expressly acknowledges and agrees that such Holder of Subordinated Indebtedness has made such investigation as it deems desirable of the risks undertaken by such Holder of Subordinated Indebtedness in entering into this Agreement and is fully satisfied that it understands all such risks. AFC and any Holder of Subordinated Indebtedness waives any obligation which may now or hereafter exist on the part of the Managing Agents or any holder of any Senior Indebtedness to inform any Holder of Subordinated Indebtedness of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the initial Closing Date, AFC and any Holder of Subordinated Indebtedness undertakes to keep itself informed of such risks and any changes therein. AFC and each Holder of Subordinated Indebtedness expressly waives (except to the extent prohibited by applicable law which cannot be waived) any duty which may now or hereafter exist on the part of the Managing Agents or any holder of any Senior Indebtedness to disclose to such Holder of Subordinated Indebtedness any matter related to the business, operations, character, collateral, credit or condition (financial or otherwise) or prospects of the Company, its Subsidiaries or its or their Affiliates, properties or management, whether now or hereafter known by any Lender. AFC and any Holder of Subordinated Indebtedness represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company and its Subsidiaries and its and their Affiliates all information concerning the Credit Agreement and all other Credit Documents and all other information as to the Company and its Subsidiaries and its and their properties, management or Affiliates or anything relating to any of the above as it deems necessary or desirable.

9. CONTINUING AGREEMENT, ETC. This Agreement shall be a continuing agreement, shall be irrevocable and shall remain in full force and effect until the indefeasible payment in full of the Senior Indebtedness then outstanding in accordance with the terms thereof at a time when the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated (other than indemnity and similar provisions of the Credit Documents that expressly survive the termination of such documents). No action which the holders of the Senior Indebtedness or the Obligor may take or refrain from taking with respect to the Senior Indebtedness, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of the Obligor or any Holder of Subordinated Indebtedness hereunder. No right of the Lenders or any present or future holder of any of the Senior Indebtedness shall at any time be prejudiced or impaired by any act or failure to act on the part of the Obligor or by any act or failure to act, in good faith, by any Lender or any such holder, or by any noncompliance by the Obligor with the terms of this Agreement, regardless of any knowledge thereof which any Lender or any such holder may have or otherwise be charged with.

10. WAIVERS; POWERS, ETC.

         10..1. SPECIFIC PERFORMANCE. The Managing Agents are authorized to demand specific performance of this Agreement at any time when the Obligor or any Holder of Subordinated Indebtedness shall have failed to comply with any provision hereof applicable to it, and each of them irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Lenders.

         10..2. CONSENT TO CREDIT AGREEMENT. AFC and each Holder of Subordinated Indebtedness acknowledges receipt from the Company of a correct and complete copy of the Credit Agreement as in effect as of the date hereof, and consents to all of the provisions of the Credit Agreement as in effect as of such date and agrees that its consent is not required for any amendments, modifications or waivers of the provisions thereof.

         10..3. POWER TO MODIFY, ETC. AFC and each Holder of Subordinated Indebtedness grants, to the extent permitted by applicable law that cannot be waived, the Managing Agents and the Lenders full power, in their sole discretion, without notice to or consent by any Holder of Subordinated Indebtedness and without in any way affecting the subordination of the Subordinated Indebtedness provided in this Agreement:

                  10..3..1. To waive any Default, or compliance with, and to consent to any amendment, change or modification of any terms of, the Credit Agreement, any other Credit Documents, the Credit Security, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

                  10..3..2. To grant one or more extensions or renewals of the Credit Obligations (for any period, no matter how long), and any other indulgence with respect thereto and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligor in respect of the Credit Obligations, whether or not rights against the Obligor under this Agreement are reserved in connection therewith;

                  10..3..3. To take security in any form for the Credit Obligations and to consent to the addition to or the substitution, exchange, release, failure to perfect or any other disposition of, and to deal in any other manner with, to the extent permitted by applicable law that cannot be waived, all or part of any property which may from time to time secure the Credit Obligations whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Credit Obligations and to proceed against any of the Credit Security or such guarantees in any order;

                  10..3..4. To extend credit under the Credit Agreement or any other Credit Document, or otherwise, in such amount as the Lenders may determine, whether for a greater or lesser amount than is presently in effect, even though the financial condition of the Company and its Subsidiaries may have deteriorated since the date hereof; and

                  10..3..5. To collect or liquidate any of the Credit Obligations or the Credit Security in any manner or to refrain from collecting or liquidating any of the Credit Obligations or the Credit Security.

         10..4. NO SUBROGATION. AFC hereby agrees with the Lenders that it waives all rights of reimbursement, subrogation, contribution, offset and other claims against the Obligor arising by contract or operation of law in connection with any payment made or required to be made by AFC under this Agreement.

11. TRANSFERS; SUCCESSORS AND ASSIGNS.

         11..1. TRANSFERS. Neither AFC nor any Holder of Subordinated Indebtedness will sell, assign, transfer or otherwise dispose of any Subordinated Indebtedness except to another Person which shall have entered into an agreement with the Managing Agents, in a form satisfactory to the Managing Agents, providing for subordination of such Subordinated Indebtedness to the prior payment of the Credit Obligations on the terms provided in this Agreement.

         11..2. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of the Lenders and their successors and assigns and shall be binding upon the Obligor,

AFC and the Holders of Subordinated Indebtedness and their respective successors and assigns.

12. NOTICES. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy (confirmed by telephone or writing) or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (i) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (ii) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         If to AFC or the Company, to it at the following address:

                  One East Fourth Street
                  Cincinnati, Ohio 45202
                  ATTENTION: Fred J. Runk

         With a copy to:

                  Keating, Muething & Klekamp
                  1800 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  ATTENTION:  Paul V. Muething

         If to the Managing Agents or any Lender, to it at its address set forth on the signature page of the Credit Agreement, to the attention of the account officer specified on such signature page, with a copy to the Managing Agents.

13. DEFEASANCE. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company under the Credit Agreement or under any other Credit Document, this Agreement shall terminate and, at the written request of AFC or the Company accompanied by such certificates and opinions as the Managing Agents shall reasonably deem necessary, the Credit Security shall revert to AFC or the Company, as the case may be, and all right, title and interest of the Lenders therein shall terminate; PROVIDED, HOWEVER, that Sections 2.2, 3.2.4, 4.3, 14 and 15 shall survive the termination of this Agreement. Thereupon, on AFC's demand and at its cost and expense, each Managing Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to AFC or the Company, as the case may be, any Credit Security then in its possession.

14. VENUE; SERVICE OF PROCESS. AFC, the Obligor and each Holder of Subordinated Indebtedness, by its execution hereof:

                           (i) Irrevocably submits to the nonexclusive
                  jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Credit Agreement, or any other Credit Document or the subject matter hereof or thereof brought by the Managing Agents, any holder of Senior Indebtedness or their successors or assigns; and

                      (ii) Waives to the extent not prohibited by applicable
                  law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, the Credit Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each Obligor and the Holder of Subordinated Indebtedness hereby consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 12 is reasonably calculated to give actual notice.

15. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, AFC, THE OBLIGOR AND EACH HOLDER OF SUBORDINATED INDEBTEDNESS AND THE MANAGING AGENTS HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, AFC, SUCH OBLIGOR OR ANY HOLDER OF SUBORDINATED INDEBTEDNESS IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN

CONTRACT OR TORT OR OTHERWISE. AFC, the Obligor and each Holder of Subordinated Indebtedness acknowledges that it has been informed by the Managing Agents that the provisions of this Section 15 constitute a material inducement upon which each of the Managing Agents and the Lenders has relied, is relying and will rely in entering into this Agreement, and that it has reviewed the provisions of this
Section 15 with its counsel. The Managing Agents, AFC, the Obligor or any Holder of Subordinated Indebtedness may file an original counterpart or a copy of this
Section 15 with any court as written evidence of the consent of the Managing Agents, AFC, the Obligor or any Holder of Subordinated Indebtedness to the waiver of their rights to trial by jury.

16. GENERAL. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement and the other Credit Documents referred to herein or in the Credit Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.



                         AMERICAN FINANCIAL CORPORATION



                         By
                            ---------------------------------------
                            Vice President & Treasurer




                          GREAT AMERICAN HOLDING CORPORATION



                          By
                            ---------------------------------------
                            Vice President & Treasurer




                          THE FIRST NATIONAL BANK OF BOSTON,
                            as Administrative Agent and as
                      Managing Agent for the Lenders



                          By
                            ---------------------------------------
                            Director




                           CONTINENTAL BANK N.A., as Collateral
                            Agent and as Managing Agent for the
                      Lenders

                          By
                            ---------------------------------------
                            Managing Director

                                                                       EXHIBIT A


                                AFC PLEDGED STOCK


                                    Certificate                Number of
Issuer                                Number                     Shares
------                                ------                     ------

Great American
   Holding Corporation                   5                        250


Great American
   Holding Corporation                   8                        250

                                                                  EXECUTION COPY












--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                  PENNSYLVANIA COMPANY SUBORDINATION AGREEMENT


                           Dated as of August 30, 1996



                      THE FIRST NATIONAL BANK OF BOSTON and

                  BANK OF AMERICA ILLINOIS, as Managing Agents










--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE


1.   Definitions, etc.........................................................1

         1.1.  Reference to Credit Agreement; Definitions.....................1

                  1.1.1.  "Holder of Subordinated Indebtedness"...............1
                  1.1.2.  "Obligor"...........................................1
                  1.1.3.  "Reorganization"....................................1
                  1.1.4.  "Senior Indebtedness"...............................2
                  1.1.5.  "Subordinated Indebtedness".........................2

2.   Subordination Covenants..................................................2

         2.1.  Subordination..................................................2
         2.2.  Restricted Payments............................................3
         2.3.  Reorganization.................................................3
         2.4.  Specific Powers in Reorganization..............................3
         2.5.  Payments Held in Trust.........................................4
         2.6.  No Security....................................................4
         2.7.  Restrictions on Remedies.......................................4
         2.8.  Restrictions on Acceleration...................................4
         2.9.  Payment in Full................................................5
         2.10.  Effect of Provisions..........................................5
         2.11.  Further Assurances............................................5
         2.12.  Legend........................................................5
         2.13.  Financial Statements..........................................5

3.   Information Regarding the Company........................................6

4.   Continuing Agreement, etc................................................6

5.   Waivers; Powers, etc.....................................................7

         5.1.  Specific Performance...........................................7
         5.2.  Consent to Credit Agreement....................................7
         5.3.  Power to Modify, etc...........................................7
         5.4.  No Subrogation.................................................8

6.   Transfers; Successors and Assigns........................................8

         6.1.  Transfers......................................................8
         6.2.  Successors and Assigns.........................................8

7.   Notices..................................................................8

8.   Venue; Service of Process................................................9

9.   WAIVER OF JURY TRIAL....................................................10

10.  General.................................................................10

                  PENNSYLVANIA COMPANY SUBORDINATION AGREEMENT


         This Agreement, dated as of August 30, 1996, is among Pennsylvania Company, a Delaware corporation ("Pennsylvania Company"), Great American Holding Corporation, an Ohio corporation (the "Company"), American Financial Corporation, an Ohio corporation ("AFC"), The First National Bank of Boston, as administrative agent (the "Administrative Agent") and as managing agent (a "Managing Agent"), and Bank of America Illinois (formerly, Continental Bank, N.A.), as collateral agent (the "Collateral Agent") and as managing agent (a "Managing Agent", and together with The First National Bank of Boston as Managing Agent, collectively, the "Managing Agents"), for the ratable benefit of the Lenders under the Credit Agreement (as defined below). The parties agree as follows:

1. DEFINITIONS, ETC.

         1.1. REFERENCE TO CREDIT AGREEMENT; DEFINITIONS. Reference is made to the Credit Agreement dated as of December 7, 1993, as amended from time to time and as in effect (the "Credit Agreement"), among the Company, the Administrative Agent and Managing Agent, the Collateral Agent and Managing Agent, and certain Lenders party thereto. Except as the context otherwise explicitly requires, (i) the capitalized term "Section" refers to sections of this Agreement, (ii) references to a particular Section shall include all subsections thereof and
(iii) the word "including" shall be construed as "including without limitation". Capitalized terms defined in the Credit Agreement are used herein with the meanings so defined. Certain other capitalized terms used in this Agreement shall have the meanings specified below:

                  1.1.1. "HOLDER OF SUBORDINATED INDEBTEDNESS" means (i) Pennsylvania Company and (ii) each Person becoming a party to this Agreement pursuant to Section 6.1.

                  1.1.2. "OBLIGOR" means each of (i) the Company and (ii) AFC, and their respective successors and assigns.

                  1.1.3. "REORGANIZATION" means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization or restructuring, whether by judicial proceedings or otherwise, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements, including any proceeding under the Bankruptcy Code or any similar law of any other jurisdiction, involving any Obligor or any guarantor of the Subordinated Indebtedness or any of their present or future Subsidiaries or the readjustment of the respective liabilities of any Obligor or any such other Person or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of any Obligor or any such other Person; provided, however, that a Reorganization resulting solely from the filing of a petition against any Obligor commencing an involuntary case under the Bankruptcy Code shall cease to constitute a

         Reorganization for purposes of this Agreement if such case has been dismissed within 60 days after such petition is filed.

                  1.1.4. "SENIOR INDEBTEDNESS" means: (i) the principal of and premium, if any, on any Indebtedness of any Obligor to any Lender under the Credit Agreement or any other Credit Document and all other Credit Obligations, including without limitation the Indebtedness evidenced by the Notes; (ii) all renewals, extensions, restructurings, refinancings and refundings of Senior Indebtedness as defined in clause (i) above;
         (iii) all fees, costs, expenses and other obligations payable under the Credit Agreement or any other Credit Document or otherwise with respect to Senior Indebtedness as defined in clauses (i) and (ii) above, accrued to the date of payment, whether before or after the institution by or against any Obligor of proceedings under the Bankruptcy Code; and
         (iv) all interest arising on or with respect to Senior Indebtedness as defined in clauses (i), (ii) and (iii) above accrued to the date of payment, whether before or after the institution by or against any Obligor of a Reorganization.

                  1.1.5. "SUBORDINATED INDEBTEDNESS" means (i) the principal of and premium, if any, and interest, fees and other obligations arising on or with respect to (a) all Indebtedness of the Company under the Reducing Revolving Credit Agreement dated as of March 29, 1996 between the Company and Pennsylvania Company, and (b) all Indebtedness of AFC under the Credit Agreement dated as of April 3, 1995 between AFC and Pennsylvania Company, including all renewals, extensions, refinancings, or other amendments to or modifications of the Indebtedness referred to in clauses (a) and (b) above; and (ii) any and all claims, damages and liabilities of any nature whatsoever arising hereunder or with respect to any Subordinated Indebtedness as defined in clause (i) above which the Holder of Subordinated Indebtedness may now or hereafter have against any Obligor.

2. SUBORDINATION COVENANTS. Each Obligor and each Holder of Subordinated Indebtedness covenants that, until all of the Senior Indebtedness is paid in full at a time when the Lenders' obligations to extend credit under the Credit Agreement and all other Credit Documents shall have been irrevocably terminated (other than indemnity and similar provisions of the Credit Documents that expressly survive the termination of such documents), each will comply with such of the following provisions as are applicable to it:

         2.1. SUBORDINATION. To the extent and in the manner provided in this Agreement, the payment of the Subordinated Indebtedness shall be expressly subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and the Subordinated Indebtedness is hereby subordinated as a claim against each Obligor, any guarantor of the Subordinated Indebtedness or any of their respective assets to the prior payment in full of the Senior Indebtedness, in each case whether such claim be (i) in the ordinary course of business or (ii) in the event of any Reorganization.

         2.2. RESTRICTED PAYMENTS. No Obligor will make, and no Holder of Subordinated Indebtedness will receive, any payment of any Subordinated Indebtedness, whether in cash, securities or other property or by way of conversion, exchange or set-off or otherwise, and no such payment shall become due; provided, however, that each Obligor may make any Distribution to any Holder of Subordinated Indebtedness so long as immediately before and after giving effect thereto, no Default or Event of Default shall exist.

         2.3. REORGANIZATION. During the existence of any Reorganization, all Senior Indebtedness shall first be paid in full before any payment is made on account of any Subordinated Indebtedness, and in any proceedings seeking to effect a Reorganization any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of any Subordinated Indebtedness shall be paid or delivered directly to the Administrative Agent for application to payment of the Senior Indebtedness, until all such Senior Indebtedness shall have been indefeasibly paid in full.

         2.4. SPECIFIC POWERS IN REORGANIZATION. In any proceedings with respect to a Reorganization, until all Senior Indebtedness shall have been indefeasibly paid in full, each Holder of Subordinated Indebtedness hereby irrevocably authorizes the Administrative Agent:

                           (i) To prove and enforce any claims on the
                  Subordinated Indebtedness owed by any Obligor to any Holder of Subordinated Indebtedness either in the Administrative Agent's name or in the name of such Holder of Subordinated Indebtedness as the attorney-in-fact of such Holder of Subordinated Indebtedness if such Holder of Subordinated Indebtedness does not so prove or enforce such claims at least 30 days prior to the expiration of the time, without giving effect to discretionary extensions of time, for the filing of such claims in a manner reasonably satisfactory to the Administrative Agent;

                           (ii) To accept and receive for any payment or
                  distribution made with respect to any Subordinated Indebtedness and to apply such payment or distribution to the payment of the Senior Indebtedness;

                           (iii) To vote claims comprising any Subordinated
                  Indebtedness and to accept or reject on behalf of such Holder of Subordinated Indebtedness any plan proposed in connection with any Reorganization; and

                           (iv) To take any and all action and to execute any
                  and all instruments reasonably necessary to effectuate the foregoing either in the Administrative Agent's name or in the name of such Holder of Subordinated Indebtedness as the attorney-in-fact of such Holder of Subordinated Indebtedness.

         2.5. PAYMENTS HELD IN TRUST. If, notwithstanding the foregoing, any payment or distribution of the assets of any Obligor of any kind or character in respect of the Subordinated

Indebtedness (other than payments permitted by Section 2.2) shall be received, by set-off or otherwise, by any Holder of Subordinated Indebtedness before all Senior Indebtedness then outstanding has been paid and indefeasibly discharged in full and before the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated (other than indemnity and similar provisions of the Credit Documents that expressly survive the termination of such documents), such payment or distribution and the amount of any such set-off shall be held in trust by such Holder of Subordinated Indebtedness and promptly paid over (together with any necessary endorsements) to the Administrative Agent (who shall have the right to convert any such assets into cash in a commercially reasonable manner) for application (including the applications of such cash and cash proceeds) to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid and indefeasibly discharged in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, and the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated (other than indemnity and similar provisions of the Credit Documents that expressly survive the termination of such documents).

         2.6. NO SECURITY. No Obligor shall give, and no Holder of Subordinated Indebtedness shall demand or receive, any security, direct or indirect, for any Subordinated Indebtedness.

         2.7. RESTRICTIONS ON REMEDIES. No Holder of Subordinated Indebtedness shall, without the Managing Agents' prior written consent (at the direction of the Required Majority Lenders), accelerate the maturity of, or institute proceedings to enforce, any Subordinated Indebtedness notwithstanding any provision to the contrary contained in any Subordinated Indebtedness or in any agreement or instrument relating thereto. Without limiting the generality of the foregoing sentence, no Holder of Subordinated Indebtedness shall, without the Managing Agents' prior written consent (at the direction of the Required Majority Lenders), commence or join with any other creditor or creditors of any Obligor in commencing any proceeding against such Obligor seeking to effect a Reorganization of such Obligor or any of its property.

         2.8. RESTRICTIONS ON ACCELERATION. Notwithstanding any contrary provision of any Subordinated Indebtedness or of any agreement or instrument relating thereto, (i) no Subordinated Indebtedness shall become or be declared to be due and payable prior to the date on which the Senior Indebtedness becomes or is declared to be due and payable and (ii) if any Senior Indebtedness shall have become or been declared to be due and payable prior to its stated maturity, the Subordinated Indebtedness shall become immediately due and payable.

         2.9. PAYMENT IN FULL. For the purposes of this Agreement, no Senior Indebtedness shall be deemed to have been paid in full unless the holder thereof shall have received and have been permitted to retain payment equal to the amount thereof then outstanding and such Senior Indebtedness shall have been fully and indefeasibly discharged.

         2.10. EFFECT OF PROVISIONS. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Holders of Subordinated Indebtedness on the other hand, and such provisions shall not impair as between any Obligor and any Holder of Subordinated Indebtedness the obligation of such Obligor, which is unconditional and absolute, to pay to such Holder of Subordinated Indebtedness the principal of any Subordinated Indebtedness owed by such Obligor to such Holder of Subordinated Indebtedness and interest thereon, and all other amounts in respect thereof, nor shall any such provisions prevent any Holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Indebtedness upon a default thereunder, except to the extent set forth in this Agreement.

         2.11. FURTHER ASSURANCES. Each Obligor and each Holder of Subordinated Indebtedness, for itself and its successors and assigns as Holders of Subordinated Indebtedness, covenant to execute and deliver to the Administrative Agent, the Collateral Agent or the Managing Agents such further instruments and to take such further action as the Managing Agents may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

         2.12. LEGEND. Each Obligor and each Holder of Subordinated Indebtedness, for itself and its successors and assigns as Holders of Subordinated Indebtedness, covenant to cause each instrument or certificate representing or evidencing any of the Subordinated Indebtedness to have affixed upon it a legend in substantially the following form:

                  "This instrument is subject to the Subordination Agreement dated as of August 30, 1996, as from time to time in effect, among Pennsylvania Company, each Obligor or party thereto, The First National Bank of Boston, as Administrative Agent and as Managing Agent and Bank of America Illinois, as Collateral Agent and as Managing Agent, which among other things, subordinates the Obligor's obligations hereunder to the prior indefeasible payment in full of certain obligations of the Obligor to the holders of Senior Indebtedness as defined therein."

         2.13. FINANCIAL STATEMENTS. Each Holder of Subordinated Indebtedness and each Obligor shall cause any financial statement describing or listing or otherwise reflecting the existence of any Indebtedness included in the Subordinated Indebtedness to indicate the existence of such Subordinated Indebtedness consistent with GAAP.

3. INFORMATION REGARDING THE COMPANY. Pennsylvania Company and each Holder of Subordinated Indebtedness expressly acknowledges and agrees that such Holder of Subordinated Indebtedness has made such investigation as it deems desirable of the risks undertaken by such Holder of Subordinated Indebtedness in entering into this Agreement and is fully satisfied that it understands all such risks. Pennsylvania Company and each Holder of Subordinated Indebtedness waives any obligation which may now or hereafter exist on the part of the Managing Agents or any holder of any Senior Indebtedness to inform any Holder of Subordinated Indebtedness of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date of this Agreement, Pennsylvania Company and each Holder of Subordinated Indebtedness undertakes to keep itself informed of such risks and any changes therein. Pennsylvania Company and each Holder of Subordinated Indebtedness expressly waives (except to the extent prohibited by applicable law which cannot be waived) any duty which may now or hereafter exist on the part of the Managing Agents or any holder of any Senior Indebtedness to disclose to such Holder of Subordinated Indebtedness any matter related to the business, operations, character, collateral, credit or condition (financial or otherwise) or prospects of AFC, the Company, its Subsidiaries or its or their Affiliates, properties or management, whether now or hereafter known by any Lender. Pennsylvania Company and each Holder of Subordinated Indebtedness represents, warrants and agrees that it assumes sole responsibility for obtaining from AFC, the Company and its Subsidiaries and its and their Affiliates all information concerning the Credit Agreement and all other Credit Documents and all other information as to the Company and its Subsidiaries and its and their properties, management or Affiliates or anything relating to any of the above as it deems necessary or desirable.

4. CONTINUING AGREEMENT, ETC. This Agreement shall be a continuing agreement, shall be irrevocable and shall remain in full force and effect until the indefeasible payment in full of the Senior Indebtedness then outstanding in accordance with the terms thereof at a time when the Lenders' obligations to extend credit under all Credit Documents shall have been irrevocably terminated (other than indemnity and similar provisions of the Credit Documents that expressly survive the termination of such documents). No action which the holders of the Senior Indebtedness or any Obligor may take or refrain from taking with respect to the Senior Indebtedness, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of such Obligor or any Holder of Subordinated Indebtedness hereunder. No right of the Lenders or any present or future holder of any of the Senior Indebtedness shall at any time be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act, in good faith, by any Lender or any such holder, or by any noncompliance by any Obligor with the terms of this Agreement, regardless of any knowledge thereof which any Lender or any such holder may have or otherwise be charged with.

5. WAIVERS; POWERS, ETC.

         5.1. SPECIFIC PERFORMANCE. The Managing Agents are authorized to demand specific performance of this Agreement at any time when any Obligor or any Holder of Subordinated Indebtedness shall have failed to comply with any provision hereof applicable to it, and each of them irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Lenders.

         5.2. CONSENT TO CREDIT AGREEMENT. Pennsylvania Company and each Holder of Subordinated Indebtedness acknowledges receipt from the Company of a correct and complete copy of the Credit Agreement and the AFC Agreement as in effect as of the date hereof, and consents to all of the provisions of the Credit Agreement and the AFC Agreement as in effect as of such date and agrees that its consent is not required for any amendments, modifications or waivers of the provisions thereof.

         5.3. POWER TO MODIFY, ETC. Pennsylvania Company and each Holder of Subordinated Indebtedness grants, to the extent permitted by applicable law that cannot be waived, the Managing Agents and the Lenders full power, in their sole discretion, without notice to or consent by any Holder of Subordinated Indebtedness and without in any way affecting the subordination of the Subordinated Indebtedness provided in this Agreement:

                  5.3.1. To waive any Default or Event of Default, or compliance with, and to consent to any amendment, change or modification of any terms of, the Credit Agreement, any other Credit Documents, the Credit Security, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

                  5.3.2. To grant one or more extensions or renewals of the Credit Obligations (for any period, no matter how long), and any other indulgence with respect thereto and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of any Obligor in respect of the Credit Obligations, whether or not rights against such Obligor under this Agreement are reserved in connection therewith;

                  5.3.3. To take security in any form for the Credit Obligations and to consent to the addition to or the substitution, exchange, release, failure to perfect or any other disposition of, and to deal in any other manner with, to the extent permitted by applicable law that cannot be waived, all or part of any property which may from time to time secure the Credit Obligations whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future guarantees of the Credit Obligations and to proceed against any of the Credit Security or such guarantees in any order;

                  5.3.4. To extend credit under the Credit Agreement or any other Credit Document, or otherwise, in such amount as the Lenders may determine, whether for a greater or lesser amount than is presently in effect, even though the financial condition of the Company and its Subsidiaries may have deteriorated since the date hereof; and

                  5.3.5. To collect or liquidate any of the Credit Obligations or the Credit Security in any manner or to refrain from collecting or liquidating any of the Credit Obligations or the Credit Security.

         5.4. NO SUBROGATION. Pennsylvania Company hereby agrees with the Lenders that it waives all rights of reimbursement, subrogation, contribution, offset and other claims against any Obligor arising by contract or operation of law in connection with any payment made or required to be made by Pennsylvania Company under this Agreement.

6. TRANSFERS; SUCCESSORS AND ASSIGNS.

         6.1. TRANSFERS. Neither Pennsylvania Company nor any Holder of Subordinated Indebtedness will sell, assign, transfer or otherwise dispose of any Subordinated Indebtedness except to another Person which shall have entered into an agreement with the Managing Agents, in form and substance satisfactory to the Managing Agents, providing for subordination of such Subordinated Indebtedness to the prior payment of the Credit Obligations on the terms provided in this Agreement.

         6.2. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of the Lenders and their successors and assigns and shall be binding upon each Obligor, Pennsylvania Company and the Holders of Subordinated Indebtedness and their respective successors and assigns.

7. NOTICES. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy (confirmed by telephone or writing) or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (i) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (ii) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

         If to AFC, Pennsylvania Company or the Company, to it at the following address:

                  One East Fourth Street
                  Cincinnati, Ohio 45202
                  ATTENTION: Fred J. Runk

         With a copy to:

                  Keating, Muething & Klekamp
                  1800 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio  45202

                  ATTENTION:  Paul V. Muething

         If to the Managing Agents or any Lender, to it at its address set forth on the signature page of the Credit Agreement, to the attention of the account officer specified on such signature page, with a copy to the Managing Agents.

8. VENUE; SERVICE OF PROCESS. Each Obligor and each Holder of Subordinated Indebtedness, by its execution hereof:

                           (i) Irrevocably submits to the nonexclusive
                  jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Credit Agreement, or any other Credit Document or the subject matter hereof or thereof brought by the Managing Agents, any holder of Senior Indebtedness or their successors or assigns; and

                           (ii) Waives to the extent not prohibited by
                  applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, the Credit Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each Obligor and each Holder of Subordinated Indebtedness hereby consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 7 is reasonably calculated to give actual notice.

9. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY
APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OBLIGOR AND EACH HOLDER OF SUBORDINATED INDEBTEDNESS AND EACH MANAGING AGENT HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, AFC, SUCH OBLIGOR OR ANY HOLDER OF SUBORDINATED INDEBTEDNESS IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN

CONTRACT OR TORT OR OTHERWISE. Each Obligor and each Holder of Subordinated Indebtedness acknowledges that it has been informed by the Managing Agents that the provisions of this Section 9 constitute a material inducement upon which each of the Managing Agents and the Lenders has relied, is relying and will rely in entering into this Agreement, and that it has reviewed the provisions of this
Section 9 with its counsel. The Managing Agents, each Obligor or any Holder of Subordinated Indebtedness may file an original counterpart or a copy of this
Section 9 with any court as written evidence of the consent of the Managing Agents, each Obligor or any Holder of Subordinated Indebtedness to the waiver of their rights to trial by jury.

10. GENERAL. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement and the other Credit Documents referred to herein or in the Credit Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                               PENNSYLVANIA COMPANY


                               By
                                  ------------------------------------
                                    Title:


                               AMERICAN FINANCIAL CORPORATION


                               By
                                  ------------------------------------
                                    Vice President & Treasurer


                               GREAT AMERICAN HOLDING CORPORATION


                               By
                                  ------------------------------------
                                  Vice President & Treasurer


                               THE FIRST NATIONAL BANK OF BOSTON,
                                  as Administrative Agent and as Managing
                                  Agent for the Lenders


                               By
                                  ------------------------------------
                                  Managing Director


                               BANK OF AMERICA ILLINOIS, as Collateral
                                  Agent and as Managing Agent for the Lenders


                               By
                                  ------------------------------------
                                  Managing Director

                                                                  Execution Copy
                                                                  --------------


                         AMERICAN FINANCIAL CORPORATION
                       GREAT AMERICAN HOLDING CORPORATION


                       Amendment No. 1 to Credit Agreement
                       -----------------------------------


         This Agreement dated as of August 30, 1996, is among Great American Holding Corporation, an Ohio corporation (the "Company"), The First National Bank of Boston ("FNBB"), for itself and as Administrative Agent and as Managing Agent, Bank of America Illinois (formerly, Continental Bank N.A.), for itself and as Collateral Agent and as Managing Agent, (together with FNBB as Managing Agent, collectively, the "Managing Agents"), and the other lenders party to the Credit Agreement referred to below. The parties hereto agree as follows:

1. REFERENCE TO CREDIT AGREEMENT; DEFINITIONS. Reference is made to the Credit Agreement, dated as of December 7, 1993, as in effect on the date hereof prior to giving effect to this Agreement (the "Credit Agreement"), among the Company, the Managing Agents and the lenders party thereto. The Credit Agreement as amended hereby is referred to herein as the "Amended Credit Agreement". Terms defined in the Amended Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2. ASSIGNMENT OF INTEREST. The Chase Manhattan Bank (the "Assignor") hereby assigns to each of (i) The First National Bank of Boston, (ii) Bank of America Illinois and (iii) The Bank of New York (each an "Assignee") and each Assignee hereby purchases and assumes from Assignor, a portion of Assignor=s Commitment and a Percentage Interest in the Loan as set forth below opposite such Assignee's respective name:


                                        Commitment          Percentage Interest
                  Assignee                Amount                In The Loan
                  --------              ----------          -------------------

         The First National Bank
           of Boston                    $10,000,000               3.3333%
         Bank of America Illinois       $10,000,000               3.3333%
         The Bank of New York           $ 5,000,000               1.6667%
                                        -----------               -------

                           Total        $25,000,000               8.3333%
                                        ===========               =======

         2.1 REPRESENTATIONS OF THE ASSIGNOR.  The Assignor:

                  (a) represents that as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) is $55,000,000, and that there is no outstanding principal balance of its Percentage Interest in the Loan.

                  (b) makes this assignment without recourse and makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or any other instrument furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and

                  (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of AFC, the Company or any of their respective Subsidiaries or the performance of any of their obligations under the Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant thereto.

         2.2 EFFECT OF ASSIGNMENT. Assignor hereby instructs the Administrative Agent to make all payments after the Amendment Effective Date (as specified below) in respect of the interests assigned hereby directly to the Assignees. The Assignor and the Assignees agree that all interest on, and fees with respect to, the Loan, accrued to, but not including, the Amendment Effective Date, are the property of the Assignor, and not the Assignees. Each of the Assignees agrees that, upon receipt of any such interest or fees, such Assignee will promptly remit the same to the Assignor. On the Amendment Effective Date, after giving effect to this assignment, the Lenders' Percentage Interests will be as set forth in Section 11.1 of the Amended Credit Agreement.

3. AMENDMENTS TO THE CREDIT AGREEMENT. The parties hereto agree that on the date on which the conditions set forth in Section 5 hereof are satisfied (the "Amendment Effective Date"), the Credit Agreement is amended effective as of the Amendment Effective Date as follows:

         3.1 DELETION OF SECTION 3.4. Section 3.4 of the Credit Agreement is deleted in its entirety.

         3.2 AMENDMENT TO SECTION 4.2.2. Section 4.2.2 of the Credit Agreement is amended to read in its entirety as follows:

                  "4.2.2. TERM LOAN. On each Payment Date after the Conversion Date, including the Final Maturity Date, the Company will, as a mandatory prepayment on account of the Term Loan, pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Percentage Interests, an amount equal to the lesser of
         (a) an amount equal to the percentage of the original amount of the Term Loan set opposite such Payment Date:


                    Payment Date                           Percentage
                    ------------                           ----------

                  March 1998 through                           5%
                  December 2000

                  March 2001 through                          10%
                  December 2001


                  or (b) the amount of the Term Loan then outstanding."

         3.3 AMENDMENT TO SECTION 7.7.1. Section 7.7.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "7.7.1. COMPANY INDEBTEDNESS. Indebtedness of the Company (on a holding company only basis) shall at no time exceed 40% of its Net Worth; PROVIDED, HOWEVER, that for purposes of this Section 7.7.1, the term "Indebtedness" shall not include any Indebtedness owed by GAHC to AFC or its Affiliates which is subordinated to the prior payment in full of the Credit Obligations pursuant to the AFC Agreement and the Pennsylvania Company Subordination Agreement."

         3.4 AMENDMENT TO SECTION 7.10.6 Section 7.10.6 of the Credit Agreement is amended to read in its entirety as follows:

                  "7.10.6 The Company and its Designated Subsidiaries may from time to time sell or dispose of assets (other than stock of GAIC) on arm's length terms; PROVIDED, HOWEVER, that the assets sold pursuant to this Section 7.10.6 on a cumulative basis (a) shall not represent net book value, determined in accordance with GAAP, exceeding 25% of the net book value of all assets of the Company and its Designated Subsidiaries as of December 31, 1995 and (b) shall not have contributed revenue, determined in accordance with GAAP, over the period of four fiscal quarters prior to the respective sales exceeding 25% of the revenue of the Company and its Designated Subsidiaries for the four fiscal quarters ended December 31, 1995."

         3.5 ADDITION OF SECTION 7.14 Section 7 of the Credit Agreement is amended by adding thereto immediately following Section 7.13 thereof, a new
Section 7.14, which shall read in its entirety as follows:

                  "7.14 INTERCOMPANY ACCOUNTS. Neither AFC nor GAHC nor any of their Wholly-Owned Subsidiaries shall make any Investment in or create, incur, suffer or permit to exist any Indebtedness to AFG, APU or Pennsylvania Company or any of their Wholly-Owned Subsidiaries, unless
         (a) immediately before and after giving effect thereto no Default shall exist, and (b) any such Indebtedness shall be incurred pursuant to the Subordinated Affiliate Revolvers; PROVIDED, HOWEVER, that any such Person may make inter-company transfers or payments and incur trade payables in the ordinary course of business."

         3.6 AMENDMENT TO SECTION 9.1 Section 9.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "9.1. EVENTS OF DEFAULT. The following events are herein referred to as "Events of Default":

                           9.1.1. The Company shall fail to make any payment in
                  respect of: (a) interest on any of the Credit Obligations as the same shall become due and payable and such failure shall continue for a period of five consecutive days, (b) any fee or any expense or indemnity in respect of any of the Credit Obligations as the same shall become due and payable and such failure shall continue for a period of five consecutive days after notice thereof by the Managing Agents to the Company (which notice shall be given upon the request of the Required Majority Lenders), or (c) principal of any of the Credit Obligations as the same shall become due, whether at maturity or by acceleration or otherwise.

                           9.1.2. The Company or any of its Subsidiaries shall
                  fail to perform or observe any of the provisions of Sections
                  7.6 through 7.14 to be performed or observed by it or AFC shall fail to perform or observe any of the provisions of
                  Section 6.4 or 6.5 of the AFC Agreement.

                           9.1.3. The Company or any of its Subsidiaries, AFC or
                  Pennsylvania Company shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Majority Lenders within 20 days after notice thereof by the Managing Agents to the Company (which notice shall be given upon the request of the Required Majority Lenders).

                           9.1.4. Any representation or warranty of or with
                  respect to the Company or any of its Subsidiaries or AFC in connection with this Agreement or any other Credit Document shall be materially false or materially misleading on the date as of which it was made.

                           9.1.5. (a) AFG or any of its Wholly-Owned
                  Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal and accrued and unpaid interest exceeding $2,500,000;

                           (b) AFG or any of its Wholly-Owned Subsidiaries shall
                  fail to perform or observe the terms of any agreement or guarantee relating to such Financing Debt, and such failure or condition shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement, and such failure or condition shall permit the acceleration of such Financing Debt;

                           (c) Any such Financing Debt of AFG or any of its
                  Wholly-Owned Subsidiaries shall be accelerated or become due or payable prior to its stated maturity for any reason whatsoever (other than voluntary prepayments thereof);

                           (d) Any Lien on any property of AFG or any of its
                  Wholly-Owned Subsidiaries securing any such Financing Debt shall be enforced by foreclosure or similar action; or

                           (e) Any holder of any such Financing Debt shall
                  exercise any right of rescission with respect to the issuance thereof.

                           9.1.6. AFG shall cease to own beneficially directly
                  or indirectly a majority of the voting securities of AFC, the Company or GAIC.

                           9.1.7. (i) Lindner Family Members or direct or
                  indirect Subsidiaries of Lindner Family Members shall cease to own, in the aggregate, beneficially (A) at least 30% of the outstanding Common Stock of AFG entitled to vote generally and
                  (B) a sufficient number of shares of such voting Common Stock of AFG so that such Lindner Family Members or direct or indirect Subsidiaries thereof, in the aggregate, shall own more shares of such Common Stock than any other Person or group of Persons by a margin of at least 10% of the total number of shares of such voting Common Stock of AFG then outstanding, or (ii) a majority of the members of the Board of Directors of AFG shall not actually consist of Lindner Family Members or their nominees or representatives.

                           9.1.8. Any Credit Document shall cease, for any
                  reason, to be in full force and effect, or the Company or any of its Subsidiaries or AFC or Pennsylvania Company shall so assert, or the security interests created by this Agreement and the other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

                           9.1.9. A final judgment (a) which, with other
                  outstanding final judgments against AFG or any of its Wholly-Owned Subsidiaries, exceeds an aggregate of $5,000,000 shall be rendered against AFG or any of its Wholly-Owned Subsidiaries, or (b) which grants injunctive relief that results, or poses a material risk of resulting, in a Material Adverse Change, and (c) which, within 60 days after entry thereof, has not been discharged or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

                           9.1.10. The Company or any ERISA Group Member shall
                  fail to pay when due amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed for a termination of a Plan pursuant to section 4041(c) of ERISA by the Company or any ERISA Group Member or any administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against the Company or any ERISA Group Member to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a Lien shall be imposed under section 302(f) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated.

                           9.1.11. GAIC or any of its Designated Insurance
                  Subsidiaries shall, at any time after the date hereof, be prohibited by law from engaging in the business of effecting and carrying out contracts of insurance, and such prohibition would result in a Material Adverse Change.

                           9.1.12. Any court or any Insurance Authority or any
                  other governmental or regulatory authority, agency or official of competent jurisdiction shall issue an order or decree which shall require GAIC or any of its Designated Insurance Subsidiaries to reduce or to terminate all or any substantial part of its insurance business, and such reduction or termination would result in a Material Adverse Change.

                           9.1.13. (a) AFG or any of its Wholly-Owned
                  Subsidiaries or any Material Subsidiary shall:

                                      (i) Commence a voluntary case under the
                           Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                                     (ii) Have filed against it a petition
                           commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

                                     (iii) Have entered against it an order for
                           relief in any involuntary case commenced under the Bankruptcy Code;

                                     (iv) Seek relief as a debtor under any
                           applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                                     (v) Have entered against it an order by a
                           court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation or reorganization or any modification or alteration of the rights of its creditors or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property;

                                     (vi) Make an assignment for the benefit of,
                           or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property; or

                                    (vii) Become insolvent or generally fail to
                           pay, or admit in writing its inability or unwillingness to pay, debts as they become due; or

                           (b) Any applicable insurance regulatory authority
                  shall take action to intervene into the management or business affairs of GAIC.

         3.7 AMENDMENT TO SECTION 11.1. Section 11.1 of the Credit Agreement is amended to read in its entirety as follows:

                  "11.1. INTERESTS IN CREDITS. The percentage interest of each Lender in the Loan shall be computed based on the Commitment for each Lender as follows:

                                     Commitment            Percentage
    Lender                             Amount               Interest
    ------                           ----------            ----------

Bank of America                     $47,500,000             15.8333%
      Illinois, N.A.

The First National                  $47,500,000             15.8333%
      Bank of Boston

The Chase Manhattan                 $30,000,000             10.0000%
      Bank

The Bank of New York                $30,000,000             10.0000%

NationsBank of                      $25,000,000              8.3333%
      Georgia, N.A.

Credit Lyonnais                     $25,000,000              8.3333%
      Cayman Island Branch

Key Bank National
      Association                   $25,000,000              8.3333%

Riggs National Bank                 $20,000,000              6.6667%

Star Bank, N.A.                     $20,000,000              6.6667%

Bank of Tokyo-Mitsubishi            $15,000,000              5.0000%

Bank One, Columbus,                 $15,000,000              5.0000%
                                    -----------              -------
      N.A.

      Total                        $300,000,000                 100%

         The foregoing percentage interests, as adjusted pursuant to the terms of this Agreement and otherwise as the Lenders may from time to time agree among themselves, are referred to as the "Percentage Interests" with respect to all or any portion of the Loan. References in any Credit Document to the Lenders' respective Percentage Interests are to such interests as from time to time in effect."

         3.8 AMENDMENT TO EXHIBIT 1. Exhibit 1 to the Credit Agreement is amended as follows:

                  3.8.1 AMENDMENTS TO DEFINITIONS. The following definitions are amended to read in their entirety as follows:

                           "16. "BANKRUPTCY DEFAULT' means an Event of Default
                  referred to in Section 9.1.13."

                           "44. 'CONVERSION DATE' means December 31, 1997 or
                  such later date as determined in accordance with Section 2.5."

                           "69. 'FINAL MATURITY DATE' means December 31, 2001 or
                  such later date as determined in accordance with Section 2.5."

                           "118. 'REVOLVING RATE' means the sum of:

                                    (a) (i) With respect to any such portion of the Loan which is at the time subject to an effective Eurodollar Pricing Option, the sum of 7/8% PLUS the Eurodollar Rate;

                                        (ii) With respect to any such portion of
                                    the Loan which is at the time subject to an effective CD Pricing Option, the sum of 1% PLUS the CD Rate; and

                                        (iii) With respect to any other such
                                    portion of the Loan, the Base Rate; PLUS

                                    (b) the GAIC Net Loss Margin, if any."

                           "124. 'TERM RATE' means the Revolving Rate."

                  3.8.2 ADDITIONS TO DEFINITIONS. The following definitions are added to Exhibit 1 in the proper alphabetical order:

                  "'AFG' means American Financial Group, Inc., an Ohio corporation."

                  "'APU' means American Premier Underwriters, Inc., a Pennsylvania corporation."

                  "'INVESTMENT' means, in relation to any Person, (a) any loan, advance or other extension of credit (including any guarantee of any Indebtedness) made by such Person to any other Person, (b) any capital contribution by such Person to, or purchase of capital stock or other securities or partnership interests by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person, or
         (c) any sale of property by such Person to any other Person other than upon full payment, in cash, of not less than the agreed sale price or the fair value of such property, whichever is higher."

                  "'PENNSYLVANIA COMPANY' means Pennsylvania Company, a Delaware corporation."

                  "'PENNSYLVANIA COMPANY SUBORDINATION AGREEMENT' means the Subordination Agreement dated as of August 30, 1996 between the Company, AFC and Pennsylvania Company and the Managing Agents pursuant to which Pennsylvania Company shall subordinate all obligations owed to it by the Company and AFC under the Subordinated Affiliate Revolvers to the prior payment in full of the Credit Obligations."

                  "'SUBORDINATED AFFILIATE REVOLVERS' means, collectively, (a) the Reducing Revolving Credit Agreement dated as of March 29, 1996 between Pennsylvania Company and the Company, and (b) the Credit Agreement dated as of April 3, 1995 between Pennsylvania Company and AFC, in each case including all renewals, extensions, refinancings or other amendments thereto to or modifications thereof."

4. REPRESENTATIONS AND WARRANTIES OF COMPANY. In order to induce the Lenders to enter into this Agreement, the Company represents and warrants to the Agent as follows:

         4.1 NO DEFAULT. After giving effect to the amendments set forth in
Section 3 hereof, no Default or Event of Default will exist.

         4.2 INCORPORATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Sections 6.3 and 8 of the Amended Credit Agreement are true and correct on and as of the Amendment Effective Date as if made as of the Amendment Effective Date; and no Material Adverse Change has occurred.

5. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement shall be subject to the compliance by the Company with the following conditions:

         5.1 PENNSYLVANIA COMPANY SUBORDINATION AGREEMENT. Each of the Company and AFC shall have duly authorized, executed and delivered to the Managing Agents an agreement (the "Pennsylvania Company Subordination Agreement") in the form of Exhibit 5.1 hereto, pursuant to which Pennsylvania Company shall subordinate all obligations owed to it by the Company and AFC under the Subordinated Affiliate Revolvers to the prior payment in full of the Credit Obligations.

         5.2 LEGAL OPINION. The Lenders shall have received from Keating, Muething & Klekamp, counsel to AFC and the Company, its opinion with respect to the transactions contemplated by this Amendment and the Pennsylvania Subordination Agreement, which opinion shall be in form and substance satisfactory to the Lenders.

         5.3 PROPER PROCEEDINGS. This Agreement, the Credit Agreement, the Pennsylvania Company Subordination Agreement and each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Company and AFC. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby, by the Credit Agreement or by any other Credit Document shall have been obtained and shall be in full force and effect.

6. GENERAL. The Amended Credit Agreement and all of the Credit Obligations are confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligations. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.


                     [This space intentionally left blank.]

         Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                          GREAT AMERICAN HOLDING CORPORATION


                          By:
                              ---------------------------------------------
                              Vice President & Treasurer


                          BANK OF AMERICA ILLINOIS, in its
                               individual capacity and as
                               Collateral Agent and as Managing
                               Agent

                          By:
                              ---------------------------------------------
                              Managing Director

                              231 LaSalle Street
                              9Q
                              Chicago, Illinois 60697
                              Telecopy:  (312) 987-0303


                          THE FIRST NATIONAL BANK OF BOSTON,
                              in its indivi capacity and
                              as Administrative Agent and as
                              Managing Agent

                          By:
                              ---------------------------------------------
                              Managing Director

                               Media and Communications Division
                               Mail Stop 01-08-08
                               100 Federal Street
                               Boston, Massachusetts  02110
                               Telecopy:  (617) 434-3401

                          RIGGS NATIONAL BANK


                          By:
                              ---------------------------------------------
                              Title:

                               Corporate Banking Group
                               808 17th Street, N.W.
                               10th Floor
                               Washington, D.C. 20006
                               Telecopy: (202) 835-5977


                          THE BANK OF NEW YORK


                          By:
                              ---------------------------------------------
                              Title:

                               One Wall Street
                               New York, New York  10286
                               Telecopy:  (212) 809-9520


                          NATIONSBANK, N.A.


                          By:
                              ---------------------------------------------
                              Title:

                                600 Peachtree Street
                                Atlanta, Georgia  30308
                                Telecopy:  (404) 607-6318


                          CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                          By:
                              ---------------------------------------------
                              Title:

                               c/o Credit Lyonnais
                               New York Branch

                               Credit Lyonnais Building
                               1301 Avenue of the Americas
                               New York, New York 10019
                               Telecopy:  (212) 459-3176

                          THE CHASE MANHATTAN BANK


                          By:
                              ---------------------------------------------
                              Title:

                               Insurance Corporate
                               Finance Division
                               One Chase Manhattan Plaza
                               New York, New York  10081
                               Telecopy:  (212) 552-1999


                          STAR BANK, N.A.


                          By:
                              ---------------------------------------------
                              Title:

                               425 Walnut Street
                               Cincinnati, Ohio  45201-1038
                               Telecopy:  (513) 632-2068


                          BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                          By:
                              ---------------------------------------------
                               Title:  Assistant Vice President

                                1251 Avenue of the Americas
                                New York, New York  10020-1106
                                Telecopy:  (212) 782-4935




                          KEYBANK NATIONAL ASSOCIATION

                          By:
                              ---------------------------------------------
                               Title:

                                525 Vine Street
                                Cincinnati, Ohio  45202
                                Telecopy:  (513) 762-8222


                          BANK ONE, COLUMBUS, NA


                          By:
                              ---------------------------------------------
                               Title:

                                Bank One Towers
                                8044 Montgomery Road
                                Cincinnati, Ohio  45326-5800
                                Telecopy:  (513) 985-5030